                                                             EX-4.4
                                                             Credit Agreement


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                                CREDIT AGREEMENT

                                      among

                               MMH HOLDINGS, INC.,

                         MORRIS MATERIAL HANDLING, INC.,

                             MATERIAL HANDLING, LLC,

                         MORRIS MATERIAL HANDLING, LTD.,

                                   MONDEL ULC,

                           KAVERIT STEEL AND CRANE ULC

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Administrative Agent,

                            CREDIT AGRICOLE INDOSUEZ,
                              as Syndication Agent,

                                BANKBOSTON, N.A.,
                             as Documentation Agent,

                                       and

                     THE LENDING INSTITUTIONS LISTED HEREIN

                              --------------------

                           Dated as of March 30, 1998

                              --------------------

                                  $155,000,000

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

                             TABLE OF CONTENTS

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                                                                          Page
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
SECTION 1. Amount and Terms of Credit......................................2

      1.01.  Commitments...................................................2
      1.02.  Minimum Amount of Each Borrowing; Maximum Number
                  of Borrowings............................................7
      1.03.  Notice of Borrowings..........................................8
      1.04.  Disbursement of Funds........................................11
      1.05.  Notes........................................................12
      1.06.  Continuations and Conversions................................16
      1.07.  Pro Rata Borrowings..........................................17
      1.08.  Interest.....................................................18
      1.09.  Interest Periods.............................................19
      1.10.  Special Provisions Governing Reserve Adjusted
                  Eurodollar Loans and Acceptances........................20
      1.11.  Capital Requirements.........................................25
      1.12.  Total Loan Commitments; Limitations on
                  Outstanding Loan Amounts................................27
      1.13.  Letters of Credit............................................27
      1.14.  Computation of Dollar Equivalent Amount of Pounds
                  Sterling and Canadian Dollars...........................38
      1.15.  European Monetary Union......................................38
      1.16.  Acceptances Provisions.......................................39
      1.17.  Replacement of Banks.........................................40

SECTION 2. Commitments....................................................41

      2.01.  Voluntary Reduction of Commitments...........................41
      2.02.  Mandatory Adjustments of Commitments, etc....................41
      2.03.  Commitment Commission........................................42
      2.04.  Currency Equivalents Generally...............................43
      2.05.  Principle of Deemed Reinvestment.............................43
      2.06.  Maximum Rate of Return.......................................43

SECTION 3. Payments.......................................................44

      3.01.  Voluntary Prepayments........................................44
      3.02.  Mandatory Prepayments........................................45
      3.03.  Method and Place of Payment..................................50
      3.04.  Net Payments.................................................52
      3.05.  Currency Exchange Fluctuations...............................56

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                                      -2-

      3.06.  Authorizations...............................................57

SECTION 4. Conditions Precedent...........................................57

      4.01.  Conditions Precedent to Initial Loans........................57
      4.02.  Conditions Precedent to All Loans............................68
      4.03.  Additional Conditions Precedent to Acquisition
                  Term Loans..............................................70
      4.04.  Conditions Precedent to All Letters of Credit................74

SECTION 5. Representations, Warranties and Agreements.....................75

      5.01.  Status.......................................................75
      5.02.  Corporate Power and Authority; Business......................75
      5.03.  No Violation.................................................76
      5.04.  Litigation...................................................76
      5.05.  Use of Proceeds..............................................77
      5.06.  Governmental Approvals, etc..................................77
      5.07.  Investment Company Act.......................................78
      5.08.  Public Utility Holding Company Act...........................78
      5.09.  True and Complete Disclosure.................................78
      5.10.  Transaction..................................................79
      5.11.  Financial Condition; Financial Statements;
                  Projections.............................................79
      5.12.  Security Interests...........................................82
      5.13.  Tax Returns and Payments.....................................82
      5.14.  ERISA........................................................83
      5.15.  Subsidiaries.................................................83
      5.16.  Patents, etc.................................................83
      5.17.  Compliance with Laws, etc....................................84
      5.18.  Properties...................................................84
      5.19.  Securities...................................................85
      5.20.  Collective Bargaining Agreements.............................85
      5.21.  Indebtedness Outstanding; Prior Liens........................85
      5.22.  Environmental Protection.....................................86
      5.23.  Environmental Investigations.................................88
      5.24.  Representations and Warranties in the
                  Recapitalization Agreement..............................88

SECTION 6. Affirmative Covenants..........................................88

      6.01.  Information Covenants........................................88
      6.02.  Books, Records and Inspections...............................94
      6.03.  Maintenance of Property; Insurance...........................94
      6.04.  Payment of Taxes.............................................95
      6.05.  Corporate Franchises.........................................95
      6.06.  Compliance with Statutes, etc................................96

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                                      -3-

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      6.07.  ERISA........................................................96
      6.08.  Performance of Obligations...................................96
      6.09.  End of Fiscal Years; Fiscal Quarters.........................96
      6.10.  Use of Proceeds..............................................97
      6.11.  Landlord Lien Waivers........................................97
      6.12.  Equal Security for Loans and Notes; No Further
                  Negative Pledges........................................97
      6.13.  Bank Meeting.................................................98
      6.14.  Pledge of Additional Collateral..............................98
      6.15.  Security Interests...........................................99
      6.16.  Subsidiary Guarantees........................................99
      6.17.  Environmental Events........................................100
      6.18.  Use of Cash on Hand to Effect Designated
                  Acquisition............................................100
      6.19.  Year 2000...................................................101
      6.20.  Certain Post-Closing Matters................................101

SECTION 7. Negative Covenants............................................102

      7.01.  Conduct of Business.........................................102
      7.02.  Amendments or Waivers of Certain Documents..................102
      7.03.  Liens.......................................................102
      7.04.  Indebtedness................................................106
      7.05.  Capital Expenditures........................................107
      7.06.  Advances, Investments and Loans.............................108
      7.07.  Prepayments of Indebtedness, etc............................110
      7.08.  Dividends, etc..............................................111
      7.09.  Transaction with Affiliates.................................112
      7.10.  Total Interest Coverage Ratio...............................113
      7.11.  Fixed Charge Coverage Ratio.................................114
      7.12.  Leverage Ratio..............................................115
      7.13.  Minimum Consolidated EBITDA.................................116
      7.14.  Holdings Equity Sales and Net Financing Proceeds............117
      7.15.  Sale or Discount of Receivables.............................117
      7.16.  Issuance of Subsidiary Stock................................118
      7.17.  Disposition of Assets.......................................118
      7.18.  Contingent Obligations......................................120
      7.19.  Merger and Consolidations...................................121
      7.20.  Sale and Lease-Backs........................................122

SECTION 8. Events of Default............................................122

      8.01.  Payments....................................................122
      8.02.  Representations, etc........................................122
      8.03.  Covenants...................................................122
      8.04.  Default Under Other Agreements..............................123

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                                      -4-

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
      8.05.  Bankruptcy, etc.............................................123
      8.06.  ERISA.......................................................124
      8.07.  Security Documents..........................................124
      8.08.  Guarantees..................................................124
      8.09.  Judgments...................................................125
      8.10.  Ownership...................................................125

SECTION 9. Definitions...................................................126

SECTION 10. The Agents...................................................173

      10.01.  Appointment................................................173
      10.02.  Delegation of Duties.......................................174
      10.03.  Exculpatory Provisions.....................................174
      10.04.  Reliance by the Agents.....................................175
      10.05.  Notice of Default..........................................175
      10.06.  Non-Reliance on Agents and Other Banks.....................176
      10.07.  Indemnification............................................176
      10.08.  The Agents in Its Individual Capacity......................177
      10.09.  Successor Administrative Agent.............................177
      10.10.  Resignation by Administrative Agent........................177
      10.11.  Syndication Agent and Documentation Agent..................178

SECTION 11. Miscellaneous................................................178

      11.01.  Payment of Expenses, etc...................................178
      11.02.  Right of Setoff............................................179
      11.03.  Notices....................................................180
      11.04.  Benefit of Agreement.......................................181
      11.05.  No Waiver; Remedies Cumulative.............................183
      11.06.  Payments Pro Rata..........................................184
      11.07.  Calculations; Computations.................................184
      11.08.  Governing Law; Submission to Jurisdiction; Venue...........185
      11.09.  Counterparts...............................................185
      11.10.  Effectiveness..............................................186
      11.11.  Headings Descriptive.......................................186
      11.12.  Amendment or Waiver........................................186
      11.13.  Survival...................................................187
      11.14.  Domicile of Loans..........................................187
      11.15.  Waiver of Jury Trial.......................................187
      11.16.  Independence of Covenants..................................187
      11.17.  Currency Indemnity.........................................187

Annex I - List of Banks
Annex II - Bank Addresses
Annex III - Agreement relating to U.K. Swingline Loans

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                                      -5-


Schedule 1.08(b)        -  Calculation of MLA Cost
Schedule 1.16           -  Acceptances Provisions
Schedule 4.01(u)(i)     -  List of Mortgaged Real Property
Schedule 5.04           -  Litigation
Schedule 5.06           -  Governmental Approvals
Schedule 5.13           -  Tax Returns
Schedule 5.15           -  Subsidiaries
Schedule 5.19           -  Securities
Schedule 5.20           -  Schedule of Collective Bargaining Agreements
Schedule 5.21(a)        -  Schedule of Existing Debt
Schedule 5.21(b)        -  Prior Liens
Schedule 5.22           -  Environmental
Schedule 6.01(i)        -  Summary of Corporate Insurance Policies
Schedule 7.06(j)        -  Joint Venture Commitments
Schedule 7.18(viii)     -  Schedule of Existing Guarantees and Letters of
                              Credit

Exhibit A-1    -    Form of A Term Note
Exhibit A-2    -    Form of B Term Note
Exhibit A-3    -    Form of Acquisition Term Note
Exhibit B-1    -    Form of Revolving Note
Exhibit B-2    -    Form of U.S. Swingline Note
Exhibit B-3    -    Form of U.K. Swingline Note
Exhibit B-4    -    Form of Canadian Swingline Note
Exhibit C-1    -    Form of Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
Exhibit C-2    -    Form of Opinion of Linklater & Paines
Exhibit C-3(a) -    Form of Opinion of McCarthy Tetrault
Exhibit C-3(b) -    Form of Opinion of Patterson, Palmer, Hunt, Murphy
Exhibit C-4    -    Form of Local Counsel Opinions
Exhibit D      -    Form of Mortgage
Exhibit E-1    -    Form of Holdings Guarantee
Exhibit E-2    -    Form of U.S. Subsidiary Guarantee
Exhibit E-3    -    Form of Canadian Guarantee
Exhibit F-1    -    Form of U.S. Security Agreement
Exhibit G-1    -    Form of U.K. Security Document and Guarantee
Exhibit G-2    -    Form of Canadian Security Agreement
Exhibit G-3    -    Form of Scotland Instrument of Change and Guarantee
Exhibit H-1    -    Form of Canadian Securities Pledge Agreement
Exhibit H-2    -    Form of Mexican Stock Pledge Agreement
Exhibit H-3    -    Form of U.K. Deed of Pledge
Exhibit I-1    -    Form of Notice of Assignment
Exhibit I-2    -    Form of Assignment and Assumption Agreement
Exhibit J      -    Form of Notice of Borrowing
Exhibit K      -    Form of Notice of Continuation/Conversion

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                                      -6-


Exhibit L      -    Form of Borrowing Base Certificate
Exhibit M      -    Form of Officers' Certificate Regarding Environmental Review
Exhibit N      -    Form of Officers' Solvency Certificate
Exhibit O      -    Form of Officers' Certificate Regarding Satisfaction of
                       Conditions Precedent
Exhibit P      -    Form of Section 3.04 Certificate
Exhibit Q      -    Form of Intercreditor Agreement

            CREDIT AGREEMENT, dated as of March 30, 1998, among MMH HOLDINGS, INC., a Delaware corporation ("Holdings"), MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the "Company") as a U.S. Borrower, MATERIAL HANDLING, LLC, a Delaware limited liability company ("Material Handling") as a U.S. Borrower, MORRIS MATERIAL HANDLING, LTD., a company organized under the laws of England and Wales ("MHE-U.K.") as the U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia ("Mondel") as a Canadian Borrower, and KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia ("Kaverit") as a Canadian Borrower, the lending institutions listed in Annex I (each, a "Bank" and, collectively, the "Banks") and the New York branch of CREDIT AGRICOLE INDOSUEZ ("Indosuez"), as syndication agent for the Banks (in such capacity, the "Syndication Agent"), BANKBOSTON, N.A., as documentation agent for the Banks (in such capacity, the "Documentation Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as administrative agent and as collateral agent for the Banks (in such capacities, the "Administrative Agent" and, together with the Syndication Agent and the Documentation Agent, the "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.

                           W I T N E S S E T H :

            WHEREAS, pursuant to a Recapitalization Agreement dated as of January 28, 1998, as amended on March 4, 1998 and March 23, 1998 (the "Recapitalization Agreement"), among Harnischfeger Corporation ("HarnCo"), the sellers named therein and MHE Investments, Inc., the Company will acquire the outstanding interests and capital stock of certain subsidiaries of HarnCo related to the MHE Business (the "Recapitalization");

            WHEREAS, (i) the Company desires to incur Initial Loans from the Banks, the proceeds of which will be applied, to the extent necessary, to finance the Recapitalization, to retire certain Indebtedness, to redeem a portion of its Common Stock owned by Holdings and to pay certain fees and expenses incurred in connection with the Transaction, and (ii) the Borrowers desire to incur further Loans from the Banks, the proceeds of which will be used
(a) to provide working capital to the Borrowers and their Subsidiaries and for general corporate purposes of the Borrowers after the Transaction and (b) with respect to the Acquisition Term Loans, to provide financing for acquisitions and to pay related fees and expenses, subject to the conditions set forth herein;

            WHEREAS, the Guarantors, in accordance with the terms and conditions hereinafter set forth, have agreed to guarantee the obligations of the Borrowers hereunder; and

            WHEREAS, the Banks are willing to make available the credit facilities provided for herein.

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. Amount and Terms of Credit.

            1.01. Commitments. Subject to and upon the terms and conditions herein set forth, each Bank having a Commitment under the relevant Portion severally agrees (i) in the case of any Borrowing under the A Term Loan Facility or the B Term Loan Facility, in each case, on the Closing Date, (ii) in the case of any Borrowing under the Acquisition Portion after the Closing Date and prior to the Acquisition Term Loan Commitment Termination Date in connection with Designated Acquisitions, (iii) in the case of any Borrowing under the Revolving Portion, at any time and from time to time on or after the Closing Date and prior to the Revolving Loan Commitment Termination Date, and (iv) in the case of any Borrowing of Swingline Loans, at any time and from time to time on or after the Closing Date and prior to the Swingline Expiry Date, to make a Loan or Loans to the Applicable Borrower, which Loans shall be drawn under the Loan Facility (including the Term Portion, the Acquisition Portion and Revolving Portion thereof or which shall be made as Swingline Loans), as set forth below.

            (a) Loans under the Term Portion of the Loan Facility (each, a "Term Loan" and, collectively, the "Term Loans") may be made under the A Term Loan Facility (each, an "A Term Loan" and, collectively, the "A Term Loans") and the B Term Loan Facility (each, a "B Term Loan" and, collectively, the "B Term Loans") to the Company. Once repaid, Term Loans may not be reborrowed.

            (i) Each A Term Loan under the A Term Loan Facility (A) shall be made as a single drawing on the Closing Date in an amount not to exceed the Total A Term Loan Commitment, (B) except as hereinafter provided, shall initially be made as a Base Rate Loan and thereafter shall, at the Company's option and subject to the terms hereof, be a Base Rate Loan or a Reserve Adjusted Eurodollar Loan; pro-vided that all Term Loans made by all Banks having an A Term Loan Commitment pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type (provided that partial conversions are permitted in accordance with Section 1.06) and (C) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the A Term Loan Commitment of such Bank.

            (ii) Each B Term Loan under the B Term Loan Facility (A) shall be made as a single drawing on the Closing Date in an amount not to exceed the Total B Term Loan Commitment, (B) except as hereinafter provided, shall initially be made as a Base Rate Loan and thereafter shall, at the Company's option and subject to the terms hereof, be a Base Rate Loan or a Reserve Adjusted Eurodollar Loan; provided that all Term Loans made by all Banks having a B Term Loan Commitment pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type (provided that partial conversions are permitted in accordance with Section 1.06) and (C) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the B Term Loan Commitment of such Bank.

            (b) Loans under the Acquisition Portion of the Loan Facility (each an "Acquisition Term Loan") (i) shall be made to a U.S. Borrower after the Closing Date and prior to the Acquisition Term Loan Commitment Termination Date (the date of such Borrowing of an Acquisition Term Loan, the "Acquisition Term Loan Closing Date") to effect Designated Acquisitions,
      (ii) shall, at the option of the Applicable Borrower, be Base Rate Loans or Reserve Adjusted Eurodollar Loans; provided that all Acquisition Term Loans made by all Banks having an Acquisition Term Loan Commitment pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type (provided that partial conversions are permitted in accordance with Section 1.06), (iii) shall not exceed for any Bank at any time outstanding the Acquisition Term Loan Commitment of such Bank at such time, and (iv) shall not be made pursuant to a particular Notice of Borrowing if the aggregate principal amount of Acquisition Term Loans then outstanding, after giving effect to the Acquisition Term Loan requested by such Notice of Borrowing, would exceed the Total Acquisition Term Loan Commitment. Once repaid, Acquisition Term Loans may not be reborrowed.

            (c) Loans under the Revolving Portion of the Loan Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans") (i) shall be made at any time and from time to time to the U.S. Borrowers after the Closing Date and prior to the Revolving Loan Commitment Termination Date in Dollars, (ii) except as hereinafter provided, shall initially be made as a Base Rate Loan and thereafter shall, at the Applicable Borrower's option and subject to the terms hereof, be a Base Rate Loan or a Reserve Adjusted Eurodollar Loan; provided that all Revolving Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type (provided that partial conversions are permitted in accordance with Section 1.06), (iii) may be repaid and reborrowed in accordance with the provisions hereof,
      (iv) shall not exceed for any Bank at any time outstanding the Revolving Loan Commitment of such Bank at such time and (v) shall not in any case be made if the aggregate Dollar Equivalent amount of Revolving Loans and Swingline Loans then outstanding, after giving effect to the Revolving Loan requested by the relevant Notice of Borrowing and any Swingline Loans subject to outstanding Notices of Borrowing, plus the Dollar Equivalent amount of Letter of Credit Usage, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance, would exceed the lesser of (y) the Total Revolving Loan Commitment or (z) the Borrowing Base as shown in the Borrowing Base Certificate that was last delivered pursuant to Section 6.01; provided such Borrowing Base Certificate was required to be delivered pursuant to and was in compliance with Section 6.01 or was delivered after the Borrowing Base Certificate last required to be delivered pursuant to Section 6.01.

            (d) Swingline Loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Swingline Expiry Date (x) to the U.S. Borrowers by the U.S. Swingline Banks in Dollars; (y) to each Canadian Borrower by the Canadian Swingline Banks in Canadian Dollars; and
      (z) to the U.K. Borrower by the U.K. Swingline Banks in Pounds Sterling,
      (ii) shall be made (x) to the U.S. Borrowers as Base Rate Loans; (y) to each Canadian Borrower, at its option and subject to the terms hereof, in the form of an Acceptance (on the terms and conditions provided for herein and in Schedule 1.16) or a Prime Rate Loan; provided that all Canadian Swingline Loans made by all Canadian Swingline Banks pursuant to the same Borrowing shall, unless otherwise specifically provided for herein, consist entirely of Loans of the same Type; and (z) to the U.K. Borrower, at its option and subject to the terms hereof, as U.K. Base Rate Loans or Reserve Adjusted Eurodollar Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed the applicable Maximum Swingline Amount or the Total Revolving Loan Commitment, (v) shall not in any case be made if the aggregate Dollar Equivalent amount of Revolving Loans and Swingline Loans then outstanding, after giving effect to the Dollar Equivalent amount of Swingline Loans being requested and any Revolving Loans subject to outstanding Notices of Borrowing, plus the Dollar Equivalent amount of Letter of Credit Usage, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance, would exceed the lesser of (y) the Total Revolving Loan Commitment or (z) the Borrowing Base as shown in the Borrowing Base Certificate that was last delivered pursuant to Section 6.01; provided such Borrowing Base Certificate was required to be delivered pursuant to and in compliance with Section 6.01 or was delivered after the Borrowing Base Certificate last required to be delivered pursuant to Section 6.01, and (vi) in the case of U.S. Swingline Loans shall constitute the joint and several obligations of the U.S. Borrowers. No Swingline Bank shall be obligated to make any Swingline Loans at a time when a Bank Default exists unless such Swingline Bank has entered into arrangements satisfactory to it to eliminate such Swingline Bank's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Dollar Percentage of the outstanding Swingline Loans. Notwithstanding anything to the contrary contained in this Section 1.01(d), no Swingline Bank shall make any Swingline Loan after it has received written notice from any Borrower, the Administrative Agent or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as such Swingline Bank shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice, (ii) of the waiver of such Default or Event of Default by the Required Banks or (iii) that the Administrative Agent, in good faith, believes such Default or Event of Default has ceased to exist. The Canadian Swingline Loans shall be deemed to include the face amount of all issued but unmatured Acceptances in connection with the amount of the utilization thereof by the Canadian
      Bor-
      rowers, but the Canadian Swingline Loans shall not include the face amount of all issued but unmatured Acceptances in determining the principal amount of such Loans on which the Canadian Borrowers shall pay interest.

            (e) Notice to the Administrative Agent (which shall give notice to all Revolving Facility Banks) (i) may be given on any Business Day, in the sole discretion of the U.S. Swingline Bank with respect to the U.S. Swingline Loans, (ii) may be given by any Swingline Bank upon the occurrence of an Event of Default under Section 8.01, and (iii) shall be deemed to be automatically given by each Swingline Bank with respect to all Swingline Loans upon the occurrence of an Event of Default under
      Section 8.05 (with respect to Holdings or the Company or any of its Significant Subsidiaries) or upon the exercise of any of the remedies provided in the last paragraph of Section 8, that the Dollar Equivalent of such Swingline Bank's outstanding Swingline Loans to the Applicable Borrower shall be funded with a Borrowing in Dollars of Revolving Loans. In such case, Revolving Loans in Dollars, for the benefit of the U.S. Borrowers, constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Revolving Facility Banks (without giving effect to any reductions thereto pursuant to the last paragraph of Section 8) pro rata based on each Bank's Dollar Percentage and the proceeds thereof shall be applied directly to the Applicable Swingline Bank to repay such Swingline Bank for such outstanding Swingline Loans. Each Revolving Facility Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Applicable Swingline Bank notwithstanding (i) that the amount of any Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in
      Section 4 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any of the Borrowers), then each such Revolving Facility Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for the Dollar Equivalent of any payments received from the Applicable Borrower (or Borrowers) on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Revolving Facility Banks to share in the Dollar Equivalent of such Swingline Loans ratably based upon their Dollar Percentage; provided that (x) all interest payable on the Swingline Loans shall be for the account of the applicable Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Facility Bank shall be required to pay the applicable Swingline Bank interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder.

            1.02. Minimum Amount of Each Borrowing; Maximum Number of Borrowings. (a) The minimum aggregate principal amount of a Borrowing of Term Loans consisting of Reserve Adjusted Eurodollar Loans or Base Rate Loans shall be the Minimum Borrowing Amount and, if greater, shall be in integral multiples of $100,000; provided, however, that the Borrowing of the A Term Portion and the B Term Portion of the Initial Loans shall be in an aggregate principal amount of $20,000,000 and $35,000,000, respectively.

            (b) The minimum aggregate principal amount of a Borrowing of Acquisition Term Loans consisting of Reserve Adjusted Eurodollar Loans or Base Rate Loans shall be the Minimum Borrowing Amount and, if greater, shall be in integral multiples of $100,000; provided, however, that the Banks' Acquisition Term Loan Commitment shall terminate, on a pro rata basis, with respect to any portion of the Total Acquisition Term Loan Commitments not utilized by the U.S. Borrowers prior to the Acquisition Term Loan Commitment Termination Date.

            (c) The minimum aggregate principal amount of a Borrowing of Revolving Loans consisting of Reserve Adjusted Eurodollar Loans or Base Rate Loans shall be the Minimum Borrowing Amount (other than a Borrowing of Base Rate Loans such that the total amount of Revolving Loans to be outstanding after giving effect to such Borrowing shall be equal to the Total Revolving Loan Commitment) and, if greater, shall be in integral multiples of $100,000.

            (d) More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than twenty-four Borrowings of Dollar Reserve Adjusted Eurodollar Loans or such higher number of Borrowings as the Administrative Agent may agree.

            (e) The minimum aggregate principal amount of a Borrowing of Swingline Loans shall be the Borrowing Amount for Acceptances or the applicable currency equivalent (determined in accordance with Section 2.04) of amounts as agreed between the Applicable Borrower and the applicable Swingline Bank. More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than the number of Borrowings of U.K. Swingline Loans as agreed between the U.K. Borrower and the U.K. Swingline Bank or the number of outstanding Acceptances as agreed between the Canadian Borrowers and the Canadian Swingline Banks.

            1.03. Notice of Borrowings. (a) Each notice to be given pursuant to this Section 1.03, which shall be substantially in the form of Exhibit J hereto (each, a "Notice of Borrowing"), shall be irrevocable, shall be deemed a representation by the Applicable Borrower that all conditions precedent to such Borrowing set forth in Section 4.02 and, in the case of a Loan under the Acquisition Portion, that all additional conditions under Section 4.03 have been satisfied and shall specify (i) whether such Borrowing is a Swingline Loan or is to be made from the A Term Loan Facility, the B Term Loan Facility, the Acquisition Portion or the Revolving Portion, (ii) the aggregate principal amount in Dollars, Canadian Dollars or Pounds Sterling of the Loans to be made pursuant to such Borrowing, all of which shall be specified in such manner as is necessary to comply with all limitations on Swingline Loans, Term Loans, Acquisition Loans and Revolving Loans, as the case may be, outstanding hereunder, including without limitation, availability under the Borrowing Base and the applicable Maximum Swingline Amount limitations, (iii) the date of Borrowing (which shall be a Business Day) and (iv) for notices delivered after the Closing Date, whether the respective Borrowing shall consist of Base Rate Loans, U.K. Base Rate Loans, Prime Rate Loans or Reserve Adjusted Eurodollar Loans (or Acceptances) and, if Reserve Adjusted Eurodollar Loans, whether such Reserve Adjusted Eurodollar Loans are U.S. Dollar Loans or Pounds Sterling

Loans, the Interest Period to be initially applicable thereto and, if Acceptances, the term applicable thereto. The Administrative Agent shall as promptly as practicable give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

            (b) The provisions of this Section 1.03(b) shall not apply to any Borrowings of Swingline Loans. Whenever the Company desires that the Banks make the Initial Loans, an Authorized Officer of the Company shall give the Administrative Agent at the Administrative Agent's Office prior to Noon (New York time) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing. Whenever a U.S. Borrower desires that the Banks make U.S. Dollar Loans which are Reserve Adjusted Eurodollar Loans under the Loan Facility after the Closing Date, an Authorized Officer of the Applicable Borrower shall give the Administrative Agent at the Administrative Agent's Office prior to Noon (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of Reserve Adjusted Eurodollar Loans. Whenever a U.S. Borrower desires that the Banks make Base Rate Loans (other than Swingline Loans or Borrowings of Revolving Loans incurred pursuant to a Mandatory Borrowing) under the Loan Facility after the Closing Date, which shall only be made in U.S. Dollars, an Authorized Officer of the Applicable Borrower shall give the Administrative Agent at the Administrative Agent's Office prior to 11:00 A.M. (New York time) on the date of the requested Borrowing prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of Base Rate Loans.

            (c) Whenever a U.S. Borrower desires to incur U.S. Swingline Loans hereunder, it shall give the Administrative Agent at the Administrative Agent's Office and the U.S. Swingline Bank at the office designated by the U.S. Swingline Bank not later than the time agreed between the U.S. Borrowers and the U.S. Swingline Banks on the date that a U.S. Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder.

            (d) Whenever the U.K. Borrower desires to incur U.K. Swingline Loans hereunder, it shall give the Administrative Agent at the Administrative Agent's Office and the U.K. Swingline Bank at the office designated by the U.K. Swingline Bank not later than 1:00 P.M. (London time) in the case of U.K. Base Rate Loans and 10:00 A.M. (London time) in the case of Reserve Adjusted Eurodollar Loans on the date that a U.K. Swingline Loan is to be incurred written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing of U.K. Swingline Loans.

            (e) Whenever a Canadian Borrower desires that the Canadian Swingline Banks make Canadian Swingline Loans which are in the form of Acceptances after the Closing Date, an Authorized Officer of such Canadian Borrower shall give the Administrative Agent at the Administrative Agent's Office prior notice (or telephonic notice promptly confirmed in writing) at such time as the Administrative Agent may designate from time to time of each such Borrowing in the form of Acceptances and shall otherwise comply with Schedule 1.16. Whenever a Canadian Borrower desires that the Canadian Swingline Banks make Canadian Swingline Loans which are Prime Rate Loans after the Closing Date, an Authorized Officer of such Canadian Borrower shall give the Administrative Agent at the Administrative Agent's Office and the Canadian Swingline Banks at the office designated by the Canadian Swingline Banks prior written notice (or telephonic notice promptly confirmed in writing) at such time as the Administrative Agent may designate from time to time of each such Borrowing of Prime Rate Loans.

            (f) The Dollar Equivalent amount of any Borrowing of Swingline Loans in an Applicable Currency will be determined by the Administrative Agent for such Borrowing on the Computation Date therefor in accordance with Section 1.14.

            (g) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with each U.S. Borrower irrevocably agreeing to the making of the Mandatory Borrowings by it as set forth in Section 1.01(e).

            (h) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or any Swingline Bank may act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or such Swingline Bank in good faith to be from an Authorized Officer of such Borrower prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute the Administrative Agent's or such Swingline Bank's record of the terms of such telephonic notice.

            1.04. Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing of Loans (other than U.S. Swingline Loans) in U.S. Dollars (or in the case of Mandatory Borrowings, not later than Noon (New York time) on the date specified in Section 1.01(e)), each Bank will make available its pro rata portion of each Borrowing requested to be made on such date in the manner provided below (x) with respect to Loans denominated in Dollars, to the Administrative Agent at the Administrative Agent's Office, (y) with respect to Loans denominated in Pounds Sterling, as agreed between the U.K. Swingline Bank and the U.K. Borrower, and (z) with respect to Prime Rate Loans denominated in Canadian Dollars, or Acceptances, in accordance with Schedule 1.16, in each case as agreed between the Canadian Swingline Banks and the Canadian Borrowers. The proceeds of such Borrowings of Dollar Loans will be made available, as provided in Section 1.04(b), to the Applicable Borrower in the amounts made available to the Administrative Agent and in like funds received by the Administrative Agent by 2:00 P.M. (New York time) on the date specified in the Notice of Borrowing. The proceeds of other Loans will be made available to the Applicable Borrower as agreed with the applicable Swingline Bank.

            (b) Each Bank shall make available all amounts it is to fund under any Borrowing of Term Loans, Acquisition Term Loans or Revolving Loans on or after the Closing Date in immediately available funds to the Administrative Agent to the account specified therefor by the Administrative Agent or if no account is so specified at the Administrative Agent's Office and the Administrative Agent will make such funds available to the Applicable Borrower by depositing to the account specified therefor by the Applicable Borrower or if no account is so specified to its account at the Administrative Agent's Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of any such Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made such corresponding amount available to the Applicable Borrower, the Administrative Agent shall be entitled to recover such amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Applicable Borrower, and the Applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent (it being understood that if the Applicable Borrower makes a request for a Revolving Loan to reimburse the Administrative Agent, such Revolving Loan, if made, shall be an immediate repayment). The Administrative Agent shall also be entitled to recover from such Bank or the Applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Applicable Borrower to the date such amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the Federal Funds Rate for payments in U.S. Dollars, or (y) if paid by the Applicable Borrower (and/or one or more other Credit Parties), the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans. The Administrative Agent shall also be entitled to recover from any Bank an amount equal to any other losses incurred by the Administrative Agent as a result of the failure of such Bank to provide such amount as provided in this Agreement.

            (c) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which any Borrower or any other Credit Party may have against any Bank as a result of any default by such Bank hereunder.

            1.05. Notes. (a) Each Borrower's obligation to pay the principal of and interest on all the Loans made to it by each Bank shall be evidenced: (i) if A Term Loans, by a promissory note (each, an "A Term Note" and, collectively, the "A Term Notes") duly executed and delivered by the U.S. Borrowers, substantially in the form of Exhibit A-1 hereto, each with blanks appropriately completed in conformity herewith; (ii) if B Term Loans, by a promissory note (each, a "B Term Note" and, collectively, the "B Term Notes") duly executed and delivered by the U.S. Borrowers, substantially in the form of Exhibit A-2 hereto, each with blanks appropriately completed in conformity herewith; (iii) if Acquisition Term Loans, by a promissory note (each, an "Acquisition Term Note" and, collectively, the "Acquisition Term Notes") duly executed and delivered by the U.S. Borrowers, substantially in the form of Exhibit A-3 hereto, each with blanks appropriately completed in conformity herewith; (iv) if Revolving Loans, by a promissory note (each, a "Revolving Note" and, collectively, the "Revolving Notes") duly executed and delivered by the U.S. Borrowers substantially in the form of Exhibit B-1 hereto, with blanks appropriately completed in conformity herewith; (v) if U.S. Swingline Loans, by a promissory note (each, a "U.S. Swingline Note" and, collectively, the "U.S. Swingline Notes") duly executed and delivered by the U.S. Borrowers substantially in the form of Exhibit B-2 hereto, with blanks appropriately completed in conformity herewith; (vi) if U.K. Swingline Loans, by a promissory note (each, a "U.K. Swingline Note" and, collectively, the "U.K. Swingline Notes") duly executed and delivered by the U.K. Borrower substantially in the form of Exhibit B-3 hereto, with blanks appropriately completed in conformity herewith; and (vii) if Canadian Swingline Loans, by a promissory note (each, a "Canadian Swingline Note" and, collectively, the "Canadian Swingline Notes") duly executed and delivered by each Canadian Borrower substantially in the form of Exhibit B-4 hereto, with blanks appropriately completed in conformity herewith.

            (b) The A Term Note of the U.S. Borrowers issued to each Bank with an A Term Loan Commitment shall (i) be executed by the U.S. Borrowers (and shall constitute the joint and several obligations of the U.S. Borrowers), (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the A Term Loan Commitment of such Bank and be payable in Dollars in the aggregate principal amount of the A Term Loans evidenced thereby, (iv) mature, with respect to each Loan evidenced thereby, on the Final A Term Loan Maturity Date, (v) be subject to mandatory prepayment as provided in Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

            (c) The B Term Note of the U.S. Borrowers issued to each Bank with a B Term Loan Commitment shall (i) be executed by the U.S. Borrowers (and shall constitute the joint and several obligations of the U.S. Borrowers), (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the B Term Loan Commitment of such Bank and be payable in Dollars in the aggregate principal amount of the B Term Loans evidenced thereby, (iv) mature, with respect to each Loan evidenced thereby, on the Final B Term Loan Maturity Date, (v) be subject to mandatory prepayment as provided in Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

            (d) The Acquisition Term Note of the U.S. Borrowers issued to each Bank with an Acquisition Term Loan Commitment shall (i) be executed by the U.S. Borrowers (and shall constitute the joint and several obligations of the U.S. Borrowers), (ii) be payable to the order of such Bank and be dated the Closing Date, (iii) be in a stated principal amount equal to the Acquisition Term Loan Commitment of such Bank and be payable in Dollars in the aggregate principal amount of the Acquisition Term Loan evidenced thereby, (iv) mature, with respect to each Loan evidenced thereby, on the Final Acquisition Term Loan Maturity Date, (v) be subject to mandatory prepayment as provided in Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

            (e) The Revolving Note of the U.S. Borrowers issued to each Bank with a Revolving Loan Commitment shall (i) be executed by the U.S. Borrowers (and shall constitute the joint and several obligations of the U.S. Borrowers),
(ii) be payable in Dollars to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in Dollars in the aggregate principal amount of the Revolving Loans evidenced thereby, (iv) mature, with respect to each Loan evidenced thereby, on the Revolving Maturity Date, (v) be subject to mandatory prepayment as provided in Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Reserve Adjusted Eurodollar Loans, as the case may be, evidenced thereby and
(vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

            (f) The U.S. Swingline Note of the U.S. Borrowers issued to each U.S. Swingline Bank shall (i) be executed by the U.S. Borrowers (and shall constitute the joint and several obligations of the U.S. Borrowers), (ii) be payable to the order of such U.S. Swingline Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the U.S. Swingline Loan Commitment of such Bank and be payable in Dollars in the principal amount of the outstanding U.S. Swingline Loans evidenced thereby, (iv) mature, with respect to each U.S. Swin-gline Loan evidenced thereby, on the Swingline Expiry Date, (v) be subject to mandatory prepayment as provided in Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

            (g) The U.K. Swingline Note of the U.K. Borrower issued to each U.K. Swingline Bank shall (i) be executed by the U.K. Borrower, (ii) be payable to the order of such U.K. Swing-line Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the U.K. Swingline Loan Commitment of such Bank (expressed in Dollars) and be payable in Pounds Sterling in the principal amount of the outstanding U.K. Swingline Loans evidenced thereby, (iv) mature, with respect to each U.K. Swingline Loan evidenced thereby, on the Swingline Expiry Date, (v) be subject to mandatory prepayment as provided in Section 3.02,
(vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the U.K. Base Rate and Reserve Adjusted Eurodollar Loans evidenced thereby and (vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

            (h) The Canadian Swingline Note of each Canadian Borrower issued to each Canadian Swingline Bank shall (i) be executed by such Canadian Borrower,
(ii) be payable to the order of such Canadian Swingline Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Canadian Swingline Loan Commitment of such Bank expressed in U.S. Dollars and be payable in Canadian Dollars in the aggregate principal amount of the Canadian Swingline Loans evidenced thereby, (iv) mature, with respect to each Loan evidenced thereby, on the Swingline Expiry Date, (v) be subject to mandatory prepayment as provided in Section 3.02, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Prime Rate Loans evidenced thereby and
(vii) be entitled to the benefits of this Agreement and the other applicable Credit Documents.

            (i) Each Borrower hereby authorizes each Bank to note on its internal records the date and amount of each Loan made by it, the date and amount of each payment in respect thereof, the interest rates payable by the Applicable Borrower in respect of each Loan and any Interest Period applicable thereto, Acceptances issued under the Canadian Swingline Loan facility and the amount of the Obligations which remain payable to such Bank in respect of such Loan and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect any Borrower's or any Credit Party's obligations hereunder or under the other applicable Credit Documents in respect of such Loans. All amounts and other information so recorded shall be prima facie evidence thereof and binding on the Borrowers in the absence of manifest error.

            (j) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, A Term Notes, B Term Notes, Acquisition Term Notes, Revolving Notes and Swingline Notes shall only be delivered to Banks with Loans of the respective kind which at any time specifically request the delivery of such Notes. No failure of any Bank to request or obtain a Note evidencing its Loans of any kind or to any Borrower shall affect or in any manner impair the obligations of the respective Borrower or Borrowers to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guarantees therefor provided pursuant to the various Credit Documents. Any Bank which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations on a Note otherwise described in the preceding clause (i) but shall make notations on its internal records. At any time when any Bank requests the delivery of a Note to evidence its Loans of any kind, the respective Borrower or Borrowers shall promptly execute and deliver to the respective Bank the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

            1.06. Continuations and Conversions. The provisions of this Section
1.06 shall not apply to (i) any continuations or conversions of Canadian Swingline Loans and (ii) U.S. Swingline Loans, which at all times shall be maintained as Base Rate Loans. The Applicable Borrower shall have the option to convert on any Business Day all or a portion (which portion shall not be less than the Minimum Borrowing Amount) of the outstanding principal amount of the Loans owing by the Applicable Borrower pursuant to a single Portion of the Loan Facility into a Borrowing or Borrowings pursuant to such Portion of another Type of Loan; provided that (i) except as otherwise provided in Section 1.10(b), Reserve Adjusted Eurodollar Loans may be converted into Base Rate Loans or U.K. Base Rate Loans, as the case may be, or continued as Reserve Adjusted Eurodollar Loans only on the last day of an Interest Period applicable thereto, (ii) no such partial conversion of Reserve Adjusted Eurodollar Loans shall reduce the outstanding principal amount of Reserve Adjusted Eurodollar Loans under the Loan Facility (or Portion thereof) made pursuant to a single Borrowing to less than the Minimum Borrowing Amount and (iii) Revolving Loans and U.K. Swingline Loans may only be continued as or converted into Reserve Adjusted Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iv) U.K. Swingline Loans may only be continued as U.K. Swingline Loans and shall otherwise be subject to the provisions of Section 1.01(e). Each such conversion (or continuation) of Revolving Loans shall be effected by the Applicable Borrower by giving the Administrative Agent at the Administrative Agent's Office prior to Noon (New York time) at least three Business Days' (or the same Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Continuance/Conversion"), substantially in the form of Exhibit K hereto, specifying the Loans to be so converted or continued, the Type of Loans to be converted into and, if to be converted into or continued as Reserve Adjusted Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any of its Loans. Each such continuation of U.K. Swingline Loans shall be effected by giving the Administrative Agent at the Administrative Agent's Office, and the U.K. Swingline Bank at the U.K. Swingline Bank's Agent's Office prior to 10:00 A.M. (London time), a Notice of Continuation/Conversion on the Business Day thereof specifying the Loans to be continued and the Interest Period applicable thereto. If no Notice of Continuance/Conversion has been duly delivered (i) on or before the third Business Day prior to the last day of the Interest Period applicable thereto with respect to a Reserve Adjusted Eurodollar Loan denominated in Dollars, such Dollar Reserve Adjusted Eurodollar Loan shall be automatically converted into a Base Rate Loan, and (ii) on the Business Day on which the Interest Period applicable thereto with respect to a U.K. Swingline Loan, such U.K. Swingline Loan shall be automatically converted into a U.K. Base Rate Loan.

            1.07. Pro Rata Borrowings. All Borrowings under this Agreement (including Mandatory Borrowings) shall be loaned by the Banks pro rata on the basis of their A Term Loan Commitments, B Term Loan Commitments, Acquisition Term Loan Commitments, Swingline Loan Commitments (except for Acceptances, which may be rounded to multiples of $100,000 at the discretion of the Administrative Agent) or Revolving Loan Commitments, as the case may be. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

            1.08. Interest. (a) Subject to Section 1.08(d) hereof, the unpaid principal amount of each Base Rate Loan (for Dollar Loans) or U.K. Base Rate Loan (for Pound Sterling Loans), as the case may be, shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) (or unless sooner converted into a Reserve Adjusted Eurodollar Loan) at a rate per annum which shall at all times be equal to the sum of (i) the Base Rate or U.K. Base Rate, as the case may be, in effect from time to time and (ii) the applicable Interest Margin.

            (b) Subject to Section 1.08(d) hereof, the unpaid principal amount of each Reserve Adjusted Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) (or unless sooner converted to a Base Rate Loan) at a rate per annum which shall at all times be equal to the sum of (i) the relevant Eurodollar Rate, (ii) the applicable Interest Margin and (iii) in the case of Loans made in Pounds Sterling, the MLA Cost.

            (c) Subject to Section 1.08(d) hereof, the unpaid principal amount of each Prime Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) or until repaid at a rate per annum which shall at all times be equal to the sum of (i) the Prime Rate in effect from time to time and (ii) the applicable Interest Margin. With respect to Acceptances, stamping fees shall be payable in connection therewith as provided in clause 1.04 of Schedule 1.16. Until maturity of the respective Acceptances, interest shall not otherwise be payable with respect thereto.

            (d) The unpaid principal amount of each Loan, upon the occurrence and during the continuance of a Default, overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to 2% plus the rate (including any applicable Interest Margin) in effect from time to time, both before and after demand, maturity and judgment.

            (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, U.K. Base Rate Loan or Prime Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December beginning June 30, 1998; (ii) in respect of each Reserve Adjusted Eurodollar Loan, in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first date of such Interest Period; and (iii) in respect of each Reserve Adjusted Eurodollar Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Notwithstanding the foregoing, interest payable at the rate provided in Section 1.08(d) shall be payable on demand.

            (f) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

            (g) The Administrative Agent, upon determining the interest rate for any Borrowing of Dollar Reserve Adjusted Eurodollar Loans for any Interest Period, shall promptly notify the Applicable Borrower and the Banks thereof. Such determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

            (h) The U.K. Swingline Bank, upon determining the interest rate for any Borrowing of Pounds Sterling Reserve Adjusted Eurodollar Loan for any Interest Period, shall promptly notify the U.K. Borrower and the Administrative Agent thereof. Such determination shall, absent manifest error, be final, conclusive and binding upon all parties thereto.

            1.09. Interest Periods. At the time the Applicable Borrower gives a Notice of Borrowing or Notice of Continuance/Conversion in respect of the making of, continuance of, or conversion into, a Borrowing of Reserve Adjusted Eurodollar Loans, it shall have the right to elect, by giving the Administrative Agent (and, in the case of U.K. Swingline Loans, the U.K. Swingline Bank) written notice (or telephonic notice promptly confirmed in writing), the Interest Period for Reserve Adjusted Eurodollar Loans applicable to such Borrowing, which Interest Period shall, at the option of the Applicable Borrower, be a one, two, three, six or, if available by all the Banks and only with respect to Dollar Loans, twelve month period. Notwithstanding anything to the contrary contained above:

            (a) the initial Interest Period for any Borrowing of Reserve Adjusted Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conver-sion from a Borrowing of Base Rate Loans or U.K. Base Rate Loans, as applicable) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the date on which the next preceding Interest Period expires;

            (b) if any Interest Period relating to a Borrowing of Reserve Adjusted Eurodollar Loans begins on a date for which there is no numerically corresponding date in the calendar month in which such Interest Period ends, such Interest Period shall end on the last Business Day of such calendar month;

            (c) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Reserve Adjusted Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (d) no Interest Period shall extend with respect to A Term Loans, beyond the Final A Term Loan Maturity Date, with respect to B Term Loans, beyond the Final B Term Loan Maturity Date, with respect to Acquisition Term Loans, beyond the Final Acquisition Term Loan Maturity Date, with respect to Revolving Loans, beyond the Revolving Loan Maturity Date and with respect to U.K. Swingline Loans, beyond the Swingline Expiry Date; and

            (e) no Interest Period with respect to any Borrowing of Dollar Reserve Adjusted Eurodollar Loans shall extend beyond any date upon which a U.S. Borrower is required to make a scheduled payment of principal with respect to the Term Loans or Acquisition Term Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans or Acquisition Term Loans maintained as Reserve Adjusted Eurodollar Loans with Interest Periods ending after such date of scheduled payment of principal would exceed the amount of Term Loans or Acquisition Term Loans permitted to be outstanding after such scheduled payment of principal.

            1.10. Special Provisions Governing Reserve Adjusted Eurodollar Loans and Acceptances. Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to Reserve Adjusted Eurodollar Loans and Acceptances as to the matters covered:

            (a) On an Interest Rate Determination Date, the Administrative Agent (or the U.K. Swingline Bank, with respect to U.K. Swingline Loans) shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the interest rate which shall apply to the Reserve Adjusted Eurodollar Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Applicable Borrower and to each Bank.

            (b) In the event that (x) in the case of clause (i) below, the Administrative Agent, (y) in the case of clause (ii) below, the U.K. Swingline Bank, or (z) in the case of clause (iii) or (iv) below, any Bank, shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any
            Interest Period that, by reason of any changes arising on or after the Effective Date affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate;

                 (ii) on any date for determining the Sterling Eurodollar Rate for any Interest Period that, by reason of any changes arising on or after the Effective Date affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Sterling Eurodollar Rate;

                (iii) at any time that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Reserve Adjusted Eurodollar Loans or its obligation to make Reserve Adjusted Eurodollar Loans because of (x) any change since the Effective Date (including changes proposed or published prior to the Effective Date but taking effect thereafter) in any applicable law, governmental rule, regulation, guideline or order, whether or not having the force of law, or in the interpretation or administration thereof by any court or governmental or monetary authority charged with the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on the net income or profits of such Bank or any tax on or measured by the capital of a Bank or any franchise tax based on the net income or net profits of such Bank, in any case pursuant to the laws of the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances affecting such Bank, the interbank eurodollar market, or the position of such Bank in either such market; or

                 (iv) at any time that the making or continuance of any Reserve
            Adjusted Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful);

      then, and in any such event, the Administrative Agent in the case of clause (i) above, the U.K. Swingline Bank in the case of clause (ii) above, or such Bank in the case of clause (iii) or (iv) above shall on such date give notice (by telephone confirmed in writing) to the Applicable Borrower and, in the case of clause (iii) or (iv), to the Administrative Agent, of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clauses (i) and (ii) above, Reserve Adjusted Eurodollar Loans shall no longer be available until such time as the Administrative Agent or the U.K. Swingline Bank, as the case may be, notifies the Applicable Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent or the U.K. Swingline Bank, as the case may be, no longer exist, and any Notice of Borrowing or Notice of Continuance/Conversion given by the

      Applicable Borrower with respect to the borrowing of or conversion into (including continuance of) Reserve Adjusted Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Applicable Borrower, (y) in the case of clause (iii) above, the Applicable Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Applicable Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto) and (z) in the case of clause (iv) above, the Applicable Borrower shall take one of the actions specified in Section 1.10(c) as promptly as possible and, in any event, within the time period required by law. Each Bank shall notify the Applicable Borrower of any event occurring after the date hereof entitling such Bank to compensation under this
      Section 1.10(b) as promptly as practicable, but in any event within 90 days, after such Bank obtains actual knowledge thereof; provided that if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 1.10(b) in respect of any costs or other amounts resulting from or relating to such event, only be entitled to payment under this Section 1.10(b) for such costs or other amounts from and after the date 90 days prior to the date that such Bank does give such notice.

            (c) At any time that any Reserve Adjusted Eurodollar Loan is affected by the circumstances described in Section 1.10(b)(iii) or (iv), the Applicable Borrower may (and in the case of a Loan affected pursuant to Section 1.10(b)(iv) shall) either (i) if a Notice of Borrowing or Notice of Continuance/Conversion has been given with respect to the affected Loan cancel said Notice of Borrowing or Notice of Continuance/Conversion by giving the Administrative Agent or the U.K. Swingline Bank, as applicable, telephonic notice (confirmed promptly in writing) thereof on the same date that Applicable Borrower was notified by a Bank pursuant to Section 1.10(b)(iii) or (iv), or (ii) if the affected Reserve Adjusted Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent or the U.K. Swingline Bank, as the case may be, require the affected Bank to convert each such Reserve Adjusted Eurodollar Loan into a Base Rate Loan or U.K. Base Rate Loan, as the case may be; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(c); and provided, further, that the Applicable Borrower shall compensate any such affected Banks as set forth in Section 1.10(f).

            (d) Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date no Eurodollar Rate is available by reason of the inability of the Administrative Agent or U.K. Swingline Bank, as the case may be, to determine such interest rate in accordance with the definition thereof, the Administrative Agent or U.K. Swingline Bank, as the case may be, shall give the Applicable Borrower and each Bank prompt notice thereof and the Loans requested to be made as Reserve Adjusted Eurodollar Loans shall, subject to the applicable notice requirements, be made as Base Rate Loans or U.K. Base Rate Loans, as the case may be.

            (e) Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of a condition that would cause it to be an affected Bank under Section 1.10(b)(iii) or (iv), it will, to the extent not inconsistent with such Bank's internal policies, use reasonable efforts to make, fund or maintain the affected Reserve Adjusted Eurodollar Loans of such Bank through another lending office of such Bank if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to Section 1.10(b)(iii) would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to Section 1.10(b)(iv) would cease to exist, and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise adversely affect such Loans or such Bank. The Applicable Borrower hereby agrees to pay all reasonable expenses incurred by any Bank in transferring the Loans to another lending office of such Bank pursuant to this Section 1.10(e).

            (f) The Applicable Borrower shall compensate each Bank, upon written request by that Bank, for all reason-able losses, expenses and liabilities (including, without limitation, such factors as any interest paid by that Bank to Banks of funds borrowed by it to make or carry its Reserve Adjusted Eurodollar Loans and any loss sustained by that Bank in connection with re-employment of such funds (based upon the difference between the amount earned in connection with re-employment of such funds and the amount payable by the Applicable Borrower if such funds had been borrowed or remained outstanding) which that Bank may sustain with respect to the Applicable Borrower's Reserve Adjusted Eurodollar Loans: (i) if for any reason (other than a default or error by that Bank) a Borrowing of any such Reserve Adjusted Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Continuance/Conversion or in a telephonic request for borrowing or conversion, or a successive Interest Period in respect of any such Reserve Adjusted Eurodollar Loan does not commence after notice therefor is given pursuant to Section 1.06, (ii) if any prepayment (as required by Sections 3.01 and 3.02, by acceleration or otherwise) or conversion of any of such Bank's Reserve Adjusted Eurodollar Loans to the Applicable Borrower occurs on a date which is not the last day of the Interest Period applicable to that Loan, (iii) if any prepayment of any such Bank's Reserve Adjusted Eurodollar Loans to the Applicable Borrower is not made on any date specified in a notice of prepayment given by the Applicable Borrower, or (iv) as a consequence of any other failure by the Applicable Borrower to repay such Bank's Reserve Adjusted Eurodollar Loans to the Applicable Borrower when required by the terms of this Agreement.

            (g) If at any time prior to the acceptance of Acceptances by the Canadian Swingline Bank, such Bank shall have determined in good faith (which determination shall be conclusive) that, by reason of circumstances affecting the market for bankers' acceptances, adequate and fair means do not exist for determining discount rates on bankers' acceptances, neither Canadian Borrower shall have the right to obtain a Credit Extension by means of Acceptances.

            1.11. Capital Requirements. If any Bank shall have determined that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or such Bank's parent with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including in each case any such change proposed or published prior to the date hereof but taking effect thereafter), has or would have the effect of reducing the rate of return on such Bank's or such Bank's parent's capital or assets as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such Bank's parent could have achieved but for such adoption, effectiveness or change or as a consequence of an increase in the amount of capital required to be maintained by such Bank (including in each case, without limitation, with respect to any Bank's Commitment or any Loan), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Applicable Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's parent, as the case may be, for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11, will give written notice thereof to the Applicable Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts. Each Bank shall notify the Applicable Borrower of any event occurring after the date hereof entitling such Bank to compensation under this Section
1.11 as promptly as practicable, but in any event within 90 days, after such Bank obtains actual knowledge thereof; provided that if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section
1.11 in respect of any costs or other amounts resulting from or relating to such event, only be entitled to payment under this Section 1.11 for such costs or other amounts from and after the date 90 days prior to the date that such Bank does give such notice.

            Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of a condition that would cause it to be an affected Bank under this Section 1.11, it will, to the extent not inconsistent with such Bank's internal policies, use reasonable efforts to make, fund or maintain the affected Loans of such Bank through another lending office of such Bank if, as a result thereof, the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to this
Section 1.11 would be materially reduced and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Bank. The Applicable Borrower hereby agrees to pay all reasonable expenses incurred by any Bank in transferring the Loans to another lending office of such Bank pursuant to this Section 1.11.

            1.12. Total Loan Commitments; Limitations on Outstanding Loan Amounts. The original amount of the (i) Total Commitments is $155,000,000, (ii) Total A Term Loan Commitment is $20,000,000, (iii) Total B Term Loan Commitment is $35,000,000, (iv) Total Acquisition Term Loan Commitment is $30,000,000, (v) Total Revolving Loan Commitment is $70,000,000, including up to $20,000,000 of Letters of Credit, (vi) Total U.S. Swingline Commitment is $10,000,000, (vii) Total U.K. Swingline Commitment is $15,000,000 and (viii) Total Canadian Swingline Commitment is $5,000,000. Anything contained in this Agreement to the contrary notwithstanding, (a) in no event shall the sum of the aggregate principal amount of all Term Loans, Acquisition Term Loans and Revolving Loans of any Bank at any time exceed such Bank's portion of the Total Commitments, (b) in no event shall the sum of the aggregate principal amount of all Term Loans, Acquisition Term Loans, Revolving Loans and the Dollar Equivalent of Swingline Loans from all Banks at any time exceed the Total Commitments, (c) in no event shall the aggregate principal amount of all Acquisition Term Loans exceed the Total Acquisition Term Loan Commitment, (d) in no event shall the Revolving Loans, the Dollar Equivalent of Swingline Loans and the Dollar Equivalent of Letter of Credit Usage, after giving effect to all Revolving Loans, Swingline Loans and Letters of Credit then requested, exceed the Total Revolving Loan Commitments, (e) in no event shall the aggregate principal amount of all Revolving Loans, the Dollar Equivalent of Swingline Loans and the Dollar Equivalent of Letter of Credit Usage, after giving effect to all Revolving Loans, Swingline Loans and Letters of Credit then requested, exceed the Borrowing Base and (f) in no event shall the aggregate principal Dollar Equivalent of Swingline Loans exceed the applicable Maximum Swingline Amount.

            1.13. Letters of Credit.

            (a) Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers set forth herein and in the other Credit Documents, in addition to requesting that the Banks make Revolving Loans pursuant to Section 1.03, the U.S. Borrowers may request, in accordance with the provisions of this Section 1.13, that one or more Issuing Banks issue Letters of Credit for the account of the Borrowers; provided that (i) no Borrower shall request that any Bank issue any Letter of Credit and a Bank shall not issue any Letter of Credit, if after giving effect to such issuance the sum of (A) the Dollar Equivalent amount of Letter of Credit Usage on the date of such issuance, after giving effect to the issuance of all Letters of Credit subject to outstanding requests for issuance, plus (B) the Dollar Equivalent amount of Revolving Loans and Swingline Loans then outstanding, after giving effect to the making of all Revolving Loans and Swingline Loans then requested by all outstanding but unfunded Notices of Borrowing, would exceed the Total Revolving Loan Commitment then in effect, (ii) no Borrower shall request that any Bank issue any Letter of Credit and a Bank shall not issue any Letter of Credit if after giving effect to such issuance, the sum of the amounts described in clause
(i) above would exceed the Borrowing Base as would be shown in the Borrowing Base Certificate that was last delivered pursuant to Section 6.01; provided such Borrowing Base Certificate was required to be delivered pursuant to and was in compliance with Section 6.01 or was delivered after the Borrowing Base Certificate last required to be delivered pursuant to Section 6.01, (iii) in no event shall any Issuing Bank issue (A) any Letter of Credit having an expiration date later than thirty (30) Business Days prior to the Revolving Maturity Date, as applicable, after giving effect to any possible renewal of such Letter of Credit pursuant to the proviso to the following clause (iii)(B), (B) subject to the foregoing clause (iii)(A), any Letter of Credit having an expiration date more than one year after its date of issuance; provided that, subject to the foregoing clause (iii)(A), this clause (B) shall not prevent any Issuing Bank from issuing a Letter of Credit containing a provision to the effect that such Letter of Credit will automatically be renewed annually for a period not to exceed one year, so long as such renewable Letter of Credit provides that it shall not at any time be renewed for an additional year if (I) the Applicable Borrower notifies the Issuing Bank in writing at least one Business Day prior to the applicable renewal date that the Applicable Borrower elects to allow the Letter of Credit to expire without being renewed, or (II) the Issuing Bank or the Required Banks notify the Applicable Borrower in writing, prior to the date set forth in such Letter of Credit as the date by which the beneficiary thereof is to be notified whether such Letter of Credit is to be renewed, that such Letter of Credit shall not be so renewed, in which case such Letter of Credit shall not be so renewed, or (C) any Letter of Credit the initial stated amount of which is less than $10,000 or the Dollar Equivalent thereof and (iv) the U.S. Borrowers shall not request that any Issuing Bank issue and no Issuing

Bank shall issue any Letter of Credit if, after giving effect to such issuance and the issuance of all other requested Letters of Credit, the then outstanding Letter of Credit Usage in respect of the Dollar Equivalent of all Letters of Credit would exceed $20,000,000.

            The issuance of any Letter of Credit in accordance with the provisions of this Section 1.13 shall be given effect in the calculation of the aggregate principal amount of Revolving Loans outstanding and the Dollar Equivalent of Letter of Credit Usage (except as provided in the definition of Letter of Credit Usage) and shall require the satisfaction of each condition set forth in Section 4.04.

            Immediately upon the issuance of each Letter of Credit, each Bank with a Revolving Loan Commitment other than the Issuing Bank or Banks shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation (such participation of each Bank in each Letter of Credit being hereinafter referred to as its "Letter of Credit Participation") in the Dollar Equivalent of such Letter of Credit and each drawing thereunder in an amount equal to such Bank's pro rata share (determined on the basis of such Bank's Revolving Loan Commitment) of the maximum amount which is or at any time may become available to be drawn thereunder.

            Each Letter of Credit may provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Revolving Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Banks (or, if all Obligations shall have been paid in full, to the Applicable Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by an Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

            (b) Request for Issuance. Whenever a U.S. Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent a request for issuance of a Letter of Credit no later than Noon (New York time) at least three Busi-ness Days, or such shorter period as may be agreed to by any Issuing Bank in any particular instance, in advance of the proposed date of issuance; provided that a Letter of Credit denominated in a currency other than U.S. Dollars, Canadian Dollars or Pounds Sterling will be issued as soon as available, which may be more than three Business Days after the request therefor. The request for issuance with respect to any Letter of Credit shall specify (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) of such Letter of Credit, (ii) the face amount and currency of such Letter of Credit, (iii) the expiration date of such Letter of Credit and (iv) the name and address of the beneficiary of such Letter of Credit. As soon as practicable after delivery of such request for issuance of a Letter of Credit, the Issuing Bank for such Letter of Credit shall be determined as provided in Section 1.13(c). Prior to the date of issuance, the Applicable Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its sole judgment, may require changes in any such documents and certificates; and provided, further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder earlier than Noon in the time zone of the Issuing Bank on the Business Day (which shall be a business day under the laws of the jurisdiction of the Issuing Bank) next succeeding the Business Day (which shall be a Business Day under the laws of the jurisdiction of the Issuing Bank) that such draft is presented. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Promptly after receipt of a request for issuance of a Letter of Credit and the determination of the Issuing Bank thereof, the Administrative Agent shall notify each Bank having a Revolving Loan Commitment of the proposed issuance, the identity of the Issuing Bank and the amount of each other Bank's respective participation therein, determined in accordance with Section 1.13(a).

            (c) Determination of Issuing Bank.

            (1) Upon receipt by the Administrative Agent of a request for issuance pursuant to Section 1.13(b) with respect to a Letter of Credit, in the event the Administrative Agent elects to issue such Letter of Credit, the Administrative Agent shall so notify the Applicable Borrower, and the Administrative Agent shall be the Issuing Bank with respect thereto. In the event that the Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, the Administrative Agent shall promptly so notify the Applicable Borrower, and the Applicable Borrower may request any other Bank having a Revolving Loan Commitment to issue such Letter of Credit. Each such Bank so requested to issue such Letter of Credit shall promptly notify the Applicable Borrower and the Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Bank that so elects to issue such Letter of Credit shall be the Issuing Bank with respect thereto. In the event that each other Bank elects not to issue such Letter of Credit, the Administrative Agent agrees to issue such Letter of Credit and to be the Issuing Bank with respect thereto.

            (2) Each Issuing Bank that elects to issue a Letter of Credit shall promptly give written notice to the Administrative Agent and each other Bank of the information required under Section 1.13(b)(i)-(iv) relating to the Letter of Credit.

            (d) Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Applicable Borrower and the Administrative Agent on or before the date on which such Issuing Bank intends to honor such drawing, and the Applicable Borrower shall reimburse such Issuing Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of and in the same currency as such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Applicable Borrower shall have notified the Administrative Agent and such Issuing Bank prior to Noon (New York time) on the Business Day of the date of such drawing that the Applicable Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Applicable Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting the Banks having Revolving Loan Commitments to make Revolving Loans that are Base Rate Loans on the Business Day following the date on which such drawing is honored in an amount equal to the Dollar Equivalent amount of such drawing, and (ii) the Banks shall, on the date of such drawing, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse such Issuing

Bank for the Dollar Equivalent amount of such drawing; and further provided that if, for any reason, proceeds of Revolving Loans are not received by such Issuing Bank on such date in an amount equal to the amount of such drawing, such Issuing Bank shall be entitled to reimbursement in accordance with Section 1.04, on the Business Day (which shall be a business day under the laws of the jurisdiction of such Issuing Bank) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, that are so received, plus accrued interest on such amount at the rate set forth in Section 1.13(f)(1)(i).

            (e) Payment by Banks. In the event that the Applicable Borrower shall fail to reimburse an Issuing Bank as provided in Section 1.13(d) in an amount equal to the Dollar Equivalent amount of any drawing honored by such Issuing Bank under a Letter of Credit issued by it, such Issuing Bank shall promptly notify each Bank having a Revolving Loan Commitment of the unreimbursed Dollar Equivalent amount of such drawing and of such Bank's respective participation therein. Each Bank having a Revolving Loan Commitment shall make available to such Issuing Bank an amount equal to the Dollar Equivalent amount of its respective participation in same day funds at the office of such Issuing Bank specified in such notice, not later than 1:00 P.M. (New York time) on the Business Day (which shall be a business day under the laws of the jurisdiction of such Issuing Bank) after the date notified by such Issuing Bank. In the event that any Bank having a Revolving Loan Commitment fails to make available to such Issuing Bank the Dollar Equivalent amount of such Bank's participation in such Letter of Credit as provided in this Section 1.13(e), such Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Each Issuing Bank shall distribute to each other Bank having a Revolving Loan Commitment which has paid all amounts payable by it under this Section 1.13(e) with respect to any Letter of Credit issued by such Issuing Bank such other Bank's pro rata share of all payments received by such Issuing Bank from the Applicable Borrower in reimbursement of drawings honored by such Issuing Bank under such Letter of Credit when such payments are received. Nothing in this
Section 1.13(e) shall be deemed to relieve any Bank from its obligation to pay all amounts payable by it under this Section 1.13(e) with respect to any Letter of Credit issued by an Issuing Bank or to prejudice any rights that the Applicable Borrower or any other Bank may have against a Bank as a result of any default by such Bank hereunder.

            (f) Compensation.

            (1) The Applicable Borrower agrees to pay the following amounts with respect to all Letters of Credit:

            (i) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Bank in respect of each such drawing from and including the date of the drawing through the date such amount is reimbursed by the Applicable Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 1.13(d)) at a rate which is equal to the interest rate then applicable to Base Rate Loans for the period from the date of such drawing to and including the first Business Day after the date of such drawing and thereafter at a rate equal to 2% per annum in excess of the rate of interest otherwise payable under this Agreement for Base Rate Loans during such period; provided that amounts reimbursed after 2:00 p.m. (New York time) on any date shall be deemed to be reimbursed on the next succeeding Business Day;

           (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges (it being understood that such charges are without duplication of the fees set forth in clause (3) below) in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be.

            (2) The Applicable Borrower agrees to pay to the Administrative Agent for distribution to each Bank having a Revolving Loan Commitment in respect of each Letter of Credit outstanding such Bank's pro rata share of a commission equal to 2.25% per annum of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable in arrears on and through the last day of each fiscal quarter of the Applicable Borrower and calculated on the basis of a 360-day year and the actual number of days elapsed. Upon the happening and during the continuance of an Event of Default described in Section 8.01, the commission referred to in the preceding sentence shall be 4.25% per annum.

            (3) The Applicable Borrower agrees to pay to each Issuing Bank in respect of each Letter of Credit a commission equal to .125% per annum of the maximum amount available at any time to be drawn under such Letter of Credit issued by such Issuing Bank, payable in arrears on and through the last day of each fiscal quarter of the Applicable Borrower and calculated on the basis of a 360-day year and the actual number of days elapsed or, if the maximum amount available to be drawn under such Letter of Credit is the Dollar Equivalent of $40,000 or less, $500 per annum, payable in arrears on the last day of each fiscal quarter.

            Amounts payable under clauses (1)(i) and (2) of this Section 1.13(f) shall be paid to the Administrative Agent on behalf of the Banks having a Revolving Loan Commitment. The Administrative Agent shall distribute promptly to each Bank having a Revolving Loan Commitment its pro rata share of such amount. Amounts payable under clauses (1)(ii) and (3) of this Section 1.13(f) shall be paid directly to the Issuing Bank.

            (g) Obligations Absolute. The obligation of the Applicable Borrower to reimburse each Issuing Bank for drawings made under the Letters of Credit issued by it and the obligations of the Banks under Section 1.13(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

            (1) any lack of validity or enforceability of any Letter of Credit;

            (2) the existence of any claim, setoff, defense or other right that the Applicable Borrower or any Affiliate of the Applicable Borrower or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), such Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the Transaction contemplated herein or any unrelated transaction;

            (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (4) payment by such Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit;

            (5) any other circumstance or happening whatsoever that is similar to any of the foregoing; or

            (6) the fact that a Default or Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Bank under the circumstances in question (as determined by a court of competent jurisdiction).

            (h) Additional Payments. If by reason of (a) any change after the Effective Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (b) compliance by any Issuing Bank or any Bank with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation
D:

            (i) such Issuing Bank or any Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof (except for changes in the rate of tax imposed on the net income or net profits of such Bank or any tax on or measured by the capital of a Bank or any franchise tax based on the net income or net profits of such Bank, in any case pursuant to the laws of the jurisdiction in which its principal office or applicable lending office is located) or to any penalty with respect to the maintenance or fulfillment of its obligations under this
      Section 1.13, whether directly or by such being imposed on or suffered by such Issuing Bank or any Bank;

           (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by such Issuing Bank or participations therein purchased by any Bank; or

          (iii) there shall be imposed on such Issuing Bank or any Bank any other condition regarding this Section 1.13, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Bank or any Bank of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Bank or any Bank, then and in any such case such Issuing Bank or such Bank shall, as promptly as practical, but in any event within 90 days, after such Bank obtains actual knowledge that the additional cost is incurred or the amount received is reduced, notify the Applicable Borrower and the Applicable Borrower shall pay on demand such amounts as such Issuing Bank or such Bank may specify to be necessary to compensate such Issuing Bank or such Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the rate applicable to Base Rate Loans then in effect; provided, however, that if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 1.13(h), only be entitled to payment under this Section 1.13(h) for such costs or other amounts from and after the date 90 days prior to the date that such Bank does give such notice. A certificate in reasonable detail as to the amount of such increased cost or reduced receipt, submitted to the Applicable Borrower and the Administrative Agent by that Issuing Bank or any Bank, as the case may be, shall, absent manifest error, be final, conclusive and binding for all purposes.

            (i) Indemnification; Nature of Issuing Bank's Duties. In addition to amounts payable as elsewhere provided in this Section 1.13, without duplication, the U.S. Borrowers hereby agree, jointly and severally, to protect, indemnify, pay and save each Issuing Bank (and if the other Banks have been requested to participate pursuant to Section 1.13(e), the Banks) harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or (ii) the failure of such Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts").

            As between the U.S. Borrowers and each Issuing Bank, the U.S. Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank at any U.S. Borrower's request by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
(iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;
(vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Bank's rights or powers hereunder.

            In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrowers.

            Notwithstanding anything to the contrary contained in this Section 1.13, the U.S. Borrowers shall have no obligation to indemnify any Issuing Bank in respect of any liability incurred by such Issuing Bank arising solely out of and to the extent of the gross negligence or willful misconduct of such Issuing Bank or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment under the Letters of Credit issued by it.

            1.14. Computation of Dollar Equivalent Amount of Pounds Sterling and Canadian Dollars. The Administrative Agent (or, with respect to Pounds Sterling loans referred to in paragraph (a), the U.K. Swingline Bank) will determine the Dollar Equivalent amount with respect to:

            (a) any Borrowing comprised of U.K. Swingline Loans or Canadian Swingline Loans, the day of the requested Borrowing with respect to Pounds Sterling Reserve Adjusted Eurodollar Loans and U.K. Base Rate Loans, one Business Day prior to the requested date of Borrowing with respect to Acceptances, and the date of the requested Borrowing with respect to Prime Rate Loans,

            (b) any issuance of a Letter of Credit in a currency other than Dollars as of the requested date of issuance thereof,

            (c) all outstanding U.K. Swingline Loans and Canadian Swingline Loans, plus the Letter of Credit Usage under Letters of Credit issued in a currency other than Dollars as of the last Business Day of each month and as of any other date selected by the Administrative Agent,

            (d) the aggregate sum of the amount of all U.K. Swingline Loans and Canadian Swingline Loans, plus all Letter of Credit Usage, immediately prior to and after giving effect to any Revolving Loan made under Section 1.13(d) as of the proposed date of the making of any such Revolving Loan,

            (e) all outstanding U.K. Swingline Loans or Canadian Swingline Loans on the date notice (or deemed notice) is given of a Mandatory Borrowing as provided in Section 1.01(e), and

            (f) all U.K. Swingline Loans and Canadian Swingline Loans, plus all Letter of Credit Usage on any date on which the Total Revolving Commitments are reduced pursuant to Section 2.01 or 2.02.

            1.15. European Monetary Union. (a) If, as a result of the implementation of European monetary union, (i) Pounds Sterling cease to be lawful currency of the United Kingdom and are replaced by a European single currency or (ii) Pounds Sterling and a European single currency are at the same time recognized by the central bank or comparable authority of the United Kingdom as lawful currency of such nation and the U.K. Swin-gline Bank shall so request in a notice delivered to the U.K. Borrower, then any amount payable hereunder by the U.K. Swingline Bank to the U.K. Borrower, or by the U.K. Borrower to the U.K. Swingline Bank, in such currency shall instead be payable in the European single currency and the amount so payable shall be determined by translating the amount payable in such currency to such European single currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union.

            (b) The U.K. Borrower agrees, at the request of the U.K. Swingline Bank, to compensate such U.K. Swingline Bank for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by such U.K. Swingline Bank (other than as a result of such U.K. Swingline Bank's gross negligence or willful misconduct) as a result of the implementation of European monetary union, that would not have been incurred or sustained but for the transactions provided for herein and that, to the extent that such loss, cost, expense or reduction is of a type generally applicable to extensions of credit similar to the extensions of credit hereunder, is generally being requested from borrowers subject to similar provisions. A certificate of the U.K. Swingline Bank (x) setting forth the amount or amounts necessary to compensate such U.K. Swingline Bank, (y) describing the nature of the loss or expense sustained or incurred by such U.K. Swingline Bank as a consequence thereof and (z) setting forth a reasonably detailed explanation of the calculation thereof shall be delivered to the U.K. Borrower and shall be conclusive absent manifest error. The U.K. Borrower shall pay to such U.K. Swingline Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

            (c) The U.K. Borrower agrees, at the request of the U.K. Swingline Bank or the Required Revolving Banks, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement (subject to obtaining the approval of the U.K. Swingline Bank and the Required Banks) in such manner as the U.K. Swingline Bank and the Required Revolving Banks shall specify in order to reflect the implementation of such monetary union to place the parties hereto in the position they would have been in had such monetary union not been implemented.

            1.16. Acceptances Provisions. The parties hereto agree that the provisions of Schedule 1.16 shall apply to all Acceptances created hereunder, and that the provisions of Schedule 1.16 shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

            1.17. Replacement of Banks. (a) If at any time the Obligations of the Borrowers shall have increased, or will increase, as the result of occurrences, as to any one or more Banks, as described in Sections 1.10 (other than Section 1.10(f)), 1.11, 1.13(h) or 3.04 and such increase can be avoided or minimized if such Banks were no longer Banks hereunder, the Company shall have the right to replace such Banks with another Person; provided that (a) no Event of Default shall have occurred and be continuing; (b) such increased costs shall not be generally charged by the other Banks hereunder; (c) such new Person is of one of the types discussed in Section 11.04(b)(A) (other than the requirement therein that consents be given) and such new Person shall execute an Assignment and Assumption Agreement substantially in the form of Exhibit I-2; and (d) neither the Administrative Agent nor any Bank shall have any obligation to find such other Person.

            (b) If at any time the U.K. Swingline Bank notifies the U.K. Borrower that the Swingline Expiry Date for the U.K. Swingline Loans will not be extended (as provided in the definition of Swingline Expiry Date), the Company and the U.K. Borrower shall have the right to replace the U.K. Swingline Bank with another Person; provided that (a) no Event of Default shall have occurred and be continuing; (b) such new Person is of one of the types discussed in
Section 11.04(b)(A) (other than the requirement therein that consents be given) and such new Person shall execute an Assignment and Assumption Agreement substantially in the form of Exhibit I-2; and (c) neither the Administrative Agent nor any Bank shall have any obligation to find such other Person.

            (c) Each Bank agrees to its replacement at the option of the Company pursuant to Section 1.17(a) or (b), as the case may be, and in accordance with
Section 11.04(b)(A) (except to the extent inconsistent with this Section 1.17); provided that the successor Bank shall purchase without recourse (except as to matters of title) such replaced Bank's interest in the Obligations of the Borrowers and shall assume such replaced Bank's Commitments hereunder for cash in an aggregate amount equal to the aggregate unpaid principal of such Obligations, all unpaid interest accrued thereon, all unpaid commitment and other fees accrued for the account of such replaced Bank, any breakage costs incurred by the replaced Bank because of the repayment of Reserve Adjusted Eurodollar Loans and all other amounts then owing to such replaced Bank under this Agreement or any other Credit Document.

            SECTION 2. Commitments.

            2.01. Voluntary Reduction of Commitments. Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent's Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Applicable Borrower or Borrowers shall have the right, without premium or penalty, to terminate in whole or in part the unutilized portion of any or all of (i) the Total Revolving Loan Commitments and (ii) the Total Acquisition Term Loan Commitments, in each case, in part or in whole; provided that (x) any such termination shall proportionately and permanently reduce the Revolving Loan Commitment or Acquisition Term Loan Commitment, as applicable, of each of the Banks and (y) any partial reduction of the Total Revolving Loan Commitments or the Total Acquisition Term Loan Commitments pursuant to this Section 2.01 shall, in each case, be in the amount of at least $100,000 and integral multiples of $100,000 in excess of that amount; provided, further, that (A) the Total Revolving Loan Commitments shall not be reduced to an amount less than the aggregate Revolving Loans and the Dollar Equivalent amount of Swingline Loans and Letter of Credit Usage then outstanding and (B) the Total Acquisition Term Loan Commitments shall not be reduced to an amount less than the aggregate Acquisition Term Loans then outstanding. The Applicable Borrower or Borrowers shall have the right, without premium or penalty, to terminate the unutilized portion, in whole or in part, of the U.S. Swingline Commitment, the U.K. Swingline Commitment or the Canadian Swingline Commitment.

            2.02. Mandatory Adjustments of Commitments, etc. (a) The Total Revolving Loan Commitment shall terminate on the Revolving Loan Commitment Termination Date.

            (b) The Total A Term Loan Commitment shall be reduced (i) on the Closing Date to the amount of A Term Loans then outstanding and (ii) on the date on which any payments of principal on the A Term Loans are made (other than pursuant to Section 3.02(A)(a)) in an aggregate amount equal to such payments.

            (c) The Total B Term Loan Commitment shall be reduced (i) on the Closing Date to the amount of B Term Loans then outstanding and (ii) on the date on which any payments of principal on the B Term Loans are made (other than pursuant to Section 3.02(A)(a)) in an aggregate amount equal to such payments.

            (d) The Total Acquisition Term Loan Commitment shall be reduced (i) on the Acquisition Term Loan Commitment Termination Date to the amount of Acquisition Term Loans then outstanding and (ii) on the date on which any payments of principal on the Acquisition Term Loans are made (other then pursuant to Section 3.02(A)(a)) in an aggregate amount equal to such payment.

            (e) The Total Revolving Loan Commitment and the Maximum Swingline Amount shall be permanently reduced, in each case, in the amount and at the time of any payment on the Loans required to be applied to the Revolving Loans, Swingline Loans, Revolving Loan Commitments or Maximum Swingline Amount or to cash collateralize Letters of Credit or Acceptances pursuant to Section 3.02(B)(a).

            (f) Each reduction or termination of the A Term Loan Commitment, the B Term Loan Commitment, Acquisition Term Loan Commitment or the Total Revolving Loan Commitment pursuant to this Section 2.02 shall apply proportionately to the A Term Loan Commitment, the B Term Loan Commitment, Acquisition Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank.

            2.03. Commitment Commission. (a) The Company agrees to pay the Administrative Agent a commitment commission ("Commitment Commission") for the account of each Bank for the period from and including the Closing Date to but not including the date the Total Commitments have been terminated, computed at a rate equal to 1/2% per annum on the daily average Unutilized Commitment of such Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with June 30, 1998 and on the Revolving Loan Commitment Termination Date, based on the actual number of days elapsed over a year of 360 days.

            (b) The Company agrees to pay ABN AMRO Bank N.V., Chicago Branch, the commitment and other fees at the times required by, and pursuant to, the letter agreement between the Company and ABN AMRO Bank N.V., Chicago Branch, dated March 30, 1998, in respect of the U.K. Swingline Loan.

            2.04. Currency Equivalents Generally. For all purposes of any Loan or other Credit Extension pursuant to this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in Pounds Sterling or Canadian Dollars of an amount in U.S. Dollars, and the equivalent in U.S. Dollars of an amount in Pounds Sterling or Canadian Dollars, shall be determined at the Spot Rate. For purposes of determining compliance with any restriction limited to a Dollar Equivalent amount in this Agreement, the Dollar Equivalent amount of any transaction occurring prior to the date of determination shall be calculated based on the Spot Rate on the date of determination; provided, however, that if such Dollar Equivalent amount shall be exceeded, such restriction shall nonetheless be deemed not violated if such Dollar Equivalent amount of such transaction was calculated based on the relevant currency exchange rate in effect on the date of each such transaction; provided, further, that the Borrowers shall comply with Section 3.02(A).

            2.05. Principle of Deemed Reinvestment. Except to the extent permitted under applicable law, all calculations of interest and fees hereunder are to be made on the basis of the nominal interest rate set forth herein and not using the effective rate method of calculation or on any basis which gives effect to the principle of deemed reinvestment. For the purposes of disclosure under the Interest Act (Canada), if and to the extent applicable, whenever interest is to be paid hereunder and such interest is to be calculated on the basis of a period of less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period.

            2.06. Maximum Rate of Return. Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate "interest" (as defined in section 347 of the Criminal Code, Revised Statutes of Canada, 1985, c. 46 as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement by either Canadian Borrower or the Credit Documents to which such Canadian Borrower is a party exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) to such Canadian Borrower under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Credit Document relating to such Canadian Borrower in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of such Canadian Borrower and the Banks and the amount of such payment or collection shall be refunded to such Canadian Borrower. For purposes of this Agreement the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Canadian Swingline Loan facility on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent will be conclusive for the purposes of such determination. If it is not determinable which particular payment or collection is contrary to the provisions of the section of the Criminal Code referred to hereinabove, the Canadian Swingline Banks will, in consultation with the applicable Canadian Borrower, determine the payments or collections to be refunded.

            SECTION 3. Payments.

            3.01. Voluntary Prepayments. Each Borrower shall have the right to prepay Term Loans, Acquisition Term Loans, Swingline Loans and Revolving Loans incurred by it in whole or in part from time to time, without premium or penalty (except for breakage costs, if any) on the following terms and conditions: (i) the Applicable Borrower shall give the Administrative Agent at the Administrative Agent's Office (with respect to U.K. Swingline Loans, notice shall also be given to the U.K. Swingline Bank) written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and the Types of Loans and the specific Borrowing or Borrowings which are to be prepaid, which notice shall be given by the Applicable Borrower at least one Business Day prior to the date of such prepayment (or in the case of a Swingline Loan, the date of such prepayment) and which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing (other than Borrowings of Swingline Loans) shall be in an aggregate principal amount of the Borrowing Amount or at least $100,000 and integral multiples of $100,000 in excess of that amount (or the Dollar Equivalent); provided that no partial prepayment of Reserve Adjusted Eurodollar Loans made pursuant to a single Borrowing under the Loan Facility (or Portion thereof) shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount or Borrowing Amount, as the case may be; provided, further, that the minimum prepayment amount for a Swingline Loan shall be an amount as agreed between the Applicable

Borrower and the applicable Swingline Bank; (iii) Reserve Adjusted Eurodollar Loans may only be prepaid pursuant to this Section 3.01 on the last day of an Interest Period applicable thereto unless any breakage costs set forth in
Section 1.10(f) accompany such prepayment; and (iv) each prepayment in respect of any Term Loans made pursuant to a Borrowing shall be applied pro rata to the A Term Loans, B Term Loans and Acquisition Term Loans then outstanding. Voluntary prepayments of Term Loans or Acquisition Term Loans shall be applied to the prepayment of the outstanding principal amount of Loans relating to such Portion pro rata such that each principal payment then remaining with respect to such Portion shall be reduced by an amount equal to the product of (A) such payment and (B) a fraction of which the numerator is equal to the amount of such principal payments then remaining with respect to such Portion and the denominator is equal to the amount of all principal payments remaining with respect to such Portion. In the absence of a designation by the Borrowers, the Administrative Agent shall apply such prepayments first to Base Rate Loans and thereafter to Reserve Adjusted Eurodollar Loans.

            3.02. Mandatory Prepayments.

            (A) Requirements:

            (a) Subject to Section 3.05(b), the Applicable Borrowers shall prepay the outstanding principal amount of the A Term Loans, the B Term Loans, the Acquisition Term Loans, the Revolving Loans or Swingline Loans made to them on any date on which the aggregate outstanding principal amount of such Loans (after giving effect to any other repayments or prepayments on such day and together with the outstanding principal amount of Letter of Credit Usage) exceeds the Total A Term Loan Commitment, the Total B Term Loan Commitment, the Total Acquisition Term Loan Commitment, the Total Revolving Loan Commitments or the applicable Maximum Swingline Amount, as the case may be, in the amount of such excess, the Applicable Borrowers to determine among themselves the amount of such excess to be prepaid by each.

            (b) Subject to Section 3.05(b), if the aggregate principal amount of outstanding Revolving Loans, and the Dollar Equivalent amount of Swingline Loans and Letter of Credit Usage exceeds the lesser of (i) the Total Revolving Loan Commitment and (ii) the Borrowing Base as set forth in the most recent Borrowing Base Certificate last delivered pursuant to Section
      6.01 (provided such Borrowing

      Base Certificate was required to be delivered pursuant to and was in compliance with Section 6.01 or was delivered after the Borrowing Base Certificate last required to be delivered pursuant to Section 6.01 of this Agreement), then the Applicable Borrowers shall prepay Revolving Loans or Swingline Loans made to them in a principal amount equal to such excess no later than two (2) Business Days after the determination of such excess, the Applicable Borrowers to determine among themselves the amount to be prepaid by each; provided they comply with the limits set forth herein.

            (c) The U.S. Borrowers shall cause to be paid Scheduled A Term Loans Principal Payments on the A Term Loans until the A Term Loans are paid in full in the amounts and at the times specified in the definition of Scheduled A Term Loans Principal Payments to the extent that prepayments have not previously been applied to such Scheduled A Term Loans Principal Payments (and such Scheduled A Term Loans Principal Payments have not otherwise been reduced) pursuant to the terms hereof.

            (d) The U.S. Borrowers shall cause to be paid each Scheduled B Term Loans Principal Payment on the B Term Loans until all B Term Loans are paid in full in the amounts and at the times specified in the definition of Scheduled B Term Loans Principal Payments to the extent that prepayments have not previously been applied to such Scheduled B Term Loans Principal Payments (and such Scheduled B Term Loans Principal Payments have not otherwise been reduced) pursuant to the terms hereof.

            (e) The U.S. Borrowers shall cause to be paid Scheduled Acquisition Term Loans Principal Payments on the Acquisition Term Loans until the Acquisition Term Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Acquisition Term Loans Principal Payments to the extent that prepayments have not previously been applied to such Scheduled Acquisition Term Loans Principal Payments (and such Scheduled Acquisition Term Loans Principal Payments have not otherwise been reduced) pursuant to the terms hereof.

            (f) After the Closing Date, on the Business Day after the date of receipt thereof by the Company and/or any of its Subsidiaries of Net Cash Proceeds (after giving effect to the ability to reinvest any such Net Cash Proceeds pursuant to Section 7.17) or Net Financing Proceeds

      (including the receipt of Net Financing Proceeds by Holdings, the proceeds of which are required to be contributed to the Company in accordance with the provisions of Section 7.14) (without duplication of prepayments required by clause (h) of this Section 3.02(A) and other than the proceeds of Indebtedness permitted by Section 7.04), the Company shall apply or cause to be applied an amount equal to 100% of such Net Cash Proceeds or Net Financing Proceeds as provided in Section 3.02(B)(a).

            (g) On the date which is 90 days after the last day of the Company's fiscal year, commencing with the fiscal year ending October 31, 1999, the Company shall apply or cause to be applied an amount equal to 75% of the Company's Excess Cash Flow for such fiscal year as provided in Section 3.02(B)(a); provided that (i) such amount shall be 50% with respect to the fiscal year ending October 31, 1999 and (ii) such amount shall be 50% for subsequent years if the ratio of Indebtedness for borrowed money of the Company and its Subsidiaries on the last day of such fiscal year to Consolidated EBITDA of the Company for the Test Period ending at the end of such fiscal year, on a pro forma basis after giving effect to any Designated Acquisitions made during such year, shall be less than 3.5:1.0; provided further that any funds used for any Designated Acquisition made subsequent to the end of such fiscal year and prior to the date of payment shall reduce Excess Cash Flow (before applying the prepayment percentage) for purposes of this Section 3.02(A)(g) except to the extent funded with Acquisition Term Loans or from the $12,500,000 Revolving Loan basket set forth in Section 6.18.

            (h) On the Business Day after the date of the receipt thereof by the Company and/or any of its Subsidiaries, the Company shall apply or cause to be applied an amount equal to 100% of the proceeds received by such Person (net of underwriting discounts and commissions and other reasonably incurred costs and expenses directly associated therewith) of the sale after the Closing Date of equity (including the sale of equity by Holdings, the proceeds of which are required to be contributed to the Company in accordance with the provisions of Section 7.14 but excluding sales to directors constituting directors qualifying shares, where required by law) as provided in Section 3.02(B)(a).

            (i) At the Administrative Agent's discretion, on the Business Day after the date of receipt thereof by the Company and/or any of its Subsidiaries, the Company shall apply or cause to be applied an amount equal to (x) 100% of any insurance proceeds other than Net Proceeds or insurance proceeds of the type referred to in clause (y) below (less reasonably incurred costs to recover) received less any portion of such proceeds not in excess of $10,000,000 attributable to a casualty, so long as there exists no Event of Default, that is applied or committed to be applied within a reasonable period of time to repair or replace the damaged property; provided that any insurance proceeds received in respect of an inventory loss shall not be counted towards the $10,000,000 limit and shall not be required to be applied as a mandatory prepayment pursuant to this Section 3.02(A)(i), and (y) 100% of any business interruption insurance proceeds (less reasonably incurred costs to recover) over $5,000,000 attributable to a casualty, in each case as provided in Section 3.02(B)(a).

            (j) If any of the Mortgaged Real Property is the subject of a Taking or Destruction and either the Company or its applicable Subsidiary has elected not to effect a Restoration or neither the Collateral Agent nor the Company or its applicable Subsidiary, as the case may be, has elected to effect a Restoration, in each case, in accordance with the provisions of the applicable Mortgage, then on the first Business Day following the last day the Company or its applicable Subsidiary can elect to effect a Restoration (in the event that the Company or its applicable Subsidiary has the right to make such an election) or, in the event that the Net Award or Net Proceeds, as the case may be, are in excess of $10,000,000 and the Company or its applicable Subsidiary does not otherwise have the right to make an election to effect a Restoration, the day the Collateral Agent has notified the Company or its applicable Subsidiary that a Restoration will not be required in the case of any of the Mortgaged Real Property being the subject of a Taking or Destruction, the Company shall apply or cause to be applied an amount equal to the applicable Net Award or Net Proceeds, as the case may be, as a result of such Taking or Destruction, as provided in Section 3.02(B)(a).

            (k) On the date of the receipt thereof by the Company and/or any of its Subsidiaries, the Company shall apply or cause to be applied an amount equal to 75% of any surplus assets of any Pension Plan returned to the Company or such Subsidiary as provided in Section 3.02(B)(a).

            (l) Notwithstanding anything to the contrary contained herein, no Acceptance may be prepaid prior to the maturity date thereof.

            (B) Application:

            (a) Prepayments to be applied pursuant to this Section 3.02(B)(a) shall be applied as follows: (i) first, on a pro rata basis among the A Term Loans, the B Term Loans and any outstanding Acquisition Term Loans, in each case, in inverse order of maturity with respect to the remaining Scheduled A Term Loans Principal Payments, the remaining Scheduled B Term Loans Principal Payments and the remaining Scheduled Acquisition Term Loan Principal Payments; provided that each holder of B Term Loans may, upon reasonable notice to the Borrowers and the Administrative Agent, decline such prepayment, in which case such prepayment shall be applied to Scheduled A Term Loans Principal Payments and Scheduled Acquisition Term Loan Principal Payments as aforesaid; (ii) second, to permanently reduce the Revolving Loan Commitment (and (y) to the extent such Total Revolving Loan Commitment exceeds the Maximum Swingline Amount, the Maximum Swingline Amount on a pro rata basis and (z) if required as a result of such reduction, to prepay Swingline Loans or Revolving Loans, or, if no such Loans are outstanding, to cash collateralize Letters of Credit and Acceptances on a pro rata basis in a manner reasonably satisfactory to the Administrative Agent); and (iii) third, the Acquisition Term Loan Commitment, if any, will be permanently reduced in an amount equal to the amount otherwise required to be prepaid. Amounts applied pursuant to this
      Section 3.02(B)(a) may not be reborrowed; and

            (b) With respect to each prepayment of Loans required by Section 3.02(A), the Borrowers shall give the Administrative Agent two Business Days notice and may designate the Types of Loans and the specific Borrowing or Borrowings which are to be prepaid; provided that (i)(x) Reserve Adjusted Eurodollar Loans may be designated for prepayment pursuant to this Section 3.02 only on the last day of an Interest Period applicable thereto unless all Reserve Adjusted Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans and Prime Rate Loans have been or are con-currently being paid in full and (y) if any prepayment of Reserve Adjusted Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans; and (ii) in the case a Reserve Adjusted Eurodollar Loan is required to be prepaid pursuant to this Section 3.02 prior to the last day of the Interest Period applicable thereto, the Borrowers may in order to avoid paying any amount pursuant to Section 1.10(f) deposit such prepayment in escrow with the Administrative Agent (or U.K. Swingline Bank in the case of Pounds Sterling Reserve Adjusted Eurodollar Loans), which escrow shall be satisfactory to the Administrative Agent (or U.K. Swingline Bank in the case of Pounds Sterling Reserve Adjusted Eurodollar Loans), and which amount in escrow shall be applied as of the last day of the applicable Interest Period to the repayment of the applicable Loan. In the absence of a designation by the Borrowers, the Administrative Agent shall, subject to the above, apply prepayments first to Base Rate Loans and thereafter to Reserve Adjusted Eurodollar Loans. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 1.10(f).

            (c) Any proceeds received by the Company or any of its Subsidiaries as discussed in Section 3.02(A)(i) or (j) shall be deposited, on the date of receipt thereof by the Company or any such Subsidiary, with the Administrative Agent in escrow (or pursuant to other arrangements satisfactory to the Administrative Agent) until such funds are used in accordance with either such Section.

            3.03. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent (or U.K. Swingline Bank in the case of Pounds Sterling Reserve Adjusted Eurodollar Loans), for the ratable account of the Banks entitled thereto, not later than 2:00 P.M. (New York time) in the case of Loans in U.S. Dollars or Canadian Dollars and no later than the time specified by the U.K. Swingline Bank in the case of Loans in Pounds Sterling on the date when due and shall be made in immediately available funds (i) with respect to principal of, interest on, and any other amount relating to any U.K. Swingline Loan, shall be made in Pounds Sterling, (ii) with respect to principal of, interest on and any other amount relat-ing to any Canadian Swingline Loan, shall be made in Canadian Dollars and (iii) with respect to all other amounts payable hereunder, shall be made in U.S. Dollars to the account specified therefor by the Administrative Agent or if no account has been so specified at the Administrative Agent's Office, it being understood that written notice by the Borrowers to the Administrative Agent or U.K. Swingline Bank, as the case may be, to make a payment from the funds in the Borrowers' account at the Administrative Agent's Office or the office designated by the U.K. Swingline Bank, as the case may be, shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent or U.K. Swingline Bank, as the case may be, will thereafter cause to be distributed on the same day (if payment is actually received by the Administrative Agent in New York prior to 2:00 P.M. (New York time) or by the U.K. Swingline Bank in London prior to 2:00 P.M. (London time), as the case may be, on such day) funds relating to the payment of principal or interest or fees ratably to the Banks entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Administrative Agent or U.K. Swingline Bank, as the case may be, in full on the same day (if payment is actually received by the Administrative Agent prior to 2:00 P.M. (New York time) or by the U.K. Swingline Bank prior to 2:00 P.M. (London time) in the case of Loans in Pounds Sterling on such day), the Administrative Agent or U.K. Swingline Bank, as the case may be, shall pay to each Bank its ratable amount thereof and each such Bank shall be entitled to receive from the Administrative Agent or U.K. Swingline Bank, as the case may be, upon demand, interest on such amount at (i) the Federal Funds Rate (according to the U.S. Council on International Banking Interbank Compensation Rules) in the case of a payment in U.S. Dollars, (ii) the Canadian Federal Funds Rate in the case of a payment in Canadian Dollars and (iii) the Overnight Rate in the case of a payment in Pounds Sterling for each day from the date such amount is paid to the Administrative Agent or U.K. Swingline Bank, as the case may be, until the date the Administrative Agent or U.K. Swingline Bank, as the case may be, pays such amount to such Bank.

            (b) Any payments under this Agreement which are made by the Borrowers on the date required but later than 2:00 P.M. (New York time) (or 2:00 P.M. (London time) in the case of Loans in Pounds Sterling) shall, solely for purposes of the calculation of interest and not for purposes of Section 8.01, be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Reserve Adjusted Eurodollar Loans, if such next succeeding applicable Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

            3.04. Net Payments. (a) All payments by each Borrower under this Agreement and/or under any Credit Document shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Authority, other than any tax (including any franchise tax) imposed on or measured by the net income or net profits of a Bank, or any tax on or measured by the capital of a Bank, pursuant to the income tax laws of the jurisdictions where such Bank's principal or applicable lending office is located (collectively, "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement and/or under any Credit Document. If any Borrower is required by law to make any deduction or withholding on account of Taxes from any payment due hereunder or under the Notes, then (a) such Borrower shall timely remit such Taxes to the Governmental Authority imposing the same and (b) the amount payable hereunder or under the Notes will be increased to such amount which, after deduction from such increased amount of all amounts required to be deducted or withheld therefrom, will not be less than the amount otherwise due and payable hereunder. Without prejudice to the foregoing, if any Bank or any Agent is required to make any payment on account of Taxes, the Applicable Borrower will, upon notification by the Bank or the Agent promptly indemnify such person against such Taxes, together with any interest, penalties and expenses payable or incurred in connection therewith. Each Borrower shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction as such Bank shall determine are payable by such Bank in respect of Taxes paid to or on behalf of such Bank pursuant to this Section 3.04. For purposes of this Section, the term "Taxes" includes interest, penalties and expenses payable or incurred in connection therewith. A certificate as to any additional amounts payable to a Bank under this Section 3.04 submitted to the Borrower by such Bank shall, absent manifest error, be final, conclusive and binding for all purposes upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) that makes a Loan to a U.S. Borrower agrees to deliver to the U.S. Borrowers and the Administrative Agent on or prior to the Closing Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor or additional forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or other Credit Document, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit P (any such certificate, a "Section 3.04 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor or additional forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or other Credit Document. In addition, each Bank agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the U.S. Borrowers and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 3.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the U.S. Borrowers and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such form or certificate pursuant to this
Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 11.04(b) and Section 3.04(c), (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 3.04(a) hereof to gross up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes.

            (c) Notwithstanding anything to the contrary contained elsewhere in this Section 3.04, the Borrowers, jointly and severally, agree to pay additional amounts and to indemnify each Bank in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the last sentence of Section 3.04(b) as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deduction or withholding of income or similar Taxes.

            (d) Each Bank which is resident for tax purposes in the United Kingdom and which is making a loan to a U.K. Borrower or which is making a loan to a U.K. Borrower through a U.K. branch hereby represents that it is a "bank" within the meaning of section 840A Income and Corporation Taxes Act 1988, and that it is beneficially entitled to the interest payable to it under this Agreement, undertakes to notify the U.K. Borrower and the Administrative Agent if either representation ceases to be correct, and further agrees to ensure that such interest is brought within the charge to United Kingdom corporation tax by the person beneficially entitled to the interest.

            (e) Each Bank which is not resident for tax purposes in the United Kingdom and which is making a loan to a U.K. Borrower through a branch located outside the United Kingdom agrees to furnish to the tax authorities of the country in which such Bank is resident for tax purposes on or prior to the Closing Date (or if such Bank becomes a Bank after the Closing Date, at or prior to the time the Bank becomes a Bank), for certification and forwarding by such tax authorities to the United Kingdom Inland Revenue, the form specified by the United Kingdom Inland Revenue for such purposes. For the avoidance of doubt, a Bank shall be entitled to receive additional amounts pursuant to Section 3.04(a) which are attributable to the withholding or deduction imposed during the period that the form is being processed by the United Kingdom Inland Revenue.

            (f) In addition, the Applicable Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by or to it hereunder or under its Note or from the execution and delivery by it or registration of, or otherwise with respect to, its participation in this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (g) If Holdings or any Credit Party pays any additional amount under this Section 3.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Bank shall pay to such Person an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such Tax Benefit; provided, however, that (i) such Bank shall not be required to make any payment under this paragraph of this
Section 3.04 if an Event of Default shall have occurred and be continuing; (ii) any taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to Holdings or any Credit Party pursuant to this paragraph of this Section 3.04 shall be treated as a tax for which Holdings or such Credit Party is obligated to indemnify such Bank pursuant to this Section 3.04 without any exclusions or defenses; (iii) such Bank shall not be required to make any payment under this paragraph of this Section 3.04 in excess of such additional amounts received by such Bank; and

(iv) nothing in this paragraph of this Section 3.04 shall require the Bank to disclose to any obligor any information determined by such Bank in its sole discretion to be confidential (including its tax returns).

            3.05. Currency Exchange Fluctuations (a) The Company and its Subsidiaries will implement and maintain internal controls to monitor the borrowings and repayments of Loans by the Borrowers and the issuance of and drawings under Letters of Credit, with the object of preventing any request for a Credit Extension that would result in (i) the aggregate outstanding Revolving Loans and the Dollar Equivalent amount of the Swingline Loans and Letter of Credit Usage being in excess of the lesser of (y) the Total Revolving Loan Commitments available pursuant to Section 1.01(d) and (z) the Borrowing Base as shown in the Borrowing Base Certificate that was last delivered pursuant to
Section 6.01; provided such Borrowing Base Certificate was required to be delivered pursuant to and was in compliance with Section 6.01 or was delivered after the Borrowing Base Certificate last required to be delivered pursuant to
Section 6.01, or (ii) the aggregate amount of U.K. Swingline Loans or Canadian Swingline Loans exceeding the applicable Maximum Swingline Amount and of promptly identifying and remedying any circumstance where, by reason of changes in exchange rates, such limits have been exceeded.

            (b) Subject to Section 1.10(f), if on any Computation Date the Administrative Agent shall have determined that (i) the aggregate outstanding Revolving Loans and the Dollar Equivalent amount of the Swingline Loans and Letter of Credit Usage exceed the lesser of (y) the Total Revolving Loan Commitment and (z) the Borrowing Base as shown in the Borrowing Base Certificate that was last delivered pursuant to Section 6.01, provided such Borrowing Base Certificate was required to be delivered pursuant to and was in compliance with
Section 6.01 or was delivered after the Borrowing Base Certificate last required to be delivered pursuant to Section 6.01, by more than the Dollar Equivalent amount of U.S. $750,000, (ii) the aggregate outstanding U.K. Swingline Loans exceed the applicable Maximum Swingline Amount by more than the Dollar Equivalent amount of U.S. $750,000 or (iii) the aggregate outstanding Canadian Swingline Loans exceed the applicable Maximum Swingline Amount by more than the Dollar Equivalent amount of U.S. $250,000, in each such case due to a change in applicable rates of exchange between U.S. Dollars, on the one hand, and Pounds Sterling or Canadian Dollars, on the other hand, then the Administrative Agent shall give notice to the Applicable Borrowers that a prepayment of Revolving Loans (or, if no Revolving

Loans are outstanding, payment of unreimbursed drawings under Letters of Credit or, if none thereof, Cash collateralization of outstanding Letters of Credit), U.K. Swingline Loans or Canadian Swingline Loans, as the case may be, is required under this subsection, and the Applicable Borrowers agree if such excess shall not have been prepaid within five Business Days of such notice or during five Business Days such excess has not been eliminated by changes in currency exchange rates thereupon to make prepayments (by such repayment of Loans, payment of unreimbursed drawings or Cash collateralization) such that, after giving effect to such prepayment (or payment or Cash collateralization and changes in currency exchange rates), (i) the aggregate outstanding Revolving Loans and the Dollar Equivalent amount of the Swingline Loans and Letter of Credit Usage do not exceed the lesser of (y) the Total Revolving Loan Commitments then available pursuant to Section 1.01(d) or (z) the Borrowing Base as shown in the Borrowing Base Certificate that was last delivered pursuant to
Section 6.01; provided such Borrowing Base Certificate was required to be delivered pursuant to and was in compliance with Section 6.01 or was delivered after the Borrowing Base Certificate last required to be delivered pursuant to
Section 6.01, and (ii) the aggregate outstanding U.K. Swingline Loans and Canadian Swingline Loans do not exceed the applicable Maximum Swingline Amount.

            3.06. Authorizations. Without prejudice to the obligations to prepay as set out in this Section 3, any Applicable Borrower proposing to make any prepayment under this Section 3 will, prior to making any such prepayment, take all steps required of it to obtain any consents, authorizations or other approvals or take any other action which may at any relevant time be required of it in respect of any such prepayment to be made by it (including taking all requisite steps under Chapter VI of the Companies Act 1985 of Great Britain).

            SECTION 4. Conditions Precedent.

            4.01. Conditions Precedent to Initial Loans. The obligations of the Banks to make the Initial Loans to the Borrowers hereunder are subject, at the time of the making of each such Initial Loans (except as otherwise hereinafter indicated), to the substantially contemporaneous satisfaction of the following conditions:

            (a) Officers' Certificate. On the Closing Date, the Agents shall have received certificates dated such date signed by appropriate officers of Holdings and each of the Borrowers, stating that all of the applicable conditions set forth in Sections 4.01, 4.02 and, if applicable, 4.03 and 4.04 (in each case disregarding any reference therein that such condition be deemed satisfactory by the Agents and/or the Required Banks) have been satisfied or waived as of such date.

            (b) Opinions of Counsel. On the Closing Date, the Agents shall have received an opinion or opinions addressed to each of the Banks and dated the Closing Date, each in form and substance satisfactory to the Agents, from (i) Akin, Gump, Strauss, Hauer & Feld, L.L.P., New York counsel to each Credit Party, which opinion shall be in the form of Exhibit C-1 hereto, (ii) Linklaters & Paines, United Kingdom counsel to each United Kingdom Credit Party, which opinion shall be in the form of Exhibit C-2 hereto, (iii) McCarthy Tetrault, Canadian counsel to each Canadian Credit Party, and Patterson, Palmer, Hunt, Murphy, Canadian counsel to each Canadian Credit Party, which opinions shall be in the form of Exhibit C-3(a) and (b) hereto, respectively, (iv) local counsel to the Borrowers in each jurisdiction in which Collateral is located, which opinions shall be in the form of Exhibit C-4 hereto, (v) foreign local counsel opinions, satisfactory in form and substance to the Agents, and (vi) a reliance letter from Kirkland & Ellis, counsel to HarnCo, entitling the Banks to rely upon its opinion delivered pursuant to the Recapitalization Agreement.

            (c) Corporate Proceedings. All corporate and legal proceedings in connection with the Transaction contemplated by the Documents shall be satisfactory in form and substance to the Agents, and the Agents shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Agents reasonably may have requested from any Credit Party or any Affiliate of either thereof in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. Without limiting the foregoing, the Agent shall have received (i) evidence satisfactory to them that the Boards of Directors or Board of Managers or the foreign equivalent, as the case may be, of each Credit Party, shall have approved the Transaction contemplated by the Documents, (ii) resolutions of the Boards of Directors or Board of Managers or the foreign equivalent, as the case may be, of each Credit Party, approving and authorizing such documents and actions as are contemplated hereby in form and substance reasonably satisfactory to the Agents including without limitation the execution and delivery of all Documents to be executed by such Person, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, and (iii) signature and incumbency certificates of officers of each Credit Party executing instruments, documents or agreements required to be executed in connection with the Transaction contemplated by the Documents.

            (d) Transaction Documents; Transaction.

            (i) Full, complete and accurate copies of the Transaction Documents shall have been provided to the Agents. The Transaction Documents and any amendments thereto shall be in form and substance reasonably satisfactory to the Agents, and each of the Transaction Documents required to be executed and delivered on or prior to the Closing Date shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect. No term or provision of the Transaction Documents shall have been modified, and no condition to the consummation of the Transaction shall have been waived, in either case in a manner detrimental (provided the Agents may waive non-material changes in their reasonable discretion) to any Credit Party, by any of the parties thereto. Each Credit Party and any of their Affiliates shall have in all material respects done and performed such acts and observed such covenants which each is required to do or perform under the Transaction Documents and in order to consummate the Transaction on or prior to the Effective Date.

           (ii) Each Credit Party shall have provided evidence satisfactory in form and substance to the Agents that the Transaction is being consummated contemporaneously.

            (e) Additional Financing.

            (i) Holdings shall have received gross proceeds (before deducting the initial purchasers' discount) of at least $60.0 million from the issuance of the Series A Preferred Units and MHE Investments shall have received gross cash proceeds of $54 million from the issuance of equity securities, and the terms and conditions of such Preferred Units, equity investment and such capital contribution shall be satisfactory to the Agents.

            (ii) Holdings shall have issued the Series B Preferred Units to HarnCo.

            (iii) The Company shall have received gross proceeds (before deducting the initial purchasers' discount) of $200 million from the issuance of Public Notes, and the terms and conditions of such Public Notes shall be satisfactory to the Agents.

            (f) Organizational Documentation, etc. On or prior to the Closing Date, the Banks shall have received copies of true and complete certified copies of the following documents of each Credit Party, the provisions of which shall be reasonably satisfactory to the Agents:

                  (i) Each such Person's respective Certificate or Articles of
            Incorporation or Certificate of Formation or the foreign equivalent, which shall be certified and be accompanied by a good standing certificate or the foreign equivalent, if any, from the jurisdiction of its organization and good standing certificates, if any, from the jurisdictions in which it is qualified to do business as a foreign corporation, each to be dated a recent date prior to the Closing Date; and

                 (ii) Each such Person's respective By-laws or operating
            agreement or the foreign equivalent, certified as of the Closing Date by its corporate secretary.

            (g) Credit Documents. Each of this Agreement and each other Credit Document shall (i) be in form and substance satisfactory to the Agents and
      (ii) have been, on or prior to the Closing Date, duly authorized, executed and delivered by each of the parties signatory thereto.

            (h) Notes. There shall have been delivered to the Administrative Agent for the account of each of the Banks which has so requested the Term Notes, the Acquisition Term Notes, the Revolving Notes and the Swingline Notes executed by the applicable Borrower in the amounts and maturities and as otherwise provided herein.

            (i) Certain Fees.

            (i) All costs, fees and expenses (including, without limitation, legal fees and expenses) payable to CIBC and

      Indosuez pursuant to the letter agreement between Chartwell and Indosuez dated March 4, 1998 shall have been paid in full.

           (ii) The Borrowers shall have paid or have caused to be paid the commitment and other fees and expenses (including, without limitation, reasonable legal fees and expenses) contemplated hereby and/or in connection with the other Documents.

            (j) Financial Statements, etc.

            (i) Prior to the Closing Date, the Agents shall have received combined financial statements audited by Price Waterhouse LLP, including a balance sheet as of October 31, 1996 and October 31, 1997 and statements of income and cash flows of the MHE Business for the fiscal years ended October 31, 1995, October 31, 1996 and October 31, 1997 and unaudited financial statements for the thirteen-week period ended January 31, 1998, and the pro forma balance sheet of the Company as of January 31, 1998, after giving effect to the Transaction and the Borrowings under this Agreement. The Company shall have delivered to the Agents five-year financial projections, accompanied by a statement by the Company that such projections are based on assumptions believed by it in good faith to be reasonable as to the future financial performance of the Company at the time made, reasonably satisfactory to the Agents, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

           (ii) Prior to the Closing Date, the Agents shall have received an accounting review prepared by Coopers & Lybrand LLP in form and substance reasonably satisfactory to the Agents.

            (k) Insurance.

            (i) Set forth on Schedule 6.01(i) is a summary of all insurance policies maintained by the Company and its Subsidiaries, and the insurance coverage provided for the Company and its Subsidiaries by such insurance policies shall be reasonably satisfactory to the Agents.

           (ii) Prior to the Closing Date, the Agents shall have received an insurance review prepared by J.H. Marsh &

      McLennan in form and substance reasonably satisfactory to the Agents.

          (iii) On the Closing Date, the Agents shall have received the insurance certificates in respect of the Collateral required by the Security Documents.

            (l) Performance Bonds; Surety Lines.

            (i) On the Closing Date, the Agents shall be reasonably satisfied that the Borrowers will be able to service and maintain any performance bonds that may be required in the ordinary course of business on reasonable terms and conditions.

            (ii) Prior to the Closing Date, the Company and its Subsidiaries shall have established independent surety lines on terms satisfactory to the Banks.

            (m) Indebtedness, etc. On or prior to the Closing Date and except as set forth on Schedule 5.21(a) (which shall only cover balance sheet categories), the Credit Parties and their respective Subsidiaries shall have repaid or defeased all existing Indebtedness of the categories specified in clauses (i), (iii), (iv), (v) and (vii) of the definition of Indebtedness in a manner satisfactory to the Agents.

            (n) Security Documents and Guarantees. The Security Documents and the Guarantees shall have been duly executed and delivered by the respective parties thereto and there shall have been delivered to the Collateral Agent (i) certificates representing all Pledged Securities (if certificated), together with executed and undated stock powers and/or assignments in blank, (ii) evidence of the filing or making of arrangement for filing of appropriate financing statements or comparable documents under the provisions of the UCC and applicable domestic, foreign or local laws, rules or regulations in each of the offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) where such filing is necessary or appropriate to grant to the Collateral Agent a perfected first priority Lien in such Collateral superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except Liens expressly permitted by the applicable Security Document, (iii) tax lien and judgment searches, to the extent avail-able, and certified copies of Requests for Information (Form UCC-11 or the equivalent) or equivalent reports or lien search reports in the United States, the United Kingdom and Canada listing all effective financing statements or comparable documents which name any Credit Party or any of its Subsidiaries (prior to and after giving effect to the Transaction) as debtor and which are filed in those jurisdictions in which any of the Collateral is located and the jurisdictions in which any Credit Party or any of its Subsidiaries maintains its chief executive office, none of which shall encumber the Collateral covered or intended or purported to be covered by the Security Documents except Prior Liens and other Liens expressly permitted by the applicable Security Document and (iv) evidence of the completion of all recordings and filings of each Security Document and delivery of such other security and other documents as may be necessary (which, in respect of the U.K., will be provided reasonably contemporaneously with the execution and delivery of the Security Documents and the Guarantees) or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported or intended to be created, by the Security Documents.

            (o) No Material Adverse Change. From October 31, 1997 to and including the Closing Date, there shall have been no material adverse change in the business, assets, properties, condition (financial or otherwise) or prospects of the MHE Business or the Company and its Subsidiaries, taken as a whole, or in the industries in which they compete, other than the Transaction and the obligations incurred under the Credit Documents.

            (p) Consents, etc. All material governmental and third party approvals and consents (including, without limitation, all material approvals and consents required in connection with any environmental statutes, rules or regulations), if any, in connection with the Transaction, the transactions contemplated by the Credit Documents and the Transaction Documents, and in either case otherwise referred to herein or therein to be completed on or before the Closing Date shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Agents, materially adverse conditions upon the consummation of the Transaction. There shall not exist any judgment, order, injunction or other restraint is-sued or filed with respect to the making of the Loans hereunder or the consummation of the Transaction.

            (q) Environmental Review. Prior to the Closing Date, there shall have been delivered to the Agents for each of the Banks an Officers' Certificate of the Company in substantially the form of Exhibit M hereto and environmental reviews in form and substance satisfactory to the Agents from Collier, Shannon, Rill & Scott with respect to the assets of the Company and its Subsidiaries.

            (r) Borrowing Base Certificate. Prior to the initial Revolving Loan, the Agents and the Banks shall have received and the Agents shall be satisfied (both as to form and substance) with a Borrowing Base Certificate which shall be prepared as of a date prior to the Closing Date that is satisfactory to the Agents which Borrowing Base Certificate shall indicate that the Borrowing Base as of February 28, 1998 will exceed the Revolving Loan Borrowing to be incurred on the Closing Date by at least $1,000,000.

            (s) Leases. All material Capital Leases of the Credit Parties or their respective Subsidiaries and all material Operating Leases of the Credit Parties or their respective Subsidiaries outstanding immediately prior to the Transaction shall remain in force after giving effect to the Transaction.

            (t) Solvency. On the Closing Date, the Banks shall have received an opinion from Valuation Research Corporation and an Officers' Solvency Certificate in the form of Exhibit N hereto, in each case supporting the conclusions that, before and after giving effect to the Transaction, the contemplated borrowings of the full amounts which will be available under the Total Term Loan Commitments and the Total Revolving Loan Commitments, the execution of the Guarantees and the Security Documents, none of the Credit Parties will be insolvent, will be rendered insolvent by the indebtedness incurred in connection therewith, will be left with unreasonably small capital with which to engage in its business or will have incurred debts, including Contingent Obligations, beyond its ability to pay such debts as they mature.

            (u) Conditions Relating to Mortgaged Real Property and Real Property. On or prior to the Closing Date, the Company shall have caused to be delivered to the Collat-eral Agent, on behalf of the Banks, the following documents and instruments:

                  (i) Mortgages encumbering each Mortgaged Real Property set forth on Schedule 4.01(u)(i) in favor of the Collateral Agent, for the benefit of the Banks, duly executed and acknowledged by the Applicable Borrower, and otherwise in form for recording in the recording office where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in
            Section 4.01(b)(iv) in respect of such Mortgage, all of which shall be in form and substance satisfactory to the Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall when recorded be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens and other Liens expressly permitted by such Mortgage;

                 (ii) with respect to each Mortgaged Real Property, (x) such consents, approvals, amendments, supplements and (y) except in respect of such property in the United Kingdom, estoppels and tenant subordination agreements or other instruments as necessary or required to consummate the Transaction contemplated hereby or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

                (iii) with respect to each Mortgage of real property located in the United States, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein in an amount not less than 115% of the fair market value thereof, which policies (or commitments) shall (w) be issued by the Title Company, (x) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (y) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the real property subject to such Mortgage) as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business and so-called comprehensive coverage over covenants and restrictions) and (z) contain only such exceptions to title as shall be Prior Liens or are otherwise agreed to by the Collateral Agent on or prior to the Closing Date with respect to such Mortgaged Real Property;

                 (iv) with respect to each Mortgage of Real Property in Canada, a legal opinion of counsel to the applicable Credit Party as to title, encumbrances, priorities and other matters in form and substance reasonably satisfactory to the Administrative Agent;

                  (v) with respect to each Mortgaged Real Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

                  (vi) with respect to each Mortgaged Real Property, a survey;

                  (vii) with respect to each Mortgaged Real Property (other than
            Mortgaged Real Property in the United Kingdom), UCC, judgment and tax lien searches (or foreign jurisdiction equivalents, to the extent available) confirming that the personal property comprising a part of such Real Property or Mortgaged Real Property is subject to no Liens other than Prior Liens;

                  (viii) with respect to each Mortgaged Real Property (other than Mortgaged Real Property in the United Kingdom), such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (iii) above;

                  (ix) evidence acceptable to the Collateral Agent of payment
            (should it be required to be made on or prior to the Closing Date) by the appropriate Credit Party or Subsidiary thereof of all applicable title insurance premiums (if applicable), search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies (if applicable) referred to in subparagraph (iii) above;

                  (x) with respect to each Real Property or Mortgaged Real
            Property, copies of all Leases, leases in which a Credit Party or Subsidiary thereof holds the tenant's interest or other agreements relating to possessory interests. To the extent any of the foregoing affect any Mortgaged Real Property, the interest of any tenant of a Credit Party created by such agreement shall be subordinate to the Mortgage to be recorded against such Mortgaged Real Property (other than Mortgaged Real Property in the United Kingdom) and otherwise acceptable to the Collateral Agent; and

                 (xi) with respect to each Mortgaged Real Property (other than
            Mortgaged Real Property in the United Kingdom), an Officers' Certificate or other evidence satisfactory to the Collateral Agent that as of the date thereof there (x) has been issued and is in effect a valid and proper certificate of occupancy or other local equivalent, if any, for the use then being made of such Mortgaged Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Mortgaged Real Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness, (y) has not occurred any Taking or Destruction of any Mortgaged Real Property or Real Property and (z) are no disputes regarding boundary lines, location, encroachment or possession of any Real Property or Mortgaged Real Property and no state of facts existing which could give rise to any such claim which could reasonably be expected to have a material adverse effect on the value or utility of such Real Property or Mortgaged Real Property.

            (v) Labor Matters. There shall be no labor disputes, strikes or work stoppages, pending or threatened, involving any Credit Party or any of their Subsidiaries that could reasonably be expected to adversely affect the consummation of the Transaction or that could reasonably be expected to have a Material Adverse Effect.

            (w) Recapitalization Documents, etc. There shall be no litigation by any Person pending, or to any Borrower's knowledge threatened, with respect to the Recapitalization documents that, in the Agents' good faith judgment, could reasonably be expected to have a Material Adverse Effect after giving effect to the Recapitalization, and the Agents shall be reasonably satisfied with the capital, organizational and management structure of Holdings and the Borrowers and each of their Subsidiaries.

            The acceptance of the proceeds of each Borrowing of Initial Loans shall constitute a representation and warranty by each Borrower to each of the Banks that all of the applicable conditions specified above have been satisfied or waived as of that time and that, at the time of a Borrowing of such Initial Loan (or substantially contemporaneous therewith), the conditions specified in
Section 4.02 have been satisfied, in all material respects, or waived. All of the certificates, legal opinions and other documents and papers referred to in this Section 4.01, unless otherwise specified, shall be delivered to each Agent at the Administrative Agent's Office (or such other location as may be specified by the Agents) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agents.

            4.02. Conditions Precedent to All Loans. The obligation of the Banks to make all Loans (which term shall not include a conversion or continuation of a Loan), including the Initial Loans, is subject, at the time of each such Loan, to the satisfaction of the following conditions:

            (a) Effectiveness. This Agreement shall have become effective as provided in Section 11.10.

            (b) No Default; Representations and Warranties. At the time of the making of each Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Loan, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

            (c) Adverse Change, etc. (i) Since October 31, 1997, nothing shall have occurred or become known which the Required Banks or the Administrative Agent shall have determined could reasonably be expected to have a Material Adverse Effect.

           (ii) All material governmental and third party approvals and consents (including, without limitation, all material approvals and consents required in connection with any environmental statutes, rules or regulations), if any, in connection with the conduct of the business of the Company and its Subsidiaries, taken as a whole, shall have been obtained and remain in effect.

          (iii) There shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of any Loan hereunder in accordance with the terms of this Agreement.

            (d) Documentation and Opinions of Counsel. The Administrative Agent shall have received such documentation and opinion or opinions, addressed to each of the Banks, from counsel to each Credit Party as may be reasonably required, with reasonable notice under the circumstances, by and shall be reasonably satisfactory to the Administrative Agent from (i) such counsel to each Credit Party and (ii) appropriate local counsel, which opinions shall cover such matters as reasonably requested by, and be in form and substance satisfactory to, the Administrative Agent.

            (e) Margin Rules. On the date of each Borrowing of Loans, neither the making of any Loan nor the use of the proceeds thereof will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            (f) Borrowing Base Certificate. The Administrative Agent and the Required Banks shall have received and shall be reasonably satisfied (both as to form and substance) with the Borrowing Base Certificate last delivered to the Banks.

            (g) Real Property Disclosure. Each Credit Party shall have made all notifications, registrations, and filings in accordance with all State, Local and Foreign Disclosure Requirements applicable to the Real Property, including the use of forms provided by state or local agencies, where such forms exist, whether to the Borrowers or to or with the state or local agency to the extent failure to make such filings could reasonably be expected to have a Material Adverse Effect.

            The acceptance of the proceeds of each Borrowing of Loans shall constitute a representation and warranty by each Borrower to each of the Banks that all of the applicable conditions specified in Section 4.02 have been satisfied or waived.

            All of the certificates, legal opinions and other documents and papers referred to in this Section 4.02, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Office (or such other location as may be specified by the Administrative Agent) for the account of each of the Banks and in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent.

            4.03. Additional Conditions Precedent to Acquisition Term Loans. The obligations of the Banks to make the Acquisition Term Loans (which shall not include a conversion or continuation of any such Loan), including any Acquisition Term Loan made on the Closing Date, are subject to the satisfaction of the following additional conditions:

            (a) Each Acquisition Term Loan shall be made solely to effect a Designated Acquisition and costs and expenses incurred therewith, or to repay Indebtedness incurred pursuant to Section 7.04(i);

            (b) No later than ten Business Days (or four Business Days with respect to a Designated Acquisition for which the consent of the Required Banks is not required) prior to the Acquisition Term Loan Closing Date (except to the extent the Administrative Agent agrees to a shorter period), the Administrative Agent shall have received each of the following with respect to the consummation of the Designated Acquisition to be financed with the proceeds of such Acquisition Term Loan; provided that if the Designated Acquisition involves a total acquisition price of $5,000,000 or less the information specified in (y) clause (i) below need not be audited or reviewed and shall only be provided if available from the Designated Acquisition or can be prepared without undue expense and (z) clause (iii) below need not be furnished:

                  (i) (A) audited financial statements, prepared in accordance with GAAP, including a balance sheet and statements of income and cash flows of the entity listed as the Designated Acquisition for the most recent full fiscal year or years that would be required to be included in any filing made with the SEC; provided that if such audited financial statements are not available, then a detailed accounting review similar to those undertaken and completed in transactions previously consummated by the Company and its Subsidiaries shall be performed by a "Big Five" accounting firm (or other firm reasonably satisfactory to the Administrative Agent) and
            (B) unaudited financial statements, prepared in accordance with GAAP, including a balance sheet and statements of income and cash flows of the entity listed as the Designated Acquisition for each of the interim periods subsequent to the audited financial statements referred to in clause (A) above;

                 (ii) a pro forma Borrowing Base Certificate and a pro forma balance sheet and pro forma consolidated statements of income and cash flows of the Company and its Subsidiaries, after giving effect to the consummation of the Designated Acquisition, as at the end of the most recent month for which financial statements are available;

                (iii) projections for the Designated Acquisition, substantially in the form of the projections provided pursuant to Section 4.01(j) or otherwise in a form acceptable to the Administrative Agent, for the Designated Acquisition's then current calendar year or the Company's then current fiscal year and the next four succeeding calendar years of the Designated Acquisition or fiscal years of the Company, prepared in accordance with the Designated Acquisition's normal accounting procedures (and which will represent management's reasonable estimate of the projected performance of the Designated Acquisition and its Subsidiaries during such periods) applied on a consistent basis, including, without limitation (i) forecasted consolidated balance sheets, consolidated statements of operations, of stockholders' equity and of cash flows of the Designated Acquisition and its Subsidiaries on a consolidated basis for such periods, (ii) the amount of forecasted capital expenditures for the Designated Acquisition for such periods, and (iii) an appropriate discussion of the principal assumptions on which such projections are based; provided, however, that if any such forecast indicates that the Company may not be in compliance with any provision of this Agreement at some future date, such forecast shall not constitute a Default or Event of Default or anticipatory or other breach hereof,

                  (iv) an Officers' Certificate of the Company with respect to the Designated Acquisition,

                        (x) certifying to the preparation of the pro forma
                  financial statements referenced in subclauses (ii) and (iii), if required, and certifying that, both before and after giving effect to such Designated Acquisition, no Default or Event of Default shall exist, and that, on a pro forma basis, the Company and its Subsidiaries (including any direct or indirect Subsidiary of the Company to be acquired in the contemplated Designated Acquisition) will be in compliance with the covenants set forth herein (based on the latest twelve months results of operations), and setting forth the calculations required to establish such pro forma compliance;

                        (y) certifying that from the date of the financial
                  statements delivered pursuant to Section 4.03(b)(i)(A) to and including the Acquisition Term Loan Closing Date, there shall have been no material adverse change in the business, assets, properties, condition (financial or otherwise) or prospects of the Company and its Sub-sidiaries, taken as a whole, or the Designated Acquisition entity; and

                        (z) certifying that the conditions set forth in each of
                  Sections 4.02 and 4.03 (other than the completion of filings and recordings to be performed upon the Acquisition Term Loan Closing Date) have been satisfied with respect to such proposed Acquisition Term Loan Borrowing;

            (c) If the Designated Acquisition involves a Borrowing of Acquisition Term Loans or the use of proceeds of other Indebtedness of $10,000,000 or more or a total acquisition price of $15,000,000 or more, the consent of the Required Banks;

            (d) The Company and its Subsidiaries shall have complied, in all material respects, with the provisions of Sections 6.14, 6.15 (including a Phase I (or a review similar in scope for foreign Designated Acquisitions) environmental review of the Designated Acquisition entity or an additional review at the request of the Administrative Agent from an environmental assessment firm of national standing, in a form satisfactory to the Administrative Agent) and 6.16 as to any property acquired or to be acquired in connection with such Designated Acquisition, except for any such provisions with which compliance is waived by the Administrative Agent in its sole discretion, including, without limitation and to the extent required by the referenced Sections, that the Company and its Subsidiaries (including any Subsidiary so acquired) shall execute and deliver to the Administrative Agent any additional Security Documents (or Guarantees) required to provide the Administrative Agent for the benefit of the Banks with a valid, perfected Lien in any Collateral to be acquired in such Designated Acquisition;

            (e) The Administrative Agent shall be reasonably satisfied that the Company and its Subsidiaries shall have completed their appropriate and customary due diligence with respect to the Designated Acquisition entity, including but not limited to environmental, legal, accounting and operational reviews similar to those undertaken and completed in transactions previously consummated by the Company;

            (f) There shall be delivered to the Administrative Agent upon consummation of the Designated Acquisition, a complete set of the documents effecting such acquisition, together with all schedules and exhibits (including, without limitation the acquisition agreement);

            (g) Any fees or expenses of any Agent or the Banks which are then due and payable, whether due in connection with such Acquisition Term Loan Borrowing or otherwise, shall have been paid in full prior to, or simultaneously with, the Acquisition Term Loan Closing; and

            (h) From the date of the financial statements delivered pursuant to
      Section 4.03(b)(i)(A) to and including the date of the Acquisition Term Loan Borrowing, there shall have been no material adverse change in the business, assets, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or the Designated Acquisition entity.

            4.04. Conditions Precedent to All Letters of Credit. The right of any Borrower to obtain the issuance of any Letter of Credit that the relevant Issuing Bank determines to issue in its sole discretion hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

            (A) Required Documentation. On or prior to the date of issuance of a Letter of Credit, the Administrative Agent shall have received, in accordance with the provisions of Section 1.13, a request for issuance with respect to such Letter of Credit (the furnishing by such Borrower of each such request for issuance shall be deemed to constitute a representation and warranty of the Borrower to the effect that the conditions set forth in Sections 4.01 (to the extent Letters of Credit are issued on the date the Initial Loans are made) and 4.02 are satisfied as of the date of delivery and will be satisfied on the relevant date of issuance), all other information specified in Section 1.13, and such other documents as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

            (B) Conditions. On the date of issuance of each such Letter of Credit, all conditions precedent described in Sections 4.01 (to the extent Letters of Credit are issued on the date the Initial Loans are made) and
      4.02 shall be satisfied to the same extent as though the issu-ance of such Letter of Credit were the making of a Revolving Loan.

            SECTION 5. Representations, Warranties and Agreements. In order to induce the Agents and the Banks to enter into this Agreement and to make the Loans provided for herein, the Borrowers, jointly and severally, make the following representations and warranties to, and agreements with, the Agents and the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the execution and delivery of this Agreement and the making of each Loan thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects both before and after giving effect to the Transaction and the related transactions and as of the date of each such Loan unless such representation and warranty expressly indicates that it is being made as of any specific date):

            5.01. Status. (a) The Company and each of the Company's Subsidiaries
(i) is a duly organized and validly existing corporation, limited liability company or other entity in good standing under the laws of the jurisdiction of its organization; (ii) has the requisite corporate or other organizational power and authority and has obtained all requisite governmental licenses, authorizations, consents and approvals to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage, except for those governmental licenses, authorizations, consents or approvals the failure of which to be so obtained would not have a Material Adverse Effect and (iii) is duly qualified, or as of the Closing Date has taken appropriate steps to qualify, and is authorized to do business, or as of the Closing Date has taken appropriate steps to be authorized to do business, and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

            (b) The Company was incorporated on March 4, 1998. Prior to the Closing Date, the Company has not engaged in any business or incurred any liabilities except for activities, expenses and liabilities incident to its organization and to the carrying out of the Transaction or the Transaction Documents.

            5.02. Corporate Power and Authority; Business. Each Credit Party and each of its respective Subsidiaries has the requisite corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party and each of its respective Subsidiaries has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            5.03. No Violation. Neither the execution, delivery and performance by any Credit Party or its respective Subsidiaries of this Agreement or the other Documents to which it is a party nor compliance with the terms and provisions hereof and thereof, nor the consummation of the Transaction contemplated herein and therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents, the Surety Arrangement or trustee liens under the Indenture) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or its respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party or its respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the charter or by-laws or the certificate of formation or operating agreement, or the foreign equivalent of such documents, as applicable, of any Credit Party or its respective Subsidiaries, except, in each case, where such contravention, conflict, inconsistency, breach, default, creation, imposition, obligation or violation would not have a Material Adverse Effect.

            5.04. Litigation. Schedule 5.04 lists all outstanding litigation of the Company and its Subsidiaries. There are no actions, judgments, suits or proceedings pending or, to any Borrower's knowledge, threatened with respect to
(i) the transactions contemplated by the Documents or (ii) any Credit Party or its respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

            5.05. Use of Proceeds. (a) The proceeds of all A Term Loans and B Term Loans to be made to the Company hereunder shall be utilized by the Company to finance the Recapitalization and to pay related fees and expenses.

            (b) Proceeds the Revolving Loans and proceeds of the Swingline Loans shall be utilized for working capital and other general corporate purposes; provided that on and after the earlier to occur of (x) the Acquisition Term Loan Commitment Termination Date or (y) after the Acquisition Term Loans have been fully borrowed, if the applicable borrowing conditions have been met, up to $12,500,000 aggregate principal amount at any time outstanding of Revolving Loans (plus at any time an amount, determined in accordance with Section 6.18, of Cash that is used to pay or replace Revolving Loans that may be reborrowed to finance Designated Acquisitions) may be used to finance Designated Acquisitions if, on a pro forma basis after giving effect to the Designated Acquisition, the ratio of Indebtedness for borrowed money of the Company and its Subsidiaries, after giving effect to the Revolving Loans to be made, on the last day of the fiscal quarter immediately preceding the date of calculation to Consolidated EBITDA of the Company for the Test Period ending at the end of such fiscal quarter is less than 4.75 to 1.00 on a pro forma basis after giving effect to any Designated Acquisitions made during the Test Period and there would be at least $10,000,000 of Revolving Loans available to be borrowed, after giving effect to the Borrowing for the Designated Acquisition.

            (c) All the proceeds of each of the Acquisition Term Loans to be made hereunder shall be utilized to provide the financing required to consummate Designated Acquisitions, to pay related fees and expenses and to pay Indebtedness permitted by Section 7.04(i).

            (d) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            5.06. Governmental Approvals, etc. Except as set forth on Schedule 5.06, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any foreign or domestic governmental or public body or authority, or by any subdivision thereof (other than those orders, consents, approvals, licenses, authorizations or validations which, if not obtained or made, would not reasonably be expected to have a Ma-terial Adverse Effect or which have previously been obtained or made, or filings to perfect security interests granted pursuant to the Security Documents, which will be accomplished on or prior to the Closing Date), is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or the Transaction contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Document. At the time of the making of the Initial Loans, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the consummation of the Transaction or the making of Loans or the performance by the Credit Parties or their respective Subsidiaries of their respective obligations under the Documents.

            5.07. Investment Company Act. No Credit Party or any of its respective Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or subject to any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Credit Document.

            5.08. Public Utility Holding Company Act. No Credit Party or any of its respective Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            5.09. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Credit Parties in writing to any Bank (including, without limitation, all information contained in the Credit Documents) pursuant to this Agreement is (or was, on the date of making the Initial Loans), and all other such factual information (taken as a whole) hereafter furnished by any such Person in writing to any Bank pursuant to this Agreement will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to any Credit Party which materially and adversely affects the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Credit Parties, taken as a whole, which has not been disclosed herein or in such other documents, certificates and written statements furnished to the Banks.

            5.10. Transaction. At the time of making the Initial Loans, all necessary governmental and third-party approvals in connection with the Transaction have been or, prior to the time when required, will have been, obtained and remain in effect, and all applicable waiting periods have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which is reasonably likely to have a Material Adverse Effect on the Transaction.

            5.11. Financial Condition; Financial Statements; Projections. (a) No Credit Party is entering into the arrangements contemplated hereby and by the other Credit Documents, or intends to make any transfer or incur any obligations hereunder or thereunder with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness incurred and Liens and Guarantees created, or to be created, by each Credit Party or its respective Subsidiaries in connection with the Transaction, (w) none of the Borrowers expects that final judgments against any Credit Party or its respective Subsidiaries in actions for money damages with respect to pending or, to its knowledge, threatened litigation will be rendered at a time when, or in an amount such that, such Credit Party will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered and the cash available to each Credit Party or its respective Subsidiaries, after taking into account all other anticipated uses of the cash of such Credit Party or its respective Subsidiaries (including the payments on or in respect of debts and insurance proceeds (including their Contingent Obligations)); (x) no Credit Party or its respective Subsidiaries will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party or its respective Subsidiaries from any source, and of amounts to be payable on or in respect of debts of such Credit Party or its respective Subsidiaries and the amounts referred to in the preceding clause (w)); (y) each Credit Party or its respective Subsidiaries, after taking into account all other anticipated uses of the cash of such Credit Party or its respective Subsidiaries, anticipates being able to pay all amounts on or in respect of debts of such Credit Party or its respective Subsidiaries when such amounts are required to be paid; and (z) each Credit Party and its respective Subsidiaries will have sufficient capital with which to conduct its present and presently proposed business and the property of such Credit Party and its respective Subsidiaries does not constitute unreasonably small capital with which to conduct its present or proposed business, taking into account the particular capital requirements of the business conducted by such Credit Party, the projected capital requirements thereof and the capital availability thereof. For purposes of this Section 5.11, "debt" means any liability on a claim, and "claim" means a (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. On the date of each Borrowing and the issuance of each Letter of Credit (and after giving effect to all Borrowings and Letters of Credit as of such date), the representations set forth in this Section 5.11(a) shall be true and correct with respect to such Borrower on such date and any Credit Party which is a guarantor with respect to any or all of such Borrowings or Letters of Credit.

            (b) The Company has heretofore delivered to the Banks combined financial statements audited by Price Waterhouse LLP including a balance sheet as of the years ended October 31, 1996 and October 31, 1997 and statements of income and of cash flows of the MHE Business for the fiscal years ended October 31, 1995, October 31, 1996 and October 31, 1997 and unaudited financial statements for the thirteen-week period ended January 31, 1998. Except as otherwise noted therein, the financial statements referred to in the preceding sentence were prepared in accordance with GAAP consistently applied and fairly present the financial position and results of operations of the MHE Business for the periods covered thereby. There has also been delivered the pro forma (after giving effect to the Transac-

tion) balance sheet of the Company and its Subsidiaries as of January 31, 1998, which presents a good faith estimate of the consolidated pro forma financial position of the Company and its Subsidiaries for such periods.

            The assumptions made in preparing such pro forma balance sheet are reasonable as of the date of such statements and as of the Closing Date and all material assumptions are set forth therein. Except as contemplated hereby, since October 31, 1997 (on a pro forma basis after giving effect to the Transaction) no event or events have occurred that could reasonably be expected to have a Material Adverse Effect.

            (c) There have heretofore been delivered to the Banks pro forma consolidated income projections for the Company and its Subsidiaries, pro forma consolidated balance sheet projections for the Company and its Subsidiaries and pro forma consolidated cash flow projections for the Company and its Subsidiaries, all for the fiscal years ending October 31, 1998 through October 31, 2002, inclusive (the "Projected Financial Statements"), which give effect to the Transaction and all Indebtedness incurred or created in connection with the Transaction. The assumptions made in preparing the Projected Financial Statements are reasonable as of the date of such projections and as of the Closing Date and all material assumptions with respect to the Projected Financial Statements are set forth therein, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

            (d) As of the Closing Date, except as fully reflected or reserved against in the financial statements and the notes thereto described in Section 5.11(b), to the knowledge of the Borrowers there were no liabilities or obligations with respect to the Company or its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. As of the Closing Date, no Borrower knows of any basis for the assertion against the Company or its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements described in Section 5.11(b) or (c), except as incurred by the Company or its Subsidiaries in connection with the Transaction, which, either individually or in the aggregate, could reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

            5.12. Security Interests. The Security Documents, taken as a whole, if a filing will perfect a Lien, when filed and/or recorded, will create, in favor of the Collateral Agent for the benefit of the Banks, as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons other than holders of Prior Liens and subject to no other Liens except Liens expressly permitted by the applicable Security Document. The mortgagor under each Mortgage has good and marketable (or indefeasible) title to the Mortgaged Real Property owned by such Credit Party free and clear of all Liens other than Prior Liens. The respective Pledgor or assignor, as the case may be, has (or on and after the time it executes the respective Security Document, will have) good and marketable title (subject to securities laws affecting such transferability) to all items of Collateral (other than real property subject to a Mortgage and except as set forth on Schedule 5.21(b) hereto) owned by such Credit Party covered by such Security Document free and clear of all Liens except Prior Liens and other Liens expressly permitted by the applicable Security Document. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made prior to or reasonably contemporaneously with the execution and delivery thereof.

            5.13. Tax Returns and Payments. Each of the Credit Parties and each of its respective Subsidiaries has timely filed all material federal, state, provincial and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by it with respect to its income, properties or operations and has paid all material taxes (including, without limitation, taxes based on net income or net profits) and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each of the Credit Parties and each of its respective Subsidiaries has paid, or has provided adequate reserves (in accordance with GAAP) for the payment of, all federal, state, local and foreign income taxes (including, without limitation, franchise taxes based upon income or profits) applicable for all prior fiscal years and for the current fiscal year to the date hereof other than as set forth on Schedule

5.13. No Borrower knows of any proposed tax assessment against any Credit Party or any of its respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. The pro forma financial statements delivered pursuant to
Section 5.11(b) reflected all taxes reasonably believed at the time of delivery thereof to result from the transactions contemplated by the Transaction.

            5.14. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of all such underfunded Pension Plans. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Each ERISA Entity and each of the Foreign Plans are in compliance in all material respects with all applicable laws and regulations with respect to the Foreign Plans and the terms of the Foreign Plans, and all required contributions have been made to the Foreign Plans.

            5.15. Subsidiaries. After giving effect to the Transaction, all of the outstanding units or common stock, as the case may be, of each Credit Party shall be validly issued, fully paid and nonassessable and shall be owned beneficially and of record by each Credit Party as set forth as Schedule 5.15 hereto, subject to no Liens other than Liens in favor of the Collateral Agent. Other than as set forth on Schedule 5.19, after giving effect to the Transaction, there shall be no preemptive rights on the part of any holder of any class of securities of any Credit Party or other rights, such as warrants or options, to acquire any class of securities of any Credit Party.

            5.16. Patents, etc. Each Credit Party or its respective Subsidiaries owns or possesses adequate licenses or other rights to use all material patents, patent applications, trademark registrations, trademark applications, servicemark registrations, servicemark applications, trade names, copyright registrations, trade secrets and know how (collectively, the "Intellectual Property") that are necessary for the operation of its respective businesses as presently conducted and as currently proposed to be conducted. No claim is pending or, to the knowledge of each Credit Party and its respective Subsidiaries, threatened to the effect that any Credit Party or its respective Subsidiaries infringes upon or conflicts with the asserted rights of any other person under any Intellectual Property, and, to the knowledge of each Borrower, there is no basis for any such claim (whether or not pending or threatened), except for such claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No claim is pending or, to the knowledge of each Borrower, threatened to the effect that any such Intellectual Property owned or licensed by any Credit Party or its respective Subsidiaries or which any Credit Party or its respective Subsidiaries otherwise has the right to use, is invalid or unenforceable by such Credit Party or its respective Subsidiaries, and, to the knowledge of each Borrower, there is no basis for any such claim (whether or not pending or threatened).

            5.17. Compliance with Laws, etc. Each Credit Party and its respective Subsidiaries is in material compliance with all laws and regulations in all jurisdictions in which it is presently doing business, and each Credit Party and its respective Subsidiaries will comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it or such Subsidiary may then be doing business, except to the extent the non-compliance with such laws and regulations would not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Borrower, no Credit Party is currently under investigation for the violation of any crime the conviction for which would reasonably be expected to have a Material Adverse Effect.

            5.18. Properties. Each Credit Party or its respective Subsidiaries has good and marketable (or indefeasible) title to and beneficial ownership of all material properties owned by it, including after giving effect to the Transaction all property reflected in the pro forma balance sheet referred to in
Section 5.11(b) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by this Agreement or the Security Documents), free and clear of all Liens, other than, in the case of property not constituting Collateral, Permitted Encumbrances and, in the case of property constituting Collateral,

Prior Liens and other Liens expressly permitted by the applicable Security Document. Each Credit Party or its respective Subsidiaries holds all licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated by such party except where the failure to hold such licenses, certificates or clearances would not reasonably be expected to have a Material Adverse Effect. Each Real Property and each Mortgaged Real Property is suitable for its intended purposes and is served by such utilities as are necessary for the operation thereof. Except as disclosed to the Administrative Agent in writing, there are no actual, threatened or alleged defaults of a material nature with respect to any material Leases of Real Property under which any Credit Party or any of its respective Subsidiaries is lessor or lessee.

            5.19. Securities. Except as set forth on Schedule 5.19 hereto, there are not, as of the Closing Date, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any Person to acquire any equity security of any Credit Party or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such equity security.

            5.20. Collective Bargaining Agreements. Set forth on Schedule 5.20 hereto is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Credit Party or its respective Subsidiaries as of the date hereof and any union, labor organization or other bargaining agent in respect of the employees of any Credit Party or its respective Subsidiaries on the date indicated in Schedule 5.20 hereto.

            5.21. Indebtedness Outstanding; Prior Liens. (a) Set forth on
Schedule 5.21(a) hereto is a list and description of (i) all Indebtedness of the types specified in clauses (i), (iii), (iv), (v) and (vii) of the definition of Indebtedness of the Credit Parties and their respective Subsidiaries (other than the Loans) that shall be outstanding immediately after the Closing Date and (ii) all Indebtedness of the Credit Parties and their respective Subsidiaries that was repaid, defeased, transferred or otherwise terminated on or prior to the Closing Date in connection with the Transaction.

            (b) Schedule 5.21(b) hereto sets forth a true list, with respect to assets in the United States, United Kingdom and

Canada and, to the Company's knowledge, other jurisdictions, of all Liens other than Permitted Encumbrances as described in Sections 7.03(a)-(n) on the property of the Credit Parties immediately following the Closing Date.

            5.22. Environmental Protection. Except as set forth on Schedule 5.22 hereto and except as would not be reasonably expected to have a Material Adverse Effect,

            (a) Each Credit Party and its respective Subsidiaries has obtained all permits, licenses and other authorizations (hereinafter collectively referred to as "Authorizations") which are required with respect to the operation of the business and assets, and use, ownership and operation of Real Property of the Company and its Subsidiaries, in each case taken as a whole, under any Environmental Law and each such authorization is in full force and effect.

            (b) Each Credit Party and its respective Subsidiaries is in compliance with all terms and conditions of the permits, licenses and authorizations specified in subsection 5.22(a) above, and is also in compliance with, and not subject to liability under, any Environmental Laws applicable to it and its business, assets, operations and Real Property (including, without limitation, compliance with standards, schedules and timetables therein).

            (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of any Borrower, threatened against any Credit Party or any of its respective Subsidiaries under any Environmental Law.

            (d) None of the Credit Parties nor any of its respective Subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA) or any comparable state or foreign law nor has any Credit Party or any of its respective Subsidiaries received any written notification that any Hazardous Materials that it, or any of its Subsidiaries, or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, or arranged with a transporter for transport for disposal or treatment of, have been found at any site at which any governmental agency or private party is conducting or plans to conduct a remedial investigation or other action pursuant to any Environmental Law.

            (e) There have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Materials by any Credit Party or any of its respective Subsidiaries or their respective predecessors in interest on, at, upon, under, into or from any of the Real Properties. To the knowledge of each Borrower after due inquiry there have been no such releases on, at, upon, under, from or into any real property in the vicinity of any of the Real Properties that, through soil, air, surface water or groundwater migration or contamination, may have migrated to or under such Real Properties.

            (f) No asbestos is present in, on, or at any Real Properties or any facility or equipment of any Credit Party or any of its respective Subsidiaries.

            (g) No Real Properties of any Credit Party or any of its respective Subsidiaries or, to the knowledge of each Credit Party, any of their respective predecessors in interest are (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA or (iii) included on any comparable lists maintained by any governmental authority.

            (h) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance with any Environmental Law, or which may give rise to any liability under any Environmental Law, including, without limitation, liability under CERCLA or similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, notice of potential liability or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials.

            (i) No Lien has been recorded under any Environmental Law with respect to any assets, facility, inventory or Real Property owned, operated, leased or controlled by any Credit Party or any of its respective Subsidiaries.

            (j) No Credit Party has assumed by contract, agreement or otherwise any liability or obligation under any Environmental Law.

            5.23. Environmental Investigations. To the knowledge of senior management of the Company, all environmental investigations, studies, audits, assessments or reviews in the possession, custody or control of any Credit Party which relates to the current or prior business or assets of any Credit Party or any of its respective Subsidiaries or any Real Property, assets or facility now or previously owned, operated, leased, used or controlled by any Credit Party or any of its respective Subsidiaries have been delivered to the Administrative Agent.

            5.24. Representations and Warranties in the Recapitalization Agreement. To each Borrower's knowledge, all representations and warranties set forth in the Recapitalization Agreement were true and correct as of the time as of which such representations and warranties were made, except as disclosed in supplemental schedules thereto, and shall be true and correct as of the Closing Date as if such representations and warranties were made on and as of such date (unless such representation or warranty is given as of a specific date).

            SECTION 6. Affirmative Covenants. Each Borrower, jointly and severally, covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest and fees are paid in full and all other Obligations incurred hereunder, to the extent due and payable, are paid in full:

            6.01. Information Covenants. The Company will furnish or cause to be furnished to each Bank:

            (a) As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year and a report on such consolidated balance sheets and financial statements by independent certified public accountants of recognized national standing (which shall be one of the "Big Five" accounting firms), which report shall not be qualified as to the scope of audit or as to the status of the Company and its Subsidiaries as a going concern and shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the independent certified public accountants concur) and the examination by such accountants was conducted in accordance with generally accepted auditing standards.

            (b) As soon as practicable and in any event (x) within 30 days after the end of the each month ending after the Closing Date, (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and (ii) the related statements of income and cash flows of the Company and its Subsidiaries, in each case for such fiscal month and for the period from the beginning of the then current fiscal year to the end of such fiscal month, setting forth in comparative form the corresponding periods of the prior fiscal year commencing with fiscal year 1999, the corresponding periods of the current fiscal year's budget, and (y) within 45 days after the end of each of the Company's first three fiscal quarters in each fiscal year and within 90 days after the end of each of the Company's fiscal years, a Management's Discussion and Analysis for such financial statements covering the quarter then ended and the year to date.

            (c) Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subsection (a) above, a written statement by the independent public accountants giving the report thereon
      (i) stating that their audit examination has included a review of the terms of Sections 6, 7, 8 and 9 of this Agreement as they relate to accounting matters but without having conducted any special auditing procedures in connection therewith, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes a Default or Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof;

      provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that as of the end of such fiscal year of the Company there existed a Default or an Event of Default related to the breach of any covenant set forth in Section 6 or 7 as they relate to accounting matters and if such a condition or event has come to their attention, specifying the nature and period of existence thereof and what action the Company has taken, is taking and propose to take with respect thereto.

            (d) At the time of the delivery of the financial statements provided for in Sections 6.01(a) and (b), (y) a certificate of the chief financial officer or other Authorized Officer of the Company to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what actions have been or will be taken in respect thereof, which certificate shall be accompanied on a quarterly basis (i.e., within 45 days after the end of each of the Company's first three fiscal quarters in each fiscal year and within 90 days after the end of the Company's fiscal year) by a Compliance Certificate in a form reasonably acceptable to the Administrative Agent setting forth the calculations required to establish whether the Company was in compliance with the covenants in this Agreement (including without limitation the covenants set forth in Sections 7.05 and 7.10 through 7.13 inclusive) as at the end of such fiscal period or year, as the case may be, and (z) a comparison of the current year to date financial results against the plan/budget required to be submitted pursuant to subsection
      (k) shall be presented.

            (e) Promptly upon receipt thereof, a copy, if any, of each annual "management letter" submitted to the Company by its independent accountants in connection with any annual audit made by them of the books of the Company or any of its Subsidiaries.

            (f) Promptly upon their becoming available, copies of all consolidating and consolidated financial statements, reports, notices and proxy statements sent or made available generally by the Company or any Subsidiary of the Company to its security holders in their capacity as such (other than to the Company or another Subsidiary) of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary of the Company to the public concerning material developments in the business of the Company and its Subsidiaries.

            (g) Promptly upon any senior officer of any Borrower obtaining knowledge (w) of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any written notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (x) that any Person has given any written notice to any Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.04, or (y) of a material adverse change in the business, operations, properties, assets, nature of assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, or material adverse change, and what action the Company has taken, is taking and propose to take with respect thereto.

            (h) (w) Promptly upon any senior officer of any Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or its respective Subsidiaries or any property of any Credit Party or its respective Subsidiaries not previously disclosed to the Banks, which action, suit, proceeding, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from any Credit Party or its respective Subsidiaries aggregating $5,000,000 or more (exclusive of claims covered by insurance policies unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), the Company shall give notice thereof to the Banks and provide such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters; (x) as soon as practicable and in any event within 45 days after the end of each fiscal quarter, the Company shall provide a quarterly report to the Banks covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration (not previously reported) against or affecting any Credit Party or its respective Subsidiaries or any property of any Credit Party or its respective Subsidiaries not previously disclosed to the Banks, which action, suit, proceedings, governmental investigation or arbitration seeks (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which seek) recovery from any Credit Party or its respective Subsidiaries aggregating $5,000,000 or more (exclusive of claims covered by insurance policies unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), and shall provide such other information at such time as may be reasonably available to enable the Banks and their counsel to evaluate such matters; (y) in addition to the requirements set forth in clauses (w) and (x) of this Section 6.01(h), the Company upon the written request of the Administrative Agent shall promptly give notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered to the Banks pursuant to clause (w) or (x) above to the Banks and provide such other information as may be reasonably available to them to enable the Banks and their counsel to evaluate such matters and (z) promptly upon any senior officer of any Borrower obtaining knowledge of any dispute in respect of or the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration in respect of any material contract of any Credit Party or its respective Subsidiaries, the Company shall give notice thereof to the Banks and shall provide such other information as may be reasonably available to enable the Banks and their counsel to evaluate such matters.

            (i) Within 15 days of any material changes to the terms of any material insurance policy as in effect on the Effective Date and described on Schedule 6.01(i) or any cancellation of any such material policy without replacement with a substantially similar policy, a report in form and substance reasonably satisfactory to the Administra-tive Agent outlining such changes or the terms of the replacement policy, as the case may be.

            (j) To the extent reasonably requested by the Administrative Agent, as soon as practicable and in any event within ten days of the later of such request and the making of any such amendment or waiver, copies of amendments or waivers with respect to Indebtedness of any Credit Party or its respective Subsidiaries.

            (k) On or prior to November 1, 1998 and each November 1 thereafter, a consolidated plan/budget for each month in the succeeding fiscal year, prepared in accordance with the Company's normal accounting procedures, including, without limitation, (i) forecasted consolidated balance sheets, consolidated statements of operations and of cash flows of the Company and its Subsidiaries on a consolidated basis for such periods, (ii) the amount of forecasted capital expenditures for such fiscal periods, (iii) forecasted compliance with Sections 7.05 and 7.10-7.13 and (iv) an appropriate discussion of the principal assumptions on which such plan/budget is based; provided that if any such forecast indicates that the Company may not be in compliance with any provision of this Agreement at some future date, such forecast shall not constitute a Default or an Event of Default or anticipatory or other breach hereof.

            (l) Within ten (10) Business Days after the last Business Day of each month and, at the Company's option, on any other day, a borrowing base certificate in the form of Exhibit L hereto (the "Borrowing Base Certificate") detailing Eligible Accounts Receivable and Eligible Inventory as of the last day of such month (or as of the day specified in any optional Borrowing Base Certificate), certified as complete and correct on behalf of the Company by the chief financial officer or other Authorized Officer of the Company. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Administrative Agent may reasonably request. If the Company fails to deliver any such required Borrowing Base Certificate within twenty-five (25) days after the end of any such month, then the Borrowing Base shall be deemed to be $0 until such time as the Company shall deliver such required Borrowing Base Certificate.

            (m) With reasonable promptness, such other information and data with respect to any Credit Party or its respective Subsidiaries or any other similar entity in which the Company has an investment, as from time to time may be reasonably requested by the Administrative Agent; provided that no information or data shall be required to be delivered hereunder or under any other provision of this Agreement to the extent it is determined, after consultation with the Administrative Agent, that providing such information would constitute a waiver of an attorney-client privilege.

            6.02. Books, Records and Inspections. The Company will, and will cause each of its Subsidiaries to, keep true books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. The Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties or assets of the Company or any of its Subsidiaries in whosesoever possession, and to examine the books of account of the Company or any of its Subsidiaries and discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants (in the presence of such officers), all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Bank may reasonably request.

            6.03. Maintenance of Property; Insurance. (a) The Company and its Subsidiaries will exercise commercially reasonable efforts to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and will maintain and renew as necessary all licenses, permits and other clearances necessary to use and occupy such properties.

            (b) Subject to the provisions of subsections 6.03(c) and (d) below, the Company and its Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. The Company will, and will cause each of its Subsidiaries to, furnish to each Bank, upon reasonable request, information as to the insurance carried, and will not cancel, without replacement with a substantially similar policy, any such material insurance without the reasonable consent of the Required Banks.

            (c) The Company will, and will cause each of its Subsidiaries to, maintain in full force the insurance coverages in respect of the Collateral as set forth in the Security Documents.

            (d) Where the lease under which any Real Property is held provides that insurance is to be effected by the landlord and/or that insurance may not be effected by the tenant, Section 6.03(b) shall be interpreted as requiring the Company and its Subsidiaries to use all reasonable endeavors to ensure that the landlord complies with its obligations (if any) to effect such insurance.

            6.04. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any of its Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP.

            6.05. Corporate Franchises. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and authority, and its Intellectual Property, except where such failure to keep in full force and effect such rights and authority would not have a Material Adverse Effect.

            6.06. Compliance with Statutes, etc. The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than non-compliance which could not reasonably be expected to have a Material Adverse Effect.

            6.07. ERISA. The Company will furnish to each of the Banks:

            (a) promptly, upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties in an aggregate amount exceeding $150,000, a written notice specifying the nature thereof, what action the Credit Parties or members of their ERISA Group have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto; and

            (b) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by an ERISA Entity with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by an ERISA Entity from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request.

            6.08. Performance of Obligations. The Company will, and will cause each of its Subsidiaries to, perform in all material respects all of their respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party, except where such nonperformance would not have a Material Adverse Effect.

            6.09. End of Fiscal Years; Fiscal Quarters. Each Credit Party will, for financial reporting purposes, and will cause each of its Subsidiaries to, have its (i) fiscal years end on October 31, and (ii) fiscal quarters end on or about January 31, April 30, July 31, and October 31.

            6.10. Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 5.05.

            6.11. Landlord Lien Waivers. The Company shall, and shall cause each of its applicable Subsidiaries to, use commercial best efforts to obtain within 60 days after the Closing Date agreements from the respective landlords of such of the Real Property in the United States and Canada, as applicable, that is being leased by such Credit Party and on which inventory or equipment of such Credit Party is maintained confirming that such landlords have subordinated their landlord liens on such Credit Party's personal property to the security interests held by the Collateral Agent pursuant to the applicable Security Documents and that such landlords will provide the Collateral Agent with reasonable access to such facilities to exercise the Collateral Agent's remedies pursuant to such applicable Security Documents.

            6.12. Equal Security for Loans and Notes; No Further Negative Pledges. (a) If the Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired and whether or not such property or assets constitute Collateral, other than Liens permitted to exist with respect to such property or assets pursuant to Section 7.03 hereof or other than Prior Liens or Liens otherwise permitted to exist pursuant to the Security Documents (unless prior written consent to the creation or assumption thereof shall have been obtained from the Administrative Agent and the Required Banks), the Company shall, and shall cause any applicable Subsidiary to, make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this covenant shall not be construed as consent by the Administrative Agent and the Required Banks to any violation by the Company of the provisions of Section 7.03.

            (b) Except (i) with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness permitted hereunder, (ii) the restriction on Liens set forth in the indenture governing the Public Notes and (iii) restrictions on Liens that may be contained in the Indebtedness permitted by Sections

7.04(f) and (g), neither the Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

            6.13. Bank Meeting. The Company will participate in a meeting of the Banks once during each fiscal year (with the first meeting to be held within twelve months of the Closing Date) relating to the financial statements of the previous fiscal year to be held at a location and a time selected by the Company and reasonably acceptable to the Administrative Agent.

            6.14. Pledge of Additional Collateral. Subject to Section 6.12(b), and in any event within 30 days after the acquisition by the Company or any of its Subsidiaries of (i) Real Property in the United States or the United Kingdom, (ii) assets (other than the Real Property) of the type that would have constituted Collateral (pursuant to the appropriate Security Document on the Closing Date or Effective Date, as applicable, executed by such Person) at the Closing Date or the Effective Date or (iii) capital stock or other equity interest of any Subsidiary (other than a Subsidiary of a Non-Guarantor Subsidiary), which shall be limited to 65% of the capital stock or other equity interest in the case of a Foreign Subsidiary that is not a pass-through entity and where the pledge would have the effects set forth in clause (a)(i) or (ii) of the definition of Non-Guarantor Subsidiary (whether by capital contribution or acquisition) (collectively, (i), (ii), (iii) and the assets of any Subsidiary described in (iii), the "Additional Collateral"), the Company will, and will cause each of its Subsidiaries to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, entering into or amending Security Documents or, in the case the Company or any of its Subsidiaries creates or acquires a Subsidiary, entering into such additional pledge agreements and security agreements in form and substance satisfactory to the Collateral Agent (and, in the case of the acquisition of Real Property in the United States or the United Kingdom, satisfaction of the conditions set forth in Sections 4.01(b)(iv), 4.01(q) and 4.01(u) and, in the case of the acquisition of personal property, satisfaction of the conditions set forth in Sections 4.01(b)(iv) and 4.01(n)), to grant to the Collateral Agent a perfected first priority Lien in such Collateral subject to no other Liens other than Prior Liens and other Liens expressly permitted by the applicable Security Document pursuant to and to the full extent required by the Security Documents and this Agreement. Notwithstanding the foregoing, (i) Non-Guarantor Subsidiaries, (ii) to the extent that such Additional Collateral consisting of inventory and receivables is not permitted to be pledged to the Banks by Indebtedness incurred pursuant to Section 7.04(f), Foreign Subsidiaries acquired pursuant to a Designated Acquisition and (iii) the Company's Subsidiaries in Mexico, Singapore and South Africa shall not be required to comply with the provisions of the foregoing sentence and no Liens will be required if prohibited by a prohibition on Liens permitted to exist by Section 6.12(b). The Borrowers shall use their reasonable best efforts to limit the collateral that Foreign Subsidiaries acquired pursuant to a Designated Acquisition or otherwise shall provide to lenders providing the facilities permitted by Sections 7.04(f) and 7.04(g). All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, costs of counsel for the Agents or the Collateral Agent, shall be for the account of the Borrowers, which shall pay all sums due on demand.

            6.15. Security Interests. The Company will, and will cause its Subsidiaries to, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing in any appropriate jurisdiction under the provisions of the UCC, local law or any statute, rule or regulation of any applicable jurisdiction which are necessary in order to maintain or confirm in favor of the Collateral Agent for the benefit of the Banks a valid and perfected Lien on the Collateral and any Additional Collateral, subject to no Liens except for Prior Liens and other Liens expressly permitted by the applicable Security Document. The Company shall, as promptly as practicable after the filing of any financing statements, deliver or cause to be delivered to the Administrative Agent acknowledgment copies of, or copies of lien search reports confirming the filing of, financing statements duly filed under the UCC of all jurisdictions as may be necessary or, in the reasonable judgment of the Administrative Agent, desirable to perfect the Lien created, or purported or intended to be created, by each Security Document.

            6.16. Subsidiary Guarantees. In the event the Company or any of its Subsidiaries creates or acquires a Subsidiary (other than a Non-Guarantor Subsidiary), the Company will cause such Subsidiary to execute and deliver to the Collateral Agent for the benefit of the Banks a subsidiary guarantee, in form and substance satisfactory to the Collateral Agent, guaranteeing the Obligations.

            6.17. Environmental Events. (a) The Company will promptly give notice to the Administrative Agent upon becoming aware thereof (i) of any violation of any Environmental Law, (ii) of any inquiry, proceeding, investigation or other action, including a request for information or a notice of potential liability under any Environmental Law from any Person or (iii) of the discovery of the release or threatened release of any Hazardous Material at, on, upon, under or from any of the Real Properties or any facility or equipment thereat in excess of reportable quantities or allowable standards or levels under any Environmental Law, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Law, in each case which would have a Material Adverse Effect.

            (b) In the event of the presence of any Hazardous Material on, at, upon or under any of the Real Properties which is in violation of, or which could reasonably be expected to result in liability under, any Environmental Law, in each case which would have a Material Adverse Effect, the Company or any of its Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action required under any Environmental Law to mitigate and eliminate any such adverse effect.

            (c) The Company shall as promptly as practicable notify the Administrative Agent of the occurrence of any event specified in Section 6.17(b) and shall thereafter keep the Administrative Agent informed on a periodic basis of any actions taken in response to such event and the results of such actions.

            (d) The Company shall provide the Administrative Agent with copies of any notice, submittal or documentation provided by the Company or any of its Subsidiaries to any governmental authority or third party under any Environmental Law if the matter which is the subject of the notice, submittal or other documentation could reasonably be expected to result in a materially Adverse Effect. Such notice, submittal or documentation shall be provided to the Administrative Agent promptly and, in any event, within 5 Business Days after such material is provided to the governmental authority or third party.

            6.18. Use of Cash on Hand to Effect Designated Acquisition. The Company may use (i) Cash on hand (including Borrowings under the Revolving Loans to the extent Cash on hand calculated pursuant to this clause (i) was used to prepay Revolving Loans and to the extent of clause (iii) below) in an amount not to exceed the Company's Excess Cash Flow for the preceding six months (plus an amount equal to the cumulative amounts calculated hereunder for prior periods which have not been used to make a Designated Acquisition), determined semi-annually as of each October 31 and April 30, commencing October 31, 1998; provided that such Cash on hand need not be used in the six-month period or the fiscal year in which generated but shall be available in future years, together with any additional Cash available in such future years as calculated hereunder; provided, further, that this clause (i) shall not be deemed to prevent payments otherwise due under and in accordance with Section 3.02(A)(g) but such Section 3.02(A)(g) calculation will be made after taking into account the expenditure of funds for such Designated Acquisitions in accordance with such Section 3.02(A)(g) and the definition of Excess Cash Flow, plus (ii) up to $12,500,000 of Revolving Loans at any time outstanding as provided in Section 5.05(b), plus
(iii) $15,000,000 to effect Designated Acquisitions.

            6.19. Year 2000. The Company and its Subsidiaries will take all action necessary to assure that their computer-based systems are able to effectively process data, including dates on or after January 1, 2000. At the request of the Administrative Agent or any Bank, the Borrowers shall provide the Administrative Agent or such Bank, as the case may be, with assurance reasonably acceptable to the Administrative Agent or such Bank, as the case may be, of the year 2000 capability of the Company and its Subsidiaries.

            6.20. Certain Post-Closing Matters. (a) Notwithstanding the provisions of Section 4.01(u) hereof, the Company shall and shall cause its applicable Subsidiaries to use all commercially reasonable efforts to enable the applicable Canadian Credit Party to deliver the documents required under Section 4.01(u) with respect to the Real Property located in Edmonton, Canada within 90 days of the date hereof and if such documents cannot be delivered within such 90 day period, the Company shall discuss alternative actions that may be taken with the Administrative Agent and take such actions as may be agreed.

            (b) The Company shall and shall cause its applicable Subsidiaries to take all actions reasonably necessary to obtain within 120 days of the date hereof from the trustee or other holder of the industrial revenue bonds relating to the property of Birmingham Crane & Hoist, Inc. in Birmingham, Alabama any waiver or consent necessary to permit Birmingham Crane & Hoist, Inc. to guarantee and pledge its assets to secure the Obliga-tions pursuant to the applicable Security Documents; provided, that in the event that such trustee or holder does not deliver such waiver or consent within such 120 day period, the Company and its applicable Subsidiaries shall deliver the guarantee and pledge contemplated above.

            (c) The Company shall, and shall cause its South African Subsidiary to, use all commercially reasonable efforts to obtain the necessary governmental or regulatory authority required to enable the South African Subsidiary to execute a Subsidiary Guarantee.

            SECTION 7. Negative Covenants. The Company and the Borrowers, jointly and severally, hereby covenant and agree that as of the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest and fees are paid in full and all other Obligations incurred hereunder, to the extent due and payable, are paid in full:

            7.01. Conduct of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business conducted by the Company and its Subsidiaries prior to the Closing Date, the MHE Business and any businesses or activities similar or reasonably related thereto. Holdings will not engage in any business other than holding the capital stock of its Subsidiaries; provided that Holdings may hold the capital stock of Subsidiaries which may engage in other businesses so long as (i) management of the Company and its Subsidiaries continues to devote substantially all of its time to the affairs of the Company and its Subsidiaries, (ii) no resources of the Company and its Subsidiaries are utilized in any such business, except for Dividends permitted by Section 7.08 and (iii) Holdings may not provide credit support for any such Subsidiary except for a limited guarantee to the extent of the value of the shares of such Subsidiary and supported solely by a pledge of the shares of such Subsidiary.

            7.02. Amendments or Waivers of Certain Documents. After the Closing Date, no Credit Party or its respective Subsidiaries will amend or otherwise change the terms of the Transaction Documents in a manner adverse to the Banks without the prior written consent of the Required Banks.

            7.03. Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit or suffer to exist any Lien upon or with respect to any item constituting Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral or assign any right to receive income, or file or permit the filing of any financing statement under the UCC (other than notice filings in respect of true leases) or any other similar notice of Lien under any similar recording or notice statute, except for the Lien of the Security Document relating thereto, Prior Liens applicable thereto and other Liens expressly permitted by such Security Document. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of the Company or any Subsidiary which does not constitute Collateral whether now owned or hereafter acquired, or sell any Collateral, property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC (other than notice filings in respect of true leases) or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Encumbrances":

            (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent or Liens for taxes, assessments or governmental charges or claims being contested in good faith and by appropriate proceedings for which adequate reserves, as may be required by GAAP, have been established;

            (b) Liens in respect of property or assets of the Company and its Subsidiaries imposed by law (i) which were incurred in the ordinary course of business, such as carriers', warehousemen's, supplier's, materialman's, repairman's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its Subsidiaries, taken as a whole, or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien or (ii) which do not relate to material liabilities of the Company or any of its Subsidiaries and do not in the aggregate materially detract from the value of the property and assets of the Company and its Subsidiaries taken as a whole;

            (c) Liens in connection with any attachment or judgment (including judgment or appeal bonds) not in excess of $5,000,000 in the aggregate for the Company and its Subsidiaries (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof not stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

            (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, warranty requirements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money or the equivalent);

            (e) Subject to the provisions of Section 7.20 and, with respect to any Mortgaged Real Property, to the provisions of any applicable Mortgage, Leases with respect to the assets or properties of the Company or its Subsidiaries entered into in the ordinary course of the Company's or such Subsidiary's business and subordinate in all respects to the Liens granted and evidenced by the Security Documents;

            (f) Easements, rights of way, zoning restrictions, other restrictions, minor defects or irregularities in title or equivalent rights and restrictions under the laws of foreign jurisdictions not interfering in any material respect with the business of the Company or its Subsidiaries, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the use or value of the Real Property to which it relates;

            (g) Liens (whether incurred in connection with such acquisition or existing prior to and acquired in connection with such acquisition) upon real or tangible personal property acquired by the Company or its Subsidiaries or

      Persons that became Subsidiaries of the Company after the Closing Date; provided that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost of the item of property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the fair value (plus reasonable costs and expenses) (as determined in good faith by the board of directors or members of the appropriate entity) of the respective property at the time it was so acquired, (iii) such Lien does not extend to or cover any other property other than such item of property and any additions or accessions thereto permitted hereunder and proceeds thereof and (iv) the incurrence of such Indebtedness secured by such Lien is permitted by Section 7.04;

            (h) Any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (i) Liens contemplated by the Intercreditor Agreement and other Surety Arrangements subject to an Intercreditor Arrangement;

            (j) Liens securing reimbursement obligations with respect to Commercial Letters of Credit permitted hereunder which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (k) Liens securing Indebtedness permitted by Section 7.04(f) and
      (g);

            (l) Liens in favor of the trustee under the indenture governing the Public Notes;

            (m) In respect of the Canadian Borrowers or any Canadian Subsidiary, reservations and exceptions contained in, or implied by statute in, the original grant or disposition of real property from the Crown of Canada or a Province thereof;

            (n) Any rights of expropriation, access or use, or any other similar rights conferred or reserved by or in any statute of Canada or any province thereof;

            (o) Existing Liens as set forth on Schedule 5.21(b); and

            (p) Liens not otherwise permitted by the foregoing clauses (a) through (o) as long as such Liens are not on the assets constituting Collateral on the Closing Date and the sum of the principal amount of Indebtedness secured by such Liens does not exceed, in the aggregate at any one time outstanding, $12,500,000.

            The Company and the Borrowers shall use their commercially reasonable best efforts to obtain the waiver of any Lien referred to in clause
(b)(i) above on or in respect of any Equipment or Inventory.

            7.04. Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to the Credit Documents; provided that the aggregate principal amount of Indebtedness incurred pursuant to this Agreement shall in no event exceed the Total Commitments subject to the provisions of Section 3.05;

            (b) Indebtedness of the Company and the Subsidiaries represented by the Public Notes;

            (c) Surety Obligations and Surety Arrangements;

            (d) Existing Debt and any refinancing thereof; provided that any such refinancing of Existing Debt shall be on terms which, both taken as a whole and specifically as such terms relate to the identity of the obligors (provided the Company may refinance Indebtedness of a Wholly-Owned Subsidiary), repayments of principal, covenants, events of default and security in property of the debtor, are in each event no more favorable to the creditor than the correlative terms of the Existing Debt;

            (e) (x) $5,000,000 of Indebtedness in the aggregate principal amount outstanding at any time for the Company and its Subsidiaries incurred to finance the cost of the acquisition of real or tangible personal property (including Capital Leases) and (y) $10,000,000 of Indebtedness in the aggregate principal amount outstanding at any one time to finance the cost of the acquisition of computer hardware and software and related tangible per-sonal property (including Capital Leases) in connection with the Company's (or its Subsidiaries') management information systems; provided in each case of (x) and (y), that at the time of incurrence such Indebtedness shall not exceed 100% of the fair value of such property (plus reasonable costs and expenses); and provided, further, that such Indebtedness is not secured by any Lien other than a Lien referred to in clause (g) of Section 7.03;

            (f) Indebtedness of Foreign Subsidiaries incurred to provide working capital for Designated Acquisitions in an amount not to exceed $15,000,000 aggregate principal amount at any one time outstanding until January 31, 2000 and $20,000,000 aggregate principal amount at any one time outstanding thereafter;

            (g) up to $11,000,000 aggregate principal amount of Indebtedness at any one time outstanding of the Company's Subsidiaries, the jurisdiction of incorporation, organization or formation of which is located in Mexico, Singapore or South Africa; provided that the amount of Indebtedness in each such country shall not exceed the following: (i) $2,000,000 aggregate principal amount at any one time outstanding in Mexico; (ii) $4,000,000 aggregate principal amount at any one time outstanding in Singapore; or
      (iii) $5,000,000 aggregate principal amount at any one time outstanding in South Africa;

            (h) Contingent Obligations permitted by Section 7.18;

            (i) Indebtedness to sellers in connection with a Designated Acquisition in an amount not to exceed $5,000,000 aggregate principal amount at any time outstanding; provided that such Indebtedness is unsecured and contains subordination and other terms satisfactory to the Administrative Agent; and provided, further, that the Company is in pro forma compliance with its covenants, after giving effect to the issuance of such notes;

            (j) Intercompany Advances; and

            (k) other Indebtedness not exceeding $12,500,000 aggregate principal amount for the Company and its Subsidiaries at any time outstanding.

            7.05. Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries to, make Consoli-dated Capital Expenditures for any purpose in excess of the amounts set forth below for the fiscal year end set forth on the date listed below; provided that Consolidated Capital Expenditures for the period ended October 31, 1998 shall be for the period beginning on the Closing Date and ending on October 31, 1998:


                                                       Amount
         Period                                    in $ Millions
         ------                                    -------------
         October 31, 1998......................         $7.5
         October 31, 1999......................          9.0
         October 31, 2000......................          9.0
         October 31, 2001......................          9.0
         October 31, 2002......................          9.0
         October 31, 2003......................          9.0
         October 31, 2004......................          9.0

            In addition, the amount of Consolidated Capital Expenditures permitted by this Section 7.05 for any fiscal year shall be increased by an amount equal to 75% of the excess of (x) the permitted Consolidated Capital Expenditures for the immediately preceding fiscal year (without giving effect to this sentence) over (y) the amount of Consolidated Capital Expenditures actually made in such immediately preceding fiscal year; provided that after the consummation of any Designated Acquisition, the amount set forth in the table above for any period ending after such Designated Acquisition shall be increased by an amount equal to 20% of the Consolidated EBITDA of the acquired entity included in the pro forma consolidated statement of income for the then current twelve-month period delivered to the Administrative Agent pursuant to Section 4.03(b)(ii) and for years following the year of acquisition the greater of 20% of projected Consolidated EBITDA for the Designated Acquisition (as set forth in the data provided to the Banks pursuant to Section 6.01) and 20% of the actual Consolidated EBITDA for the Designated Acquisition for the last fiscal year.

            7.06. Advances, Investments and Loans. The Company will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

            (a) investments in Cash and Cash Equivalents;

            (b) receivables owing to them and advances (including deposits) to customers and suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (c) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business or upon foreclosure of any Lien in favor of the Company or its Subsidiaries;

            (d) Intercompany Advances;

            (e) the acceptance of a form of consideration other than Cash or Cash Equivalents in connection with the sale or disposition of assets to the extent provided in Section 7.17;

            (f) guarantees by Subsidiary Guarantors of the Company's obligations under the Public Notes;

            (g) investments in Holdings permitted by Section 7.08 and investments permitted by Section 7.09;

            (h) Contingent Obligations permitted by Section 7.18;

            (i) investments contemplated by the Transaction Documents;

            (j) investments which the Company and its Subsidiaries are contractually committed to make pursuant to contracts existing on the Closing Date as set forth on Schedule 7.06(j), plus an amount not to exceed $2,000,000 in the aggregate;

            (k) investments held by a Person prior to its becoming a Subsidiary of the Company; provided that such investment was not incurred in contemplation of such acquisition;

            (l) advances to officers and employees of the Company and its Subsidiaries in the ordinary course of business not to exceed $500,000 outstanding at any time;

            (m) additional loans, advances and/or investments of a nature not contemplated by the foregoing clauses (a) through (l) and (n) through (p); provided that all loans, advances and investments made pursuant to this clause (m) shall not exceed $3,000,000 in the aggregate at any time outstanding in any fiscal year and $15,000,000 in the aggregate at any time outstanding during the term of this Agreement for the Company and its Subsidiaries;

            (n) prepaid expenses and workers' compensation, utility, lease and similar deposits in the ordinary course of business;

            (o) Designated Acquisitions; and

            (p) loans or advances to officers and employees of the Company and its Subsidiaries on or within 30 days after the Closing Date which amounts are used to acquire Management Stock; provided such loans or advances are repaid within one year of the Closing Date.

            7.07. Prepayments of Indebtedness, etc. The Company will not, and will not permit any of its Subsidiaries to: (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms or provisions, to the extent any such amendment or modification would be adverse to the issuer thereof or to the interests of the Banks, of any of the Indebtedness (or any agreement relating thereto) of the type described in Section 7.04(b),
(c), (d) (other than the Industrial Revenue Bonds of Birmingham Crane & Hoist, Inc.) or (i); (b) make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of any such Indebtedness, except that Indebtedness of the type described in Section 7.04(i) may be prepaid with Acquisition Term Loans in accordance with Section 4.03 and the Industrial Revenue Bonds of Birmingham Crane & Hoist, Inc. permitted under
Section 7.04(d); and/or (c) amend, modify or change any of its respective Certificate of Incorporation or operating agreement, or any agreement entered into by the Company or its Subsidiaries with respect to its equity securities, or enter into any new agreement with respect to the equity securities of the Company or any Subsidiary the result of which is reasonably likely to be adverse to the interests of the Banks (in their capacity as such) hereunder.

            7.08. Dividends, etc. The Company will not, and will not permit any of its Subsidiaries to, declare or pay any dividends or return any capital to, its shareholders or members or authorize or make any other distribution, payment or delivery of property or cash to its shareholders or members as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any of its equity interest now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such equity interests), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any equity interest of the Company or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its equity interest) (all of the foregoing, "Dividends"), except that (i) any Subsidiary of a Borrower may pay Dividends to its parent corporation (and pro rata to its other shareholders if such Subsidiary is not wholly-owned) if such parent corporation is (x) a Borrower or (y) a Subsidiary of a Borrower; (ii) the payment to Holdings or any other Person in respect of which Holdings is a member of its consolidated tax group, for so long as Holdings owns such amount of the capital stock of the Company as will permit it or a member of the consolidated tax group of Holdings to be entitled to file consolidated federal tax returns with the Company, for income taxes pursuant to the Tax Allocation Agreement or for the purpose of enabling Holdings or any such members to pay taxes other than income taxes, to the extent actually owed and attributable to the operations of the Company and its Subsidiaries or to Holdings' ownership thereof; (iii) payments to Holdings, for so long as it owns no less than a majority of the outstanding common stock of the Company, in amounts sufficient to pay the ordinary operating and administrative expenses of Holdings (including all reasonable professional fees and expenses), including in connection with its complying with its reporting obligations (including filings with the SEC and any exchange on which Holdings' securities are traded) and obligations to prepare and distribute business records in the ordinary course of business and Holdings' costs and expenses relating to taxes, other than those referred to in clause (ii) (which taxes are attributable to the operations of the Company and its Subsidiaries or to Holdings' ownership thereof); provided that the aggregate payments paid in each fiscal year pursuant to this clause (iii) will not exceed 0.20% of the consolidated net sales of the Company and its Subsidiaries for such fiscal year;
(iv) as long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may purchase, or may pay Dividends to Holdings to enable Holdings to purchase, Management Stock and Vested Options from the members of management of Holdings and its Subsidiaries, in an amount not to exceed $500,000 in any fiscal year and $2,500,000 in the aggregate; provided that such payments may only be made in connection with purchases of Management Stock and Vested Options upon the termination of employment, death or disability of the person to whom such shares of Management Stock or Vested Options were initially issued; (v) payments in respect of the Transaction; and
(vi) from and after the fifth anniversary of the Closing Date, the Company may pay Dividends to Holdings in order to permit Holdings to pay cash dividends on the Preferred Stock if the ratio of Indebtedness for borrowed money of the Company and its Subsidiaries on the last day of the fiscal quarter immediately preceding the date of calculation to Consolidated EBITDA of the Company for the Test Period ending at the end of the fiscal quarter immediately preceding the date of calculation, on a pro forma basis after giving effect to any Designated Acquisitions made during such Test Period, is less than 3.5 to 1.0.

            7.09. Transaction with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any holder of 5% or more of the equity securities of the Company or with any Affiliate of the Company other than on terms and conditions substantially as favorable to the Company or any Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than a holder of 5% or more of the equity securities of the Company or an Affiliate of the Company; provided that the foregoing restrictions shall not apply to (i) transactions between or among any Borrower and its Subsidiaries (provided that for purpose of this clause (i), the definition of Subsidiary shall be deemed to require 66 2/3% instead of 50% ownership) and Intercompany Advances; (ii) transactions with HarnCo and its Affiliates set forth in the Transaction Documents; (iii) payments permitted by Section 7.08(ii), (iii), (iv) and (v); (iv) the payment of fees to the Agents and their Affiliates for financial services, such fees not to exceed Agents' usual and customary fees for similar services; (v) payments to Chartwell (x) pursuant to the Chartwell Financial Advisory Agreement on the Closing Date and (y) for management services pursuant to the Chartwell Management Consulting Agreement not to exceed $1,000,000 in any fiscal year, plus expenses; provided, in the case of (y), that any such fees may accrue but shall not be paid by the Company at any time after the occurrence and during the continuance of an Event of Default pursuant to
Section 8.01 until such Event of

Default is cured, whereupon such accrued and unpaid fees may be paid in addition to other permitted fees; (vi) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (vii) loans or advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to Holdings or such Subsidiary or in connection with any relocation, not to exceed $500,000 at any time outstanding; and (viii) loans or advances to employees and officers of the Company or its Subsidiaries on or within 30 days after the Closing Date the proceeds of which are used to acquire Management Stock and which loans or advances are repaid within one year of the Closing Date.

            7.10. Total Interest Coverage Ratio. The ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for the Company and its Subsidiaries set forth below for the Test Period ending on each date listed below shall not be less than the ratio set forth opposite such date below:


        Test Period                                          Ratio
        -----------                                          -----
        July 31, 1998 ...............................   1.35 to 1.0
        October 31, 1998 ............................   1.35 to 1.0
        January 31, 1999 ............................   1.35 to 1.0
        April 30, 1999 ..............................   1.35 to 1.0
        July 31, 1999 ...............................   1.35 to 1.0
        October 31, 1999 ............................   1.40 to 1.0
        January 31, 2000 ............................   1.40 to 1.0
        April 30, 2000 ..............................   1.40 to 1.0
        July 31, 2000 ...............................   1.40 to 1.0
        October 31, 2000 ............................   1.50 to 1.0
        January 31, 2001 ............................   1.50 to 1.0
        April 30, 2001 ..............................   1.50 to 1.0
        July 31, 2001 ...............................   1.50 to 1.0
        October 31, 2001 ............................   1.75 to 1.0
        January 31, 2002 ............................   1.75 to 1.0
        April 30, 2002 ..............................   1.75 to 1.0
        July 31, 2002 ...............................   1.75 to 1.0
        October 31, 2002 ............................   2.00 to 1.0
        January 31, 2003 ............................   2.00 to 1.0
        April 30, 2003 ..............................   2.00 to 1.0
        July 31, 2003 ...............................   2.00 to 1.0
        October 31, 2003 ............................   2.00 to 1.0

        January 31, 2004 ............................   2.00 to 1.0
        April 30, 2004 ..............................   2.00 to 1.0
        July 31, 2004 ...............................   2.00 to 1.0
        October 31, 2004 ............................   2.00 to 1.0
        January 31, 2005 ............................   2.00 to 1.0

            7.11. Fixed Charge Coverage Ratio. The Company will not permit the ratio of (i) Consolidated EBITDAC of the Company and its Subsidiaries minus Consolidated Cash Taxes to (ii) the Consolidated Interest Expense of the Company and its Subsidiaries plus the amount of scheduled mandatory payments on account of principal of Indebtedness of the Company and its Subsidiaries (excluding payments required to be made pursuant to Section 3.02(A)(f), (g), (h), (i), (j),
(k) and (l)) for the Test Period ending on each date listed below, to be less than the ratio set forth opposite such date below:

        Test Period                                          Ratio
        -----------                                          -----
        July 31, 1998 ...............................   1.05 to 1.0
        October 31, 1998 ............................   1.05 to 1.0
        January 31, 1999 ............................   1.05 to 1.0
        April 30, 1999 ..............................   1.05 to 1.0
        July 31, 1999 ...............................   1.05 to 1.0
        October 31, 1999 ............................   1.05 to 1.0
        January 31, 2000 ............................   1.10 to 1.0
        April 30, 2000 ..............................   1.10 to 1.0
        July 31, 2000 ...............................   1.10 to 1.0
        October 31, 2000 ............................   1.10 to 1.0
        January 31, 2001 ............................   1.10 to 1.0
        April 30, 2001 ..............................   1.10 to 1.0
        July 31, 2001 ...............................   1.10 to 1.0
        October 31, 2001 ............................   1.10 to 1.0
        January 31, 2002 ............................   1.10 to 1.0
        April 30, 2002 ..............................   1.10 to 1.0
        July 31, 2002 ...............................   1.10 to 1.0
        October 31, 2002 ............................   1.10 to 1.0
        January 31, 2003 ............................   1.10 to 1.0
        April 30, 2003 ..............................   1.10 to 1.0
        July 31, 2003 ...............................   1.10 to 1.0
        October 31, 2003 ............................   1.10 to 1.0
        January 31, 2004 ............................   1.10 to 1.0
        April 30, 2004 ..............................   1.10 to 1.0
        July 31, 2004 ...............................   1.10 to 1.0
        October 31, 2004 ............................   1.10 to 1.0
        January 31, 2005 ............................   1.10 to 1.0

            7.12. (a) Total Leverage Ratio. The Company will not permit the ratio of (i) Indebtedness for borrowed money of the Company and its Subsidiaries on each date listed below to (ii) Consolidated EBITDA of the Company and its Subsidiaries for the Test Period ending on each date listed below to be more than the ratio set forth below:

        Test Period                                          Ratio
        -----------                                          -----
        October 31, 1998 ............................   6.75 to 1.0
        January 31, 1999 ............................   6.70 to 1.0
        April 30, 1999 ..............................   6.65 to 1.0
        July 31, 1999 ...............................   6.60 to 1.0
        October 31, 1999 ............................   6.50 to 1.0
        January 31, 2000 ............................   6.50 to 1.0
        April 30, 2000 ..............................   6.30 to 1.0
        July 31, 2000 ...............................   6.10 to 1.0
        October 31, 2000 ............................   5.75 to 1.0
        January 31, 2001 ............................   5.75 to 1.0
        April 30, 2001 ..............................   5.50 to 1.0
        July 31, 2001 ...............................   5.35 to 1.0
        October 31, 2001 ............................   5.00 to 1.0
        January 31, 2002 ............................   4.90 to 1.0
        April 30, 2002 ..............................   4.75 to 1.0
        July 31, 2002 ...............................   4.60 to 1.0
        October 31, 2002 ............................   4.40 to 1.0
        January 31, 2003 ............................   4.20 to 1.0
        April 30, 2003 ..............................   4.00 to 1.0
        July 31, 2003 ...............................   4.00 to 1.0
        October 31, 2003 ............................   4.00 to 1.0
        January 31, 2004 ............................   4.00 to 1.0
        April 30, 2004 ..............................   4.00 to 1.0
        July 31, 2004 ...............................   4.00 to 1.0
        October 31, 2004 ............................   4.00 to 1.0
        January 31, 2005 ............................   4.00 to 1.0

            (b) Credit Agreement Leverage Ratio. The Company will not permit the ratio of (i) Indebtedness for borrowed money under this Agreement of the Company and its Subsidiaries on each date listed below to (ii) Consolidated EBITDA of the Company and its Subsidiaries for the Test Period ending on each date listed below to be more than the ratio set forth below:

        Test Period                                          Ratio
        -----------                                          -----
        July 31, 1998 ...............................   2.50 to 1.0
        October 31, 1998 ............................   2.50 to 1.0



        January 31, 1999 ............................   2.50 to 1.0
        April 30, 1999 ..............................   2.50 to 1.0
        July 31, 1999 ...............................   2.50 to 1.0
        October 31, 1999 ............................   2.50 to 1.0
        January 31, 2000 ............................   2.50 to 1.0
        April 30, 2000 ..............................   2.50 to 1.0
        July 31, 2000 ...............................   2.50 to 1.0
        October 31, 2000 ............................   2.25 to 1.0
        January 31, 2001 ............................   2.25 to 1.0
        April 30, 2001 ..............................   2.25 to 1.0
        July 31, 2001 ...............................   2.25 to 1.0
        October 31, 2001 ............................   2.25 to 1.0
        January 31, 2002 ............................   2.25 to 1.0
        April 30, 2002 ..............................   2.25 to 1.0
        July 31, 2002 ...............................   2.25 to 1.0
        October 31, 2002 ............................   2.00 to 1.0
        January 31, 2003 ............................   2.00 to 1.0
        April 30, 2003 ..............................   2.00 to 1.0
        July 31, 2003 ...............................   2.00 to 1.0
        October 31, 2003 ............................   2.00 to 1.0
        January 31, 2004 ............................   2.00 to 1.0
        April 30, 2004 ..............................   2.00 to 1.0
        July 31, 2004 ...............................   2.00 to 1.0
        October 31, 2004 ............................   2.00 to 1.0
        January 31, 2005 ............................   2.00 to 1.0

            7.13. Minimum Consolidated EBITDA. The Company will maintain a Consolidated EBITDA of at least the amount set forth below for the Test Period ending on each date listed below:

                                                          Minimum EBITDA
        Test Period                                        ($ Millions)
        -----------                                       -------------
        October 31, 1998 ............................          39.5
        January 31, 1999 ............................          39.5
        April 30, 1999 ..............................          40.1
        July 31, 1999 ...............................          40.1
        October 31, 1999 ............................          41.5
        January 31, 2000 ............................          41.5
        April 30, 2000 ..............................          44.0
        July 31, 2000 ...............................          44.0
        October 31, 2000 ............................          47.5
        January 31, 2001 ............................          47.5
        April 30, 2001 ..............................          50.4
        July 31, 2001 ...............................          50.4
        October 31, 2001 ............................          54.6
        January 31, 2002 ............................          54.6

                                                          Minimum EBITDA
        Test Period                                        ($ Millions)
        -----------                                       -------------
        April 30, 2002 ..............................          57.2
        July 31, 2002 ...............................          57.2
        October 31, 2002 ............................          61.0
        January 31, 2003 ............................          61.0
        April 30, 2003 ..............................          61.0
        July 31, 2003 ...............................          61.0
        October 31, 2003.............................          61.0
        January 31, 2004 ............................          61.0
        April 30, 2004 ..............................          61.0
        July 31, 2004 ...............................          61.0
        October 31, 2004 ............................          61.0
        January 31, 2005 ............................          61.0

            7.14. Holdings Equity Sales and Net Financing Proceeds. Holdings shall (i) upon the sale of any of the equity of itself or of the Company (except sales to Holdings, the Company or one of its Subsidiaries), contribute an amount equal to 100% of the net proceeds thereof received by Holdings to the Company in the form of Cash or Cash Equivalents and (ii) on the date of receipt by Holdings of any Net Financing Proceeds, contribute an amount equal to 100% of such Net Financing Proceeds to the Company in the form of Cash or Cash Equivalents; provided that Holdings need not contribute to the Company (i) amounts received for its equity in connection with the Transaction or with respect to the refinancing of its Preferred Stock with the proceeds of the sale of new equity securities consummated substantially concurrently with such refinancing, (ii) amounts received in respect of Management Stock and Vested Options, (iii) unless from an underwritten public offering, amounts received by Holdings from the sale of its equity securities (x) in an amount of $5,000,000 in the aggregate and (y) in contemplation of a particular acquisition transaction which are applied to such transactions within 45 days of receipt thereof by Holdings.

            7.15. Sale or Discount of Receivables. The Company will not, and will not permit its Subsidiaries to, sell, with or without recourse, or discount (other than in connection with trade discounts in the ordinary course of business consistent with past practice) or otherwise sell for less than the face value thereof, notes or accounts receivable, other than receivables that have been written-off or are otherwise determined in good faith to be uncollectible; provided that the Company and its Subsidiaries may sell or discount accounts receivable in an aggregate face value of $3.0 million in any fiscal year.

            7.16. Issuance of Subsidiary Stock. The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of any Subsidiaries' capital stock or other securities or equity interests (or warrants, rights or options to acquire capital stock or convertible securities or other equity securities) of such Subsidiary, other than (i) pursuant to the Security Documents, (ii) as contemplated by the Transaction, (iii) transfers of assets to the Company or to Subsidiary Guarantors permitted by this Agreement (including as an Intercompany Advance), (iv) the issuance of directors' qualifying shares, (v) sales of 100% of the capital stock of the Company's Subsidiaries in accordance with Section 7.17 and (vi) sales of capital stock to the Company or to one of its Subsidiaries to the extent permitted by Section 7.06.

            7.17. Disposition of Assets. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale, except that the Company and its Subsidiaries may make Asset Sales so long as (i) such Asset Sales are for at least the fair market value of such assets and (ii) the Company complies with the mandatory prepayment and commitment reduction provisions of this Agreement and, in the case of Collateral, so long as the conditions to the release of Collateral described herein and in the applicable Security Documents are met; provided that the Company need not comply with such mandatory prepayment and commitment reduction provisions if the Company reinvests such proceeds in substantially similar lines of business within 270 days of the receipt of such proceeds; and provided, further, the Company need not comply with such mandatory prepayment and commitment reduction provisions until the aggregate amount of such Asset Sales is (A) $3.0 million or greater in any fiscal year or (B) $15.0 million in the aggregate and then only in the amount of such excess. For the purposes of clarification, the amount of proceeds received and reinvested pursuant to the first proviso of this Section shall count towards the amounts set forth in clauses (A) and (B) of this Section.

            The consideration received by the Company or its Subsidiaries from each Asset Sale permitted above shall be received in whole at the time of sale and at least 85% of the consideration from each sale shall consist of Cash or Cash Equivalents or Replacement Assets; provided that the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities, liabilities subordinated in right of payment to the Loans or non-recourse Indebtedness) that are assumed or forgiven by the transferee of any such assets will be deemed to be Cash if the Company or such Subsidiary is released from any liability for such liabilities. Any non-cash proceeds received from the sale of Collateral shall be pledged to the Collateral Agent pursuant to and in accordance with the applicable Security Documents and shall constitute Collateral.

            (b) Upon compliance with the conditions in subsection (a) of this
Section 7.17, the Release Conditions and the Partial Release Conditions (each as hereinafter defined), the Company shall be entitled to receive from the Collateral Agent an instrument in form and substance reasonably satisfactory to the Borrower (each, a "Release") releasing the Lien of the Mortgage with respect to all or any portion of a Mortgaged Real Property (each, a "Released Real Property"). The Company shall exercise its rights under this Section by delivering to the Collateral Agent a notice (each, a "Release Notice"), which shall refer to this Section, describe with particularity the proposed Released Real Property and be accompanied by (i) four counterparts of the Release fully executed and acknowledged by all necessary parties other than Collateral Agent,
(ii) executed counterparts of UCC or other applicable termination statements necessary to terminate the Lien of the applicable Mortgage and (iii) an Officers' Certificate certifying that no Default or Event of Default shall have occurred and the parties executing any and all documents in connection with the Release (other than the Collateral Agent) were duly authorized to do so (collectively, the "Release Conditions"). In the event the proposed Released Real Property consists of less than all of the Mortgaged Real Property subject to a single Mortgage, the Partial Release Conditions must be satisfied in order for the Company to receive the Release.

            (c) The Collateral Agent's obligation to deliver a Release in respect of less than all of the Mortgaged Real Property subject to a single Mortgage shall be contingent upon the satisfaction of the conditions in subsection (a) of this Section 7.17 and the Release Conditions as well as the following conditions (collectively, the "Partial Release Conditions"):

            (i) following the sale, transfer or other disposition of and release of the Lien of the applicable Mortgage with respect to the proposed Released Real Property, the remaining Mortgaged Real Property shall have utility services and access to public roads, rail spurs and other transportation structures sufficient and necessary for the continued use of such Mortgaged Real Property in the manner utilized prior to the Release;

           (ii) following the sale, transfer or other disposition of the proposed Released Real Property, the remaining Mortgaged Real Property shall comply in all respects with applicable laws, rules, regulations and ordinances relating to environmental protection, zoning, land use, configuration and building and workplace safety;

          (iii) the Title Company shall have issued an endorsement to the Banks' title insurance policy relating to the Mortgaged Real Property confirming that after the proposed release, the Lien of the applicable Mortgage continues unimpaired as a first priority Lien upon the remaining Mortgaged Real Property subject only to Prior Liens; and

           (iv) the Company shall cause to have been delivered to the Collateral Agent an Officers' Certificate certifying that the conditions set forth in subsections (i) through (iii) have been satisfied.

            (d) The Collateral Agent shall execute, acknowledge (if applicable) and deliver to the Company counterparts of the documents described in subsections (b)(i) and (ii) within 10 Business Days after receipt by the Collateral Agent of a Release Notice provided that the Release Conditions and the Partial Release Conditions (if applicable) have been satisfied. The Company shall (i) execute, deliver, obtain and record such instruments as the Collateral Agent may require, including, without limitation, amendments to the Security Documents or this Agreement and (ii) deliver to the Collateral Agent such evidence of the satisfaction of the Release Conditions and the Partial Release Conditions as the Collateral Agent may require. The Borrower shall reimburse the Collateral Agent, Administrative Agent and the Banks upon demand for all costs or expenses incurred in connection with any actions taken pursuant to this
Section 7.17.

            7.18. Contingent Obligations. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

            (i) guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

            (ii) Interest Rate Agreements and Currency Protection Agreements;

            (iii) Contingent Obligations arising under the Surety Obligations and the Surety Arrangement;

            (iv) Contingent Obligations arising as a direct consequence of the Transaction or in connection with Designated Acquisitions;

            (v) guarantees of the Company's obligations under the Public Notes by its Subsidiaries;

            (vi) contingent reimbursement obligations under letters of credit (including Letters of Credit) permitted hereunder;

            (vii) other Contingent Obligations not to exceed $500,000 in the aggregate for the Company and its Subsidiaries outstanding at any one time;

            (viii) existing guarantees and letters of credit set forth on
      Schedule 7.18(viii);

            (ix) reserves for adjustment in respect of the sales price in connection with any Asset Sale established in accordance with GAAP;

            (x) guarantees by the Company of obligations of its Subsidiaries not constituting Indebtedness; and

            (xi) customary indemnification and liquidated damage obligations in connection with sales of assets in the ordinary course of business.

            7.19. Merger and Consolidations. No Credit Party will merge, consolidate or amalgamate with or into any other entity; provided that (x) any Borrower (other than the Company) may be merged, consolidated or amalgamated with or into any other Borrower and (y) any Subsidiary (other than any Borrower) of the Company may be merged, consolidated or amalgamated with or into (i) a Borrower, if the Applicable Borrower is the continuing or surviving entity, (ii) any other such Subsidiary, if the continuing or surviving entity is a Wholly-Owned Subsidiary of a Borrower and, if such Credit Party is a Subsidiary Guarantor, the continuing or surviving entity shall become a Subsidiary Guarantor, or (iii) a Person that is not an Affiliate if the Subsidiary is not a Borrower and such merger or consolidation complies with
Section 7.17.

            7.20. Sale and Lease-Backs. Unless constituting a permitted disposition of assets under Section 7.17 hereof, the Company will not, and will not permit its Subsidiaries to, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired (i) which the Company or its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than in connection with the Transaction) or (ii) which the Company or its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or its Subsidiaries to any Person in connection with such lease, if in the case of clause (i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one year of each other or are with the same other Person.

            SECTION 8. Events of Default. Upon the occurrence and during the continuance of any of the following specified events (each, an "Event of Default"):

            8.01. Payments. Any Borrower shall (i) default in the payment when due of any principal of the Loans, (ii) default, and such default shall continue for two or more Business Days, in the payment when due of any interest on the Loans or under any other Credit Document or (iii) fail to pay any other amounts owing hereunder for five days after receiving notice from the Administrative Agent of such default; or

            8.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party or its respective Subsidiaries herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            8.03. Covenants. Holdings or any Credit Party or its respective Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.11, 6.12, 6.14, 6.15 or
Section 7 hereof or Section 1.1 of any Mortgage of Real Property in the United

States or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any Security Document (other than those referred to in Section 8.01, 8.02 or 8.03(a)) and such default shall continue unremedied for a period of at least thirty days after the date of such default; or

            8.04. Default Under Other Agreements. (a) Any Credit Party or its respective Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than Obligations) having a principal amount in excess of $5,000,000 in the aggregate for all Credit Parties and their Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of any Credit Party or any of its respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (excluding offers to acquire the Public Notes pursuant to the disposition of assets covenant applicable thereto; provided that no other Event of Default under the Public Notes has occurred and is continuing and such offer does not constitute a default under Section 8.03 hereof), prior to the stated maturity thereof; or

            8.05. Bankruptcy, etc. Holdings or any Credit Party or its respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any Credit Party or any of its respective Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any Credit Party or any of its respective Subsidiaries; or Holdings or any Credit Party or any of its respective Subsidiaries commences any other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect, including without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada), relating to Holdings or any Credit Party or any of its respective Subsidiaries; or there is commenced against Holdings or any Credit Party or any of its respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or a receiver, receiver and manager, administrator, liquidator, trustee or other person or officer with like powers shall be appointed, either by private appointment or by order of a court of competent jurisdiction, with respect to, or an encumbrancer shall take possession of, assets of Holdings or any Credit Party or any of its Subsidiaries; or any person presents a petition for the winding-up or the administration of Holdings or any Credit Party or any of its Subsidiaries and such petition remains undismissed for a period of 60 days; or Holdings or any Credit Party or any of its respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any Credit Party or any of its respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any Credit Party or any of its respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any Credit Party or any of its respective Subsidiaries for the purpose of discussing or effecting any of the foregoing; or

            8.06. ERISA. An ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that, in the opinion of the Required Banks, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties in an aggregate amount exceeding $1,000,000; or

            8.07. Security Documents. Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than holders of Prior Liens and subject to no other Liens other than Liens expressly permitted by the applicable Security Document; or

            8.08. Guarantees. Any Guarantee (except with respect to any Guarantor individually or together with other Guarantors which do not have total assets of $2,500,000 or more) or any provisions thereof shall cease to be in full force or effect in all material respects (except in accordance with its terms or as permitted under this Agreement), or the Guarantor thereunder or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such Guarantee or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guarantee; or

            8.09. Judgments. One or more judgments or decrees shall be entered against any Credit Party or any of its respective Subsidiaries involving a liability of $2,000,000 or more in the case of any one such judgment or decree and $5,000,000 or more in the aggregate for all such judgments and decrees for all Credit Parties and their respective Subsidiaries (in either case in excess of the amount covered by insurance as to which the insurance company has acknowledged coverage) and (i) any such judgments or decrees shall not have been vacated, discharged, bonded or enforcement thereof stayed pending appeal within 30 days from the entry thereof or (ii) any enforcement proceeding therefor shall have been commenced; or

            8.10. Ownership. (i) Chartwell, together with any other Person controlled by or under common control with Chartwell, shall cease to beneficially own (as defined in Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934) (x) at least 30% (on a fully diluted basis) of the issued and outstanding Voting Stock of Holdings or
(y) a higher percentage of such Voting Stock of Holdings than any other Person; or (ii) individuals who constituted the board of directors of Holdings on the Closing Date (together with any new directors whose proposal for election by Holdings was approved by a vote of 51% of the directors of Holdings then still in office who either were directors on the Closing Date or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the members of the board of directors of Holdings still in office; or (iii) Holdings shall cease to own, directly or indirectly, 100% of the issued and outstanding shares of capital stock of the Company (each, a "Change in Control").

            Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrowers, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 8.05 shall occur, with respect to Holdings or the Company or any of its Significant Subsidiaries, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and/or
(iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the remedies created pursuant to the Security Documents. If an Event of Default is cured or waived in accordance with the terms of the Agreement, it ceases (and, if waived, pursuant to the terms, and to the extent, of such waiver).

            SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "A Term Loan" has the meaning provided in Section 1.01(a).

            "A Term Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly across from the entry entitled "A Term Loan Commitment," as the same may be reduced from time to time pursuant to Sections 2.02, 3.02 and/or 8.

            "A Term Loan Facility" means the Loan Facility evidenced by the Total A Term Loan Commitment.

            "A Term Note" has the meaning provided in Section 1.05(a).

            "A Term Portion" means, at any time, the portion of the Loan Facility evidenced by the Total A Term Loan Commitment.

            "Acceptance" means a bill of exchange drawn by a Canadian Borrower and accepted by a Bank having a Canadian Swingline Loan Commitment and payable in Canada.

            "Acceptance Discount Proceeds" means with respect to any Acceptance, an amount (rounded to the nearest full cent) calculated on the applicable date of borrowing which is equal to the face amount of such Acceptance divided by the sum of one plus the product of (i) the BA Discount Rate applicable to such Acceptance multiplied by (ii) a fraction, the numerator of which is the term of such Acceptance and the denominator of which is 365.

            "Account" means all of the "accounts" (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New
York) of the Company and its Subsidiaries whether or not such Account has been earned by performance, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable, including, without limitation, all accounts created by or arising from all of the Company's and its Subsidiaries' sales of goods or rendering of services or licensing or subleasing of any of the Company's and its Subsidiaries' Intellectual Property and including accounts for goods shipped or goods subject to a progress, percentage of completion or similar accounting or payment method, which accounts are unbilled; provided the invoice for such goods is sent within 15 days of the date the goods were shipped; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by the Company and its Subsidiaries with respect to any such accounts receivable or any account debtor; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

            "Acquisition Portion" means, at any time, the portion of the Loan Facility evidenced by the Total Acquisition Term Loan Commitment.

            "Acquisition Term Loan" has the meaning provided in Section 1.01(b).

            "Acquisition Term Loan Closing Date" has the meaning provided in
Section 1.01(b).

            "Acquisition Term Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto beside the column entitled "Acquisition Term Loan Commitment", as same may be reduced from time to time pursuant to Sections 2.01, 2.02, 3.02 and/or 8.

            "Acquisition Term Loan Commitment Termination Date" means (i) the earlier of the date on which the Acquisition Term Loan Commitments are reduced to zero and (ii) the last Business Day of March 2001.

            "Acquisition Term Note" has the meaning provided in Section 1.05(a)(ii).

            "Additional Collateral" has the meaning provided in Section 6.14.

            "Administrative Agent's Office" or "Agent's Office" means (i) the office of the Administrative Agent located at 425 Lexington Avenue, New York, New York 10017, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto or (ii) with respect to U.K. Swingline Loans, such office as the U.K. Swingline Bank shall from time to time designate in writing, as such to the other parties hereto.

            "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors, managers and executive officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation or a limited liability company for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such corporation or limited liability company or
(ii) to direct or cause the direction of the management and policies of such corporation or limited liability company, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, CIBC and Indosuez and their Affiliates shall not be deemed Affiliates of Holdings and its Affiliates.

            "Agent" or "Agents" has the meaning provided in the first paragraph of this Agreement and shall include any successor or successors thereto appointed in accordance herewith.

            "Agreement" means this Credit Agreement, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "Applicable Borrower" means, with respect to any Loan, either U.S. Borrower, the Canadian Borrower or the U.K. Borrower, as applicable, which is the Borrower to whom such Loan was, or is to be, made.

            "Applicable Currency" means, as to any particular payment or Loan, U.S. Dollars, Canadian Dollars or Pounds Sterling.

            "Approved Fund" means, with respect to any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

            "Asset Sale" means the sale, transfer or other disposition, to the extent consummated after the Closing Date, by the Company or any of its Subsidiaries of any asset of the Company or its Subsidiaries to any Person (other than (i) transactions included in the definition of Net Financing Proceeds, (ii) the Exempt Sale-Leaseback Transaction, (iii) any sale, transfer or other disposition of assets the gross proceeds of which (exclusive of indemnities) do not exceed $100,000, (iv) sales, transfers or other dispositions of inventory in the ordinary course of business, (v) sales of accounts receivable permitted by Section 7.15, (vi) any sales, leases, conveyances, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any of its Subsidiaries, as the case may be, (vii) the incurrence of any Permitted Encumbrances and Prior Liens, (viii) transfers of cash and sales of Cash Equivalents, (ix) Intercompany Advances and (x) Dividends permitted by Section 7.08).

            "Authorizations" has the meaning provided in Section 5.22(a).

            "Authorized Officer" means any senior officer of a Borrower designated as such in writing to the Administrative Agent by such Borrower, to the extent acceptable to the Administrative Agent.

            "B Term Loan" has the meaning provided in Section 1.01(a).

            "B Term Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly across from the entry entitled "B Term Loan Commitment," as the same may be reduced from time to time pursuant to Sections 2.02, 3.02 and/or 8.

            "B Term Loan Facility" means the Loan Facility evidenced by the Total B Term Loan Commitment.

            "B Term Note" has the meaning provided in Section 1.05(a).

            "B Term Portion" means, at any time, the portion of the Loan Facility evidenced by the Total B Term Loan Commitment.

            "BA Discount Rate" means the BA Schedule I Discount Rate or the BA
Schedule II Discount Rate, as the case may be.

            "BA Equivalent Note" means a non-interest-bearing promissory note of each Canadian Borrower in favor of a Non-Acceptance Bank in the principal amount of a loan made by such Bank pursuant to Section 1.10 of Schedule 1.16 hereof, having the same maturity date as the Acceptances issued contemporaneously therewith, stating that it is given pursuant to, and is subject to, the terms of this Agreement and otherwise being in form and substance satisfactory to the Non-Acceptance Bank acting reasonably.

            "BA Schedule I Discount Rate" means, with respect to an issue of Acceptances with the same maturity date to be accepted by a Schedule I Bank, the CDOR for bankers' acceptances having a comparable face value and identical maturity date to the face value and maturity date of such issue of Acceptances.

            "BA Schedule II Discount Rate" means, with respect to an issue of Acceptances with the same maturity date to be accepted by a Schedule II Bank, the lesser of:

            (i) the annual rate determined by the Administrative Agent as being the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates of the Schedule II Reference Banks determined in accordance with their normal practices at or about 10:00 a.m. on the date of issue and acceptance of such Acceptances, for bankers' acceptances having a comparable face value and an identical maturity date to the face value and maturity date of such Acceptances; and

           (ii) the CDOR at or about 10:00 a.m. on the date of issue and acceptance of such Acceptances for bankers' acceptances having a comparable face value and an identical maturity date to the face value and maturity date of such Acceptances plus 0.10% per annum.

            "Bank" has the meaning provided in the first paragraph of this Agreement and in Section 11.04.

            "Bank Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 1.13(e) or (ii) a Bank having notified in writing any Borrower and/or the Administrative Agent that such Bank does not intend to comply with its obligations under Section 1.01 or 1.13.

            "Bankruptcy Code" has the meaning provided in Section 8.05.

            "Base Rate" means the higher of (x) 1/2% per annum in excess of the Federal Funds Rate and (y) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The rate the Administrative Agent announces as its prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the rate it announces as its prime lending rate.

            "Base Rate Loan" means each Loan bearing interest at the rate provided in Section 1.08(a). Base Rate Loans may only be made in U.S. Dollars.

            "Borrowers" means the Canadian Borrowers, the U.K. Borrower and the U.S. Borrowers.

            "Borrowing" means the incurrence pursuant to a Notice of Borrowing and to the Loan Facility of one Type of Loan by a Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Reserve Adjusted Eurodollar Loans the same Interest Periods.

            "Borrowing Amount" means, in the case of an Acceptance, a minimum aggregate amount of Cdn.$1,000,000 plus any whole multiple of Cdn.$100,000.

            "Borrowing Base" means an amount equal to the sum of (i) 85% of the Eligible Accounts Receivable; provided that the rate shall be 50% for the additional $10,000,000 of Eligible Accounts Receivable specified in clause (e) of the definition thereof, and (ii) 50% of the Eligible Inventory.

            "Borrowing Base Certificate" has the meaning assigned to that term in Section 6.01.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in London, England or New York, New York (and in the case of disbursements and payments in Canadian Dollars, in Toronto, Canada) and (i) with respect to disbursements and payments in U.S. Dollars relating to Reserve Adjusted Eurodollar Loans, a day on which dealings are carried on in the applicable offshore U.S. Dollar interbank market, and (ii) with respect to disbursements and payments in and calculations pertaining to Pounds Sterling, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in Pounds Sterling are carried on in the applicable foreign exchange interbank market in which disbursement of or payment in Pounds Sterling will be made or received hereunder.

            "Canadian Borrower" means each of Mondel ULC, an unlimited liability company organized under the laws of Nova Scotia, and Kaverit Steel and Crane ULC, an unlimited liability company organized under the laws of Nova Scotia, and in each case its respective successors.

            "Canadian Dollars" and "Cdn. $" each mean lawful money of Canada.

            "Canadian Federal Funds Rate" means the overnight rate (expressed as an annual rate) established by the Administrative Agent based on its customary practice.

            "Canadian Pledge Agreement" means each Securities Pledge Agreement executed by the Canadian Subsidiaries of the Company substantially in the form of Exhibit H-1 hereto, except for such changes as shall have been approved by the Agents, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

            "Canadian Security Agreements" means each Security Agreement executed by the Canadian Subsidiaries of the Company substantially in the form of Exhibit G-2 hereto, except for such changes as shall have been approved by the Agents, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

            "Canadian Subsidiary" means any Subsidiary of the Company organized under the laws of Canada or any Province thereof.

            "Canadian Subsidiary Guarantee" means each guarantee executed by the Canadian Subsidiaries of the Company substantially in the form of Exhibit E-3 hereto, except for such changes as shall have been approved by the Agents, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

            "Canadian Swingline Bank" means each Bank with a Canadian Swingline Loan Commitment.

            "Canadian Swingline Loan" means any Swingline Loan made by the Canadian Swingline Bank to a Canadian Borrower.

            "Canadian Swingline Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly across from the entry entitled "Canadian Swingline Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.01, 2.02,
3.02 and/or 8.

            "Canadian Swingline Note" has the meaning provided in Section
1.05(a).

            "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

            "Capitalized Lease Obligations" of any Person means all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Cash" means money, currency or a credit balance in a Deposit
Account.

            "Cash Equivalents" means (i) marketable direct obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America, any foreign country recognized by the United States of America, or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Group ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition, (iii) time deposit accounts, deposit accounts, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank organized under the laws of any jurisdiction recognized by the United States of America and in which the Borrowers or their Subsidiaries actively conduct business whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition, (v) repurchase agreements with any Bank or any primary dealer maturing within 30 days from the date of acquisition that are fully collateralized by investment instruments that would oth-erwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above, and (vii) foreign bank deposits and cash equivalents in jurisdictions where the Company or its Subsidiaries are then actively conducting business; provided that (a) all such deposits are required to be made in the ordinary course of business, (b) such deposits do not exceed $1,000,000 in the aggregate and (c) the funds so deposited do not remain in such bank for more than ten days.

            "CDOR" means, for any day and relative to Acceptances (or BA Equivalent Notes) having any specified term, the average of the annual rates (calculated on the basis of a year of 365 days) for Canadian Dollar bankers' acceptances, having such specified term (or a term as closely as possible comparable to such specified term) of the Schedule I chartered banks of Canada that appears on the Reuters Screen CDOR Page as at 10:00 a.m. on such day (or, if such day is not a Business Day, as at 10:00 a.m. on the immediately preceding Business Day); provided that if such rate does not appear on the Reuters Screen CDOR page at such time on such date, the rate for such date will be the discount rate quoted by the Administrative Agent, having such specified term (or a term as closely as possible comparable to such specified term) for bankers' acceptances at such time and on such date.

            "CERCLA" has the meaning provided in Section 5.22(d).

            "Change in Control" has the meaning provided in Section 8.10.

            "Chartwell" means Chartwell Investments Inc. and its Affiliates.

            "Chartwell Financial Advisory Agreement" means the Financial Advisory Fee Letter dated March 30, 1998 between the Company and Chartwell, as in effect on the Closing Date.

            "Chartwell Management Consulting Agreement" means the Management Consulting Agreement dated March 30, 1998 between the Company and Chartwell, as in effect on the Closing Date.

            "CIBC" has the meaning provided in the first paragraph of this Agreement.

            "Closing Date" means March 30, 1998.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means all of the Pledged Collateral, Pledged Securities and Mortgaged Real Property.

            "Collateral Agent" means CIBC in its capacity as collateral agent for the Banks.

            "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the account of the Applicable Borrower for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower or any of its Subsidiaries in the ordinary course of business of the Company or its Subsidiaries.

            "Commitment" means, with respect to each Bank, such Bank's Term Loan Commitment, Acquisition Term Loan Commitment, Swingline Loan Commitment and Revolving Loan Commitment.

            "Commitment Commission" has the meaning provided in Section 2.03.

            "Company" means Morris Material Handling, Inc., a Delaware corporation.

            "Compliance Certificate" means a certificate issued pursuant to
Section 6.01(d) signed by a chief financial officer, controller, chief accounting officer or other Authorized Officer of the Company.

            "Computation Date" means any date on which the Administrative Agent or the U.K. Swingline Bank, as the case may be, determines the Dollar Equivalent amount of any Pounds Sterling Loans or Canadian Dollar Loans pursuant to Section
1.14 or Section 3.05(b).

            "Consolidated Amortization Expense" for any Person means, for any period, the consolidated amortization expense of such Person for such period, determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

            "Consolidated Capital Expenditures" of any Person means, for any period, the amount required to be included in capital assets on the consolidated balance sheet of such Person in conformity with GAAP, but excluding expenditures made in connection with the replacement, substitution or restoration of assets
(i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (iii) with regard to equipment that is purchased simultaneously with the trade-in of existing equipment, fixed assets or improvements, the credit granted by the seller of such equipment for the trade-in of such equipment, fixed assets or improvements or (iv) assets purchased with Net Cash Proceeds in accordance with Section 7.17 or with proceeds from sales covered by clause (iii) of the definition of Asset Sale; provided that Consolidated Capital Expenditures shall (other than with respect to Designated Acquisitions) in any event include the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation).

            "Consolidated Cash Taxes" of any Person means, for any period, the amount of cash taxes actually paid in such period by such Person or the consolidated tax group of which such Person is a member based on the income of such Person or group.

            "Consolidated Depreciation Expense" for any Person means, for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

            "Consolidated EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus
(ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income (minus any provision for taxes utilized in computing net loss under clause (i) hereof to the extent such provision reduced the net loss), plus (iii) Consolidated Interest Expense for such period, plus (iv) Consolidated Depreciation Expense for such period to the extent reducing Consolidated Net Income, plus (v) Consolidated Amortization Expense for such period to the extent reducing consolidated net income, plus (vi) without duplication of clause (v), amortization of original issue discount to the extent it arises from the issuance of capital stock of the Company, plus (vii) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity to the extent reducing Consolidated Net Income, plus (viii) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, minus (c) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period (provided that payment of such cash amounts did not reduce Consolidated Net Income), all for such Person and its Subsidiaries determined in accordance with GAAP. For purposes of computations made pursuant to Sections 7.10-7.13, Consolidated EBITDA for a given Test Period (x) shall mean Consolidated EBITDA for such Test Period and (y) shall also include the EBITDA (with appropriate adjustments set forth in financials delivered pursuant to Section 4.03(b)(ii)) derived from and pro forma for any Designated Acquisition consummated during such Test Period and which is consolidated with the Company and its Subsidiaries as of the last day of such Test Period, for the portion of such Test Period before the business was so acquired.

            "Consolidated EBITDAC" for any Person means, for any period, Consolidated EBITDA minus Consolidated Capital Expenditures of such Person and its Consolidated Subsidiaries determined in conformity with GAAP.

            "Consolidated Interest Expense" means, with respect to any Person, for any period, without duplication, (i) the aggregate amount of interest charges (excluding fees and expenses incurred in connection with the Transaction), whether expensed or capitalized, incurred or accrued by such Person and its Subsidiaries, determined on a consolidated basis in conformity with GAAP for such period, plus (ii) to the extent not included in clause (i) above, an amount equal to the sum of: (A) imputed interest included in Capitalized Lease Obligations, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (C) the net costs associated with Interest Rate Agreements, Currency Protection Agreements and other hedging obligations, (D) the interest portion of any deferred payment obligations, (E) [intentionally omitted], (F) all capitalized interest and all accrued interest, (G) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and (H) all dividends or distributions on preferred capital stock if payable to a Person other than the Company or a Subsidiary (other than dividends paid or payable in shares of capital stock of the Company) declared and payable in cash, minus (iii) to the extent included in clause (i) or (ii) above, amortization or write-off of deferred financing costs (and original issue discount to the extent it arises from the issuance of capital stock of the Company) during such period and, without duplication, any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of the Company or its Subsidiaries prior to the stated maturity thereof.

            "Consolidated Net Income" means with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the net income (loss) of any Person that is not a Subsidiary, (b) the net income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to this Agreement, the Public Notes, the indenture related to the Public Notes or any other Indebtedness of any Subsidiary of the Company containing, in the good faith judgment of the Board of Directors of the Company, substantially the same or less restrictive limitations on the payment of dividends or the making of other distributions than those contained in this Agreement, the Public Notes or the indenture related to the Public Notes) shall be excluded to the extent of such restriction or limitation (regardless of any waiver thereof), (c)(i) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net after-tax gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) non-cash gains and losses due solely to fluctuations in currency values shall be excluded, (e) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded, and (f) all items classified as extraordinary, unusual or nonrecurring, including all items relating to the Transaction and the preclosing events relating thereto shall be excluded (including the fees and expenses incurred at or prior to the closing of the Transaction and write-offs or other costs associated or arising in connection with the Transaction).

            "Consolidated Tangible Assets" of any Person means the consolidated tangible assets of such Person and its Sub-sidiaries determined on a consolidated basis in accordance with GAAP.

            "Contingent Obligations" means, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and amounts that are included in Section 7.18. The amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum amount that such Person may be obligated to expend pursuant to the terms of such Contingent Obligation or, if such Contingent Obligation is not so limited, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Documents" means (i) this Agreement, (ii) each Note, (iii) each Guarantee and (iv) each Security Document.

            "Credit Extension" means the making of any Loan, the issuance of Acceptances or the issuance of any Letter of Credit hereunder.

            "Credit Party" means at all times the Borrowers and each Subsidiary thereof that pledges any stock, grants any Lien or issues any guarantee pursuant to any Credit Document.

            "Currency Protection Agreement" shall mean any foreign exchange contract, currency swap agreement, or other fi-nancial agreements or arrangements designed to protect any Borrower against fluctuations in currency values.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Designated Acquisition" means such acquisition as shall be effected by the U.S. Borrowers in compliance with Section 4.03 and Section 6.18; provided that the Designated Acquisition entity engages in the MHE Business, and businesses or activities similar or reasonably related thereto.

            "Destruction" has the meaning assigned to that term in each Mortgage.

            "Dividends" has the meaning provided in Section 7.08.

            "Documents" means each Credit Document and each Transaction
Document.

            "Dollar Equivalent" means, at any time, (a) as to any amount denominated in U.S. Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars or Pounds Sterling, the equivalent amount in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of U.S. Dollars with such Canadian Dollars or Pounds Sterling on the most recent Computation Date provided for in
Section 1.14(a) or such other date as is specified herein; provided that the U.K. Swingline Bank shall determine the Spot Rate with respect to any Borrowings of U.K. Swingline Loans.

            "Dollar Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment. Notwithstanding anything to the contrary contained above, if the Dollar Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Dollar Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

            "Dollars" or "$" means United States Dollars.

            "Effective Date" has the meaning provided in Section 11.10.

            "Effective Time" has the meaning provided in Section 11.10.

            "Eligible Accounts Receivable" means, as at any applicable date of determination, the aggregate face amount of the Accounts of the Credit Parties included in clause (i) of the definition of Account hereunder (excluding any Accounts set forth in clauses (ii) through (vi) of such definition), without duplication, in each case less (without duplication) the aggregate amount of all reserves, limits and deductions with respect to such Accounts set forth below and less the aggregate amount of all returns, discounts, claims, rebates, offsets, credits, charges (including warehouseman's charges) and allowances of any nature with respect to such Accounts (whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Administrative Agent in its sole discretion, no individual Account shall be deemed to be an Eligible Account Receivable if:

            (a) a Credit Party does not have legal and valid title to the Account; or

            (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to
      (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

            (c) the Account arises out of a sale made by a Credit Party to an Affiliate of such Credit Party other than sales to Harnco or Joint Ventures in the ordinary course of business; or

            (d) the Account or any portion thereof is unpaid more than 90 days after the original invoice date; or

            (e) such Account, when aggregated with all other Accounts of the same account debtor (or any Affiliate thereof), exceeds the greater of $10 million or ten percent in face value of all Accounts of the Credit Parties then outstanding, to the extent of such excess, unless such excess is supported by a letter of credit satisfactory to the Administrative Agent (as to form, substance and issuer); provided that up to an additional $10,000,000 of Accounts, which would otherwise be ineligible under this clause (e), shall be Eligible Accounts Receivable at the reduced advance rate set forth in the definition of Borrowing Base; or

            (f) (i) the account debtor for such Account is also a creditor of a Credit Party, to the extent of the amount owed by such Credit Party to the account debtor and the account debtor has not entered into an agreement with respect to the waiver of the rights of setoff, (ii) the Account is subject to any claim on the part of the account debtor disputing liability under such Account in whole or in part, to the extent of the amount of such dispute or (iii) the Account otherwise is or is reasonably likely to become subject to any right of setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense; or

            (g) the account debtor for such Account has commenced a voluntary case or proceeding under applicable bankruptcy or insolvency laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case or proceeding under applicable bankruptcy or insolvency laws, as now constituted or hereafter amended, or if any other petition or other application for relief under applicable bankruptcy or insolvency laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

            (h) the Administrative Agent does not have a valid and perfected first priority security interest in such Account except with respect to Accounts securing Surety Arrangements subject to an Intercreditor Agreement, the face amount of which do not exceed the lesser of $5,000,000 and 10% of the total face amount of all Eligible Accounts Receivable; or

            (i) the sale to the account debtor for such Account is on a consignment, sale on approval, guaranteed sale or sale-and-return basis or pursuant to any written agreement requiring repurchase or return; or

            (j) such Account is from an account debtor (or any Affiliate thereof) and fifty percent (50%) or more, in face amount, of other Accounts from such account debtor are due or unpaid for more than 90 days after the original invoice date; or

            (k) fifty percent (50%) or more, in face amount, of other Accounts from the same account debtor for such Account are not deemed Eligible Accounts Receivable hereunder, other than pursuant to clause (a), (e), (h) or (i) hereunder; or

            (l) such Account is an Account a security interest in which would be subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.) or the Financial Administration Act (Canada) or foreign equivalent, unless the Credit Party has assigned the Account to the Agent in compliance with the provisions of such Act; or

            (m) the Administrative Agent determines in good faith that (i) collection of the account is insecure or (ii) such Account may not be paid by reason of the account debtor's financial inability to pay; provided, however, that any Account referred to in this clause (m) shall not become ineligible until the Administrative Agent shall have given the Credit Party three Business Days' advance notice of such determination; or

            (n) except with respect to Accounts generated from projects on which a progress, percentage of completion or similar accounting or payment method is used, the goods giving rise to such Account have not been shipped or the services giving rise to such Account have not been performed by a Credit Party or the Account otherwise does not represent a final sale; or

            (o) such Account does not comply in all material respects with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended.

            In addition to the foregoing, Eligible Accounts Receivable includes such Accounts as a Credit Party requests and that the Administrative Agent approves in advance, in writing and in its sole discretion (or if the aggregate face amount to be approved exceeds $1,000,000 at any one time, the approval of the Required Banks has been obtained in writing).

            "Eligible Inventory" means (A) the gross amount of Inventory of the Credit Parties, valued at the lower of cost (on a FIFO basis) or market, which
(i) is owned solely by a Credit Party and with respect to which such Credit Party has good, valid and marketable (or indefeasible) title; (ii) is stored on property leased by a Credit Party or that is either (a) owned or leased by a Credit Party or (b) owned or leased by a warehouseman that has contracted with a Credit Party to store Inventory on such warehouseman's property (provided that with respect to Inventory stored on property located in the United States or Canada leased by a Credit Party or owned or leased by a warehouseman, such Credit Party has delivered to the Administrative Agent an agreement of the type described in Section 6.11 hereof satisfactory to the Administrative Agent executed by such lessor or warehouseman); (iii) is subject to a valid, enforceable and first priority Lien in favor of the Administrative Agent except with respect to Inventory securing Surety Arrangements subject to an Intercreditor Agreement, the value (at the lower of cost (on a FIFO basis) or market) of which does not exceed the lesser of $5,000,000 or 10% of the total value of all Eligible Inventory; and (iv) is not obsolete or slow moving in relation to customary industry practice, and which otherwise conforms to the requirements for eligibility contained herein; less (B) the amount of any goods returned or rejected by the Credit Parties' customers and goods in transit to third parties (other than to the Credit Parties' agents or warehousemen that comply with clause (A)(ii)(b) above which are not resaleable); less (C) the amount of any reserves. In addition to the foregoing, Eligible Inventory shall include such items of the Credit Parties' Inventory as the Company shall request and that the Administrative Agent approves in advance, in writing and in its sole discretion (or if the aggregate amount to be approved exceeds $500,000 at any one time, the approval of the Required Banks has been obtained).

            "Employee Benefit Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which a Credit Party could incur liability.

            "Environmental Laws" means the common law and all federal, state, provincial, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
(ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Entity" shall mean any member of an ERISA Group.

            "ERISA Event" shall mean (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to adminis-ter, any Pension Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the failure to make any payment or contribution to any Pension Plan or the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Credit Party.

            "ERISA Group" shall mean each Credit Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with a Credit Party, are treated as a single employer under Section 414 of the Code.

            "Eurodollar Rate" means the rate per annum that appears on page 3750 of the Dow Jones Telerate Screen or any successor page for Dollar deposits with maturities comparable to the Interest Period applicable to the Reserve Adjusted Eurodollar Loans subject to the respective Borrowing commencing two Business Days thereafter as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of the respective Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the rate to be used for purposes of this definition shall be the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of such Interest Period, divided (and rounded, if necessary, upward to the nearest whole multiple of 1/16 of 1%).

            "Event of Default" has the meaning provided in Section 8.

            "Excess Cash Flow" means, for any period, the amount by which Consolidated EBITDAC of the Company and its Subsidiaries exceeds the sum of (a) cash payments of Consolidated Inter-est Expense of the Company and its Subsidiaries for such period, plus (b) principal payments made on the Indebtedness of the Company and its Subsidiaries in such period (excluding repayments of Revolving Loans not made as a result of a reduction in the Total Commitment), plus (c) Consolidated Cash Taxes paid in such period, plus (d) voluntary prepayments on the Term Loans and Acquisition Term Loans and voluntary prepayments on Revolving Loans resulting in a permanent commitment reduction made in such period (other than any prepayment required to be made pursuant to Section 3.02(A)(a)or(b)), plus (e) for the period from November 1, 1998 through October 31, 2001, 100%, and for periods thereafter, a percentage equal to 100% minus the applicable percentage to be paid to the Banks pursuant to Section 3.02(A)(g), of the funds used on or prior to the date payments are due under Section 3.02(A)(g), for the applicable period to make Designated Acquisitions (other than to the extent Acquisition Term Loans or the $12,500,000 Revolving Loan basket is used).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exempt Sale and Lease-Back Transaction" means the sale for less than $1,000,000 of approximately five acres of undeveloped real property at the Oak Creek, Wisconsin facility and the leasing back of such real property and a building to be constructed thereon.

            "Existing Debt" means the Indebtedness of the Credit Parties set forth on Schedule 5.21(a).

            "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal funds Transaction with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, or if not so published, the rate then used by first class banks in extending overnight loans to other first class banks.

            "Final A Term Loan Maturity Date" means the last Business Day of March 2003.

            "Final Acquisition Term Loan Maturity Date" means the last Business Day of March 2005.

            "Final B Term Loan Maturity Date" means the last Business Day of March 2005.

            "Financing Proceeds" for any Person means the cash (other than Net Cash Proceeds) received by such Person and/or any of its Subsidiaries, directly or indirectly, from any financing transaction of whatever kind or nature, including without limitation from any incurrence of Indebtedness, any mortgage or pledge of an asset or interest therein (including a transaction which is the substantial equivalent of a mortgage or pledge but excluding an Asset Sale), from the sale of tax benefits, or from a lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness. Proceeds from the issuance and sale of the Public Notes and equity securities of Holdings in connection with the Transaction (and refinancings of such equity securities with the proceeds of a substantially concurrent sale of equity securities of Holdings), from the Exempt Sale and Lease-Back Transaction, from the sale of director's qualifying shares of any Subsidiary, from the sales of equity of the Company's Subsidiaries and from transactions covered by Section 7.14 where Holdings is permitted to keep the proceeds shall not be Financing Proceeds.

            "Foreign Plan" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, a Credit Party with respect to employees employed outside the United States.

            "Foreign Subsidiary" of any specified Person means any Subsidiary the jurisdiction of incorporation, organization or formation of which is outside of the United States, Canada, the United Kingdom and South Africa.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to
Section 11.07(a).

            "Government Acts" shall have the meaning provided in Section
1.13(i).

            "Governmental Authority" shall mean any federal, state, provincial, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Guarantees" means and includes, once executed and delivered, the Holdings Guarantee, the Canadian Subsidiary Guarantees, the U.K. Subsidiary Guarantee and the Subsidiary Guarantee, and any subsidiary guarantee delivered pursuant to Section 6.17.

            "Guarantors" for purposes of this Agreement means Holdings, each Subsidiary of the Company delivering a Guarantee on the Closing Date and any subsidiary that delivers a guarantee pursuant to Section 6.16, in each case other than any Non-Guarantor Subsidiary of the Company.

            "Hazardous Materials" means any pollutant, contaminant, chemical or industrial, toxic or hazardous substance, constituent or waste, or any other constituent, compound, waste, substance or material, including without limitation, petroleum including crude oil or any fraction thereof, or any petroleum product, subject to regulation under any Environmental Law.

            "Hercules" means Hercules S.A. de C.V., a corporation under the laws of the Republic of Mexico.

            "Holdings Guarantee" means the guarantee executed by Holdings substantially in the form of Exhibit E-1 hereto, except for such changes as shall have been approved by the Agents, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

            "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements or Currency Protection Agreements and (viii) all net Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables, liabilities arising from advance payments or customer deposits for goods and services sold by the Company and its Subsidiaries in the ordinary course of business, accrued expenses and liabilities, accrued dividends, stock redemption payments, royalty payments, accrued retirees or employees benefits, deferred taxes and accrued income taxes, in each case arising in the ordinary course of business. For purposes of clause (iv) above (where the relevant Indebtedness has not been assumed by such first Person), the amount of Indebtedness is equal to the lesser of the amount of Indebtedness secured or the fair market value of the property subject to the Lien.

            "Indosuez" has the meaning provided in the first paragraph of this Agreement.

            "Initial Bank" means a Bank that was an original signatory to this Agreement.

            "Initial Loans" means the initial Loans made under this Agreement on the Closing Date.

            "Intellectual Property" has the meaning provided in Section 5.16.

            "Intercompany Advances" means the incurrence of Indebtedness, the purchase or acquisition of stock, obligations or securities of, or any other interest in, or capital contributions between the Company and its respective Subsidiaries (including the de minimis initial investment by which a Person becomes a Subsidiary) or between Subsidiaries of the Company; provided that the aggregate amount of Intercompany Advances made to a Foreign Subsidiary of the Company which is a Non-Guarantor Subsidiary shall not exceed an amount at any time outstanding equal to the amount of Intercompany Advances outstanding on the Closing Date plus $15,000,000; and provided further that (i) trade receivables arising in the ordinary course of business between the Company and its Subsidiaries or between Subsidiaries or (ii) investments made in connection with Designated Acquisitions, shall not be subject to the limitations set forth in the preceding proviso.

            "Intercreditor Agreement" means the Intercreditor Agreement among Reliance Surety Company, Reliance Insurance Company, United Pacific Insurance Company and Reliance National Indemnity Company, as sureties, and Canadian Imperial Bank of Commerce, as Collateral Agent, as the same may be amended, modified, renewed, replaced or restated from time to time with the consent of the Collateral Agent and any such other intercreditor agreement entered into with the Collateral Agent.

            "Interest Margin" shall mean, in respect of (i) Base Rate Loans that are (a) A Term Loans, 0.75%, (b) B Term Loans, 1.25%, (c) Acquisition Term Loans, 1.25% and (d) Revolving Loans, 0.75%; and (ii) Reserve Adjusted Eurodollar Loans that are (a) A Term Loans, 2.25%, (b) B Term Loans, 2.75%, (c) Acquisition Term Loans, 2.75% and (d) Revolving Loans, 2.25%. The Interest Margin in respect of Swingline Loans shall be that margin agreed among the Applicable Borrower, the applicable Swingline Bank and the Administrative Agent.

            "Interest Period" means, with respect to any Reserve Adjusted Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower is a party, designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

            "Interest Rate Determination Date" means each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Reserve Adjusted Eurodollar Loan.

            "Inventory" means all of the inventory of the Company and its Subsidiaries (on a consolidated basis) including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the business of the Company and its Subsidiaries;
(ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and
(iii) all goods returned or repossessed by the Company or any of its Subsidiaries.

            "Issuing Bank" means the Bank that agrees to issue a Letter of Credit, determined as provided in Section 1.13(c).

            "Joint Venture" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, and
(a) which is engaged in a similar line of business as the Company at the date of determination and (b)(i) in the case of a corporation, of which not more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by the Company or any Subsidiary, or (ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which the Company or any Subsidiary has not more than 50% of the ownership and voting power relating to the policies, management and affairs thereof.

            "Lease" means any lease, sublease, franchise agreement, license, occupancy or concession agreement.

            "Letter of Credit" or "Letters of Credit" means (i) Standby Letter or Letters of Credit and (ii) Commercial Letter or Letters of Credit, in each case, issued or to be issued by Issuing Banks for the account of the Applicable Borrower pursuant to Section 1.13.

            "Letter of Credit Participation" has the meaning assigned to that term in Section 1.13(a).

            "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available under all Letters of Credit then outstanding; provided that (y) there shall be excluded from this clause (i) undrawn Letters of Credit providing credit support for bonds issued pursuant to the Surety Arrangement or other Surety Obligations in an aggregate amount not to exceed $15 million and (z) this proviso shall not increase the Revolving Loan Commitment of any Bank or the Total Revolving Loan Commitment, plus (ii) the aggregate amount of all drawings under Letters of Credit honored by all Issuing Banks and not theretofore reimbursed by the Applicable Borrower.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien, claim, hypothecation, assignment for security, statutory deemed trust, diligence or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Loan" means each and every Term Loan, Acquisition Term Loan, Revolving Loan or Swingline Loan.

            "Loan Facility" means the credit facility evidenced by the Total Term Loan Commitment, the Total Acquisition Term Loan Commitment and the Total Revolving Loan Commitment.

            "Management Stock" means common stock or equivalent interests of Holdings or any parent entity of Holdings held by members of the board of directors and management and employees of Holdings and the Company and its Subsidiaries.

            "Mandatory Borrowing" has the meaning set forth in Section 1.01(e).

            "Material Adverse Effect" means (i) any materially adverse effect (both before (excluding the effects of the Transaction) and after giving effect to the Transaction and the financing thereof and the other transactions contemplated hereby and by the other Documents) with respect to the operations, business, properties, assets, nature of assets, liabilities (contingent or otherwise), financial condition or prospects of the Company and its Subsidiaries, taken as a whole, (ii) any fact or circumstance (whether or not the result thereof would be covered by insurance) as to which singly or in the aggregate there is a reasonable likelihood of (w) a materially adverse change described in clause (i) with respect to the Company and its Subsidiaries, taken as a whole, (x) the inability of any Credit Party to perform in any material respect its Obligations hereunder or under any of the other Documents or the inability of the Banks to enforce in any material respect their rights purported to be granted hereunder or under any of the other Documents or the Obligations (including realizing on the Collateral), or (y) a materially adverse effect on the ability to effect (including hindering or unduly delaying) the Transaction and the other transactions contemplated hereby and by the Credit Documents on the terms contemplated hereby and thereby or (iii) any fact or circumstance relating to any Credit Party as to which singly or in the aggregate there is a reasonable likelihood of any significant liability on the part of the Banks or the Administrative Agent.

            "Maximum Swingline Amount" shall mean (x) with respect to U.S. Swingline Loans, the Total U.S. Swingline Loan Commitment; (y) with respect to Canadian Swingline Loans, the Total Canadian Swingline Loan Commitment and (z) with respect to U.K. Swingline Loans, the Total U.K. Swingline Loan Commitment.

            "Mexican Pledge Agreement" means the Stock Pledge Agreement executed and delivered by the Company and PHMH Hold-ing Company substantially in the form of Exhibit H-2 hereto, except for such changes as shall have been approved by the Agents, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

            "MHE Business" means (i) the original equipment business for industrial cranes, hoists, winches, and other related types of industrial "through-the-air" material handling equipment, (ii) aftermarket products, parts and services for the products described in clause (i), including inspection, repair, modernization and maintenance, and (iii) other service activities conducted at or through distribution service center locations.

            "MHE U.K." means Morris Material Handling, Ltd., a company organized under the laws of England and Wales and a wholly-owned subsidiary of the Company.

            "Minimum Borrowing Amount" means $100,000.

            "MLA Cost" means the cost imputed to a Bank making a Loan in Pounds Sterling of compliance with the Mandatory Liquid Assets requirements of the Bank of England during the Interest Period of that Loan determined in accordance with
Schedule 1.08(b).

            "Mortgage" means a term loan and revolving credit mortgage or deed of trust, assignment of rents, security agreement and fixture filing, debenture creating and evidencing a Lien, legal charge or other document creating and evidencing a Lien on each Mortgaged Real Property, which shall be substantially in the form of Exhibit D hereto (or such other form for foreign jurisdictions, as the Administrative Agent may approve), in each such case containing such schedules and including such additional provisions and other deviations from such Exhibit as shall be necessary to conform such document to applicable or local law or as shall be customary under local law and made and which shall be dated the date of delivery thereof and made by the owner of the Mortgaged Real Property described therein for the benefit of the Collateral Agent, as mortgagee, assignee and secured party, as the same may at any time be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

            "Mortgaged Real Property" means each Real Property designated on
Schedule 4.01(u)(i) and all other Mortgaged Property under each Mortgage.

            "Multiemployer Plan" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be an ERISA Entity during such five year period, or (iii) with respect to which a Credit Party could incur liability.

            "Net Award" has the meaning assigned to that term in each Mortgage.

            "Net Cash Proceeds" means the aggregate cash payments received by the Company and/or any of its Subsidiaries, as the case may be, from any Asset Sale (other than amounts due to minority shareholders of a Subsidiary of the Company), net of all commissions, brokerage fees and other reasonably incurred direct expenses of sale; provided that (i) with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a result of such Asset Sale; (ii) Net Cash Proceeds shall not include any amounts or items included in the definition of Financing Proceeds or Net Financing Proceeds (including in any proviso appearing therein or exclusion therefrom); and (iii) Net Cash Proceeds shall not include appropriate amounts to be provided by the Company or a Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, provided, however, that at such time as such amounts are no longer reserved or such reserve is no longer necessary (but in no event longer than 18 months from the receipt of such proceeds), any remaining amounts shall become Net Cash Proceeds to be allocated in accordance with Section 3.02(A)(f).

            "Net Financing Proceeds" means Financing Proceeds, net of all commissions, brokerage fees and other reasonably incurred direct expenses of the transaction and net of taxes (including income taxes) paid or payable in cash as a result thereof in the current year or in the next succeeding year with respect to the current year as a result of the transaction generating Net Financing Proceeds.

            "Net Proceeds" has the meaning assigned to that term in each Mortgage.

            "Non-Acceptance Bank" means a Bank having a Canadian Swingline Loan Commitment that is not a Canadian chartered bank.

            "Non-Guarantor Subsidiary" means (a) any Foreign Subsidiaries of the Company for so long as the issuance of a guarantee by such Foreign Subsidiary would (i) result in a material increase in the aggregate amount of income tax in respect of such Foreign Subsidiary or (ii) be illegal under the laws of the jurisdiction in which such Foreign Subsidiary is organized, provided that, in either case, the Company shall have delivered to the Administrative Agent an Officers' Certificate and an opinion of counsel so stating on the date of such acquisition or creation, (b) any Subsidiary of the Company existing on the Closing Date and any other newly acquired or created Foreign Subsidiary after the Closing Date which is not a One Percent Subsidiary, but only for so long as it is not a One Percent Subsidiary, provided that the Company shall have delivered to the Administrative Agent an Officers' Certificate to such effect on the Closing Date, with respect to existing One Percent Subsidiaries, and on the date of such acquisition or creation for newly acquired or created One Percent Subsidiaries and (c) Hercules and its Subsidiaries, at such time as the Board of Directors of the Company shall determine; provided that (i) all Intercompany Advances to Hercules or its Subsidiaries made by the Company or any of its Subsidiaries, in excess of amounts outstanding as of the Closing Date, shall be deemed made as of such date of determination and (ii) the Company shall have delivered to the Administrative Agent an Officers' Certificate to such effect on the date of such determination. Notwithstanding the foregoing, no Subsidiary shall be permitted to be a Non-Guarantor Subsidiary if any of its Subsidiaries are Guarantors.

            "Notes" means any Revolving Note, Swingline Note, Acquisition Term Note, Term Note or BA Equivalent Note.

            "Notice of Borrowing" has the meaning provided in Section 1.03.

            "Notice of Continuance/Conversion" has the meaning provided in
Section 1.06.

            "Obligations" means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agents or any Bank pursuant to the terms of this Agreement or any other Credit Document or secured by any of the Security Documents.

            "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer), Chief Executive Officer, Chief Operating Officer or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or any Assistant Treasurer and, as to any entity that is not a corporation, Persons holding comparable positions; provided that every Officers' Certificate with respect to compliance with a condition precedent to the making of any Loan hereunder shall include, on behalf of the Borrower, (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

            "Officers' Solvency Certificate" means the Officers' Solvency Certificate in the form set forth as Exhibit N hereto.

            "One Percent Subsidiary" means, at any date of determination, any Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 1.0% of the consolidated revenues of the Company and the Subsidiaries or (ii) as of the end of such fiscal year owned more than 1.0% of the Consolidated Tangible Assets of the Company and its Subsidiaries, all as set forth on the consolidated financial statements of the Company and its Subsidiaries for such year prepared in conformity with GAAP. For purposes of this definition, any Subsidiary which, when aggregated with all other Subsidiaries that are not otherwise One Percent Subsidiaries, would constitute a One Percent Subsidiary shall be deemed to a be a One Percent Subsidiary.

            "Operating Lease" of any Person, shall mean any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as Lessee which is not a Capital Lease.

            "Overnight Rate" means for any day, the rate of interest per annum at which overnight deposits in the Applicable

Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent's London Branch to major banks in the London or other applicable offshore interbank market. The Overnight Rate for any day which is not a Business Day shall be the Overnight Rate for the preceding Business Day.

            "PBGC" shall mean the United States Pension Benefit Guaranty Corporation or any successor thereto.

            "Pension Plan" shall mean an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by an ERISA or with respect to which a Credit Party could incur liability.

            "Permitted Encumbrances" has the meaning provided in Section 7.03.

            "Person" means any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust, fund or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Pledge Agreements" means and includes the Canadian Pledge Agreement, the U.K. Pledge Agreement, the Mexican Pledge Agreement and any securities pledge agreements delivered pursuant to Section 6.14 or 6.15.

            "Pledged Collateral" means all the Pledged Collateral as defined in the Security Agreements.

            "Pledged Securities" means all Pledged Securities under the U.S. Security Agreement, the U.K. Security Agreement and the Canadian Pledge Agreement.

            "Portion" means the Term Portion, the Acquisition Term Portion or the Revolving Portion.

            "Pounds Sterling" means the lawful money of the United Kingdom.

            "Preferred Stock" means the preferred stock comprising part of the Preferred Units.

            "Preferred Units" means the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units.

            "Prime Rate" means, on any day and with respect to all Prime Rate Loans, the greater of:

      (a) the variable rate of interest expressed as a percentage per annum (calculated on the basis of a year of 365 days) which CIBC establishes as the reference rate of interest in order to determine interest rates it will charge on that day for demand loans in Canadian Dollars to its Canadian customers and which it refers to as its "prime lending rate" or "prime rate"; and

      (b)   0.75% above CDOR for 30 day bankers' acceptance;

            Changes in the rate of interest on that portion of any Loans maintained as Prime Rate Loans will take effect simultaneously with each change in the Prime Rate. The Administrative Agent shall give notice to each Canadian Borrower and each Bank of the Prime Rate from time to time quoted by CIBC and such notice shall be conclusive and binding for all purposes absent error.

            "Prime Rate Loan" means a Canadian Swingline Loan that bears interest based on the Prime Rate.

            "Prior Liens" means Liens which, to the extent permitted by the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

            "Projected Financial Statements" has the meaning provided in Section 5.11(c).

            "Public Notes" means the 9 1/2% Senior Notes due 2008 of the Company in an aggregate principal amount of $200,000,000, which term shall include unsecured guarantees by Subsidiaries of the Company and obligations owing under the indenture governing such notes.

            "Real Property" means all right, title and interest of any Credit Party or its respective Subsidiaries (including, without limitation, any leasehold estate) in and to a parcel of real property acquired by any Credit Party together with, in each case, all improvements and appurtenant fixtures and equipment, easements and other property and rights incidental to the ownership, lease or operation thereof.

            "Recapitalization" has the meaning set forth in the WHEREAS clauses hereto.

            "Recapitalization Agreement" has the meaning set forth in the preamble hereto.

            "Reference Banks" means CIBC and Indosuez.

            "Register" has the meaning provided in Section 11.04(b)(A) of this Agreement.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Replacement Assets" means (x) properties or assets (other than Cash or Cash Equivalents or any capital stock or other security) that will be used in a business of the Company and its Subsidiaries conducted on the date of determination or in a business similar or reasonably related thereto or (y) capital stock of any Person engaged in a business of the type referred to in clause (x) that will become on the date of acquisition thereof a Guarantor as a result of such acquisition.

            "Required Banks" shall mean at any time one or more Banks holding at least 51% of the Total Commitments held by

Banks (or, if the Total Commitments shall have been terminated, Banks holding at least 51% of the outstanding Loans); provided that for the purposes of Section 4, the requirement that any document, agreement, certificate or other writing is to be satisfactory to the Required Banks shall be satisfied if (x) such document, agreement, certificate or other writing was delivered in its final form to the Banks prior to the Effective Date (or if amended or modified thereafter, the Administrative Agent has reasonably determined such amendment or modification not to be material), (y) such document, agreement, certificate or other writing is satisfactory to the Administrative Agent and (z) Banks holding more than 33-1/3% of the Total Commitments held by Banks have not objected in writing to such document, agreement, certificate or other writing to the Agent prior to the Closing Date.

            "Required Revolving Banks" means at any time Banks holding at least 51% of the Total Revolving Loan Commitments held by Banks (or, if the Total Revolving Loan Commitments shall have been terminated, Banks holding at least 51% of the outstanding Revolving Loans).

            "Reserve Adjusted Eurodollar Loan" means each Loan bearing interest based on the Eurodollar Rate or, with respect to Pounds Sterling Loans, the Sterling Eurodollar Rate as provided in Section 1.08(b).

            "Restoration" has the meaning assigned to that term in each Mortgage.

            "Revolving Facility Banks" means any Bank which has a Revolving Loan Commitment.

            "Revolving Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly across from the entry entitled "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.01, 2.02, 3.02 and/or 8.

            "Revolving Loan Commitment Termination Date" means the Business Day immediately preceding the Revolving Maturity Date.

            "Revolving Loans" has the meaning provided in Section 1.01(c).

            "Revolving Maturity Date" means the last Business day of March, 2003 or such earlier date on which all Revolving Loan Commitments have been terminated.

            "Revolving Note" has the meaning provided in Section 1.05(a).

            "Revolving Portion" means, at any time, the Portion of the Loan Facility evidenced by the Total Revolving Loan Commitments.

            "Schedule I Bank" means, at any time, a Bank having a Canadian Swingline Loan Commitment that is listed in Schedule I to the Bank Act (Canada) at such time.

            "Schedule II Bank" means, at any time, a Bank having a Canadian Swingline Loan Commitment that is listed in Schedule II to the Bank Act (Canada) at such time.

            "Schedule II Reference Banks" means, if there is only one Schedule II Bank, such Schedule II Bank and if there is more than one Schedule II Bank, a reference group of up to three Schedule II Banks, the composition of which shall be acceptable to the Administrative Agent and the Canadian Borrowers, all acting reasonably.

            "Scheduled A Term Loans Principal Payments" means, with respect to the principal payments on the A Term Loans on the last Business Day of each month set forth below, the U.S. dollar amount set forth opposite thereto:


                                                Scheduled A Term Loan
        Date                                       Principal Payment
        ----                                    ---------------------
        June 1998                                        $250,000
        September 1998                                    250,000
        December 1998                                     250,000
        March 1999                                        250,000
        June 1999                                         625,000
        September 1999                                    625,000
        December 1999                                     625,000
        March 2000                                        625,000
        June 2000                                       1,000,000
        September 2000                                  1,000,000
        December 2000                                   1,000,000
        March 2001                                      1,000,000
        June 2001                                       1,375,000
        September 2001                                  1,375,000

                                                Scheduled A Term Loan
        Date                                       Principal Payment
        ----                                    ---------------------
        December 2001                                   1,375,000
        March 2002                                      1,375,000
        June 2002                                       1,750,000
        September 2002                                  1,750,000
        December 2002                                   1,750,000
        March 2003                                      1,750,000

            "Scheduled Acquisition Term Loan Principal Payments" means, with respect to the principal payments on the Acquisition Term Loan to be made on the last Business Day of each calendar quarter specified in the table below, in each case, for each such date, in the Dollar amount which is the product of (x) the total outstanding principal amount of the Acquisition Term Loan as of the close of business on the Acquisition Term Loan Commitment Termination Date (after giving effect to any Borrowings of the Acquisition Term Loan on such date) and
(y) the percentage for the applicable assumed outstanding principal amount specified opposite such date in such table:

                                          Percentage to Obtain
                                          Acquisition Term Loan
           Period                         Principal Payment
           ------                         ----------------------
           Commencing with the calendar
           quarter ending three months
           following the Acquisition
           Term Loan Termination Date
           to and including March 31,
           2003                                   0.25%

            and with respect to the principal payments on the Acquisition Term Loan to be made on the last Business Day of each calendar quarter specified in the table below, in each case, for each such date, in the Dollar amount which is the product of (x) the total outstanding principal amount of the Acquisition Term Loan as of the close of business on April 1, 2003 and (y) the percentage for the applicable assumed outstanding principal amount specified opposite such date in such table:

                                          Percentage to Obtain
                                          Acquisition Term Loan
           Period                         Principal Payment
           ------                         ----------------------
           Commencing June 30,

           2003 to and including
           March 31, 2005                         12.5%

            "Scheduled B Term Loans Principal Payments" means with respect to the principal payments on the B Term Loans on the last Business Day of each month set forth below, the U.S. Dollar amount set forth opposite thereto:

                                                  Total B Term Loans
       Date                                       Principal Payments
       ----                                       ------------------
       June 1998                                         $ 87,500
       September 1998                                      87,500
       December 1998                                       87,500
       March 1999                                          87,500
       June 1999                                           87,500
       September 1999                                      87,500
       December 1999                                       87,500
       March 2000                                          87,500
       June 2000                                           87,500
       September 2000                                      87,500
       December 2000                                       87,500
       March 2001                                          87,500
       June 2001                                           87,500
       September 2001                                      87,500
       December 2001                                       87,500
       March 2002                                          87,500
       June 2002                                           87,500
       September 2002                                      87,500
       December 2002                                       87,500
       March 2003                                          87,500
       June 2003                                        4,156,250
       September 2003                                   4,156,250
       December 2003                                    4,156,250
       March 2004                                       4,156,250
       June 2004                                        4,156,250
       September 2004                                   4,156,250
       December 2004                                    4,156,250
       March 2005                                       4,156,250

            "SEC" means the Securities and Exchange Commission or any successor thereto.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Agreements" means and includes the U.S. Security Agreement, the U.K. Security Agreements, the Canadian

Security Agreements and any other security agreements delivered pursuant to
Section 6.14 or 6.15.

            "Security Documents" means each of the Security Agreements, the Mortgages, the Pledge Agreements, the Intercreditor Agreement and any other documents utilized to grant a security interest as Collateral for the Obligations in respect of any property or assets of whatever kind or nature.

            "Series A Preferred Units" means the units consisting of the 12% Series A Exchangeable Preferred Stock and Common Stock of Holdings.

            "Series B Preferred Units" means the units consisting of the Series B Junior Exchangeable Preferred Stock and Common Stock of Holdings.

            "Series C Preferred Units" means the units consisting of the Series C Junior Voting Exchangeable Voting Preferred Stock and Common Stock of Holdings.

            "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act.

            "South African Subsidiary" means Morris Mechanical Handling (Pty) Limited.

            "Spot Rate" means with respect to any Applicable Currency, at any date of determination thereof, the spot rate of exchange with respect to U.S. Dollars for such date in London that appears on the display page applicable to such Applicable Currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London); provided, however, that if there shall at any time no longer exist such a page or a relevant spot rate is not shown on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent and if no such similar rate publishing service is available by reference to the published rate of the Administrative Agent in effect at such date for similar commercial Transaction.

            "Standby Letter of Credit" means any letter of credit other than a Commercial Letter of Credit.

            "State, Local and Foreign Real Property Disclosure Requirements" means any state or local laws requiring notification of the buyer of real property, or notification, registration, or filing to or with any state or local agency, prior to the sale of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Materials on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

            "Sterling Eurodollar Rate" means (i) the rate per annum that appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) for Pounds Sterling deposits with maturities comparable to the Interest Period applicable to the U.K. Swingline Loans subject to the respective Borrowing as of 11:00 A.M. (London time) on the date of Borrowing or, (ii) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotation to first-class banks in the London interbank Eurodollar market by the U.K. Swingline Bank for Pounds Sterling deposits of amounts in immediately available funds comparable to the outstanding principal amount of the U.K. Swingline Loan of the U.K. Swingline Bank with maturities comparable to the Interest Period applicable to such U.K. Swingline Loan as of 11:00 A.M. (London time) on the date of Borrowing.

            "Subsidiary" of any Person means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (excluding stock of any class or classes of such corporation that might have voting power solely by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, limited liability company, unlimited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

            "Subsidiary Guarantee" means each subsidiary guarantee executed by the U.S. subsidiaries of the Company, Hercules and, at the time and to the extent provided in Section 6.20, the South African Subsidiary, substantially in the form of Exhibit E-2 hereto, except for such changes as shall have been approved by the Agents, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

            "Subsidiary Guarantor" means each Subsidiary of the Company which delivers a Guarantee.

            "Surety Arrangement" means one or more surety arrangements providing, inter alia, for the issuance of Surety Obligations, between the Company or its Subsidiaries and one or more providers, provided to the Company or its Subsidiaries including, in each case, any related notes, guarantees, collateral documents (including the Intercreditor Agreement), instruments and agreements executed in connection therewith.

            "Surety Obligations" means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credit, warranties, and similar arrangements between the Company or its Subsidiaries and one or more surety providers, for the benefit of the Company's or its Subsidiaries' suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents (including the Intercreditor Agreement), instruments and agreements executed in connection therewith.

            "Survey" means a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the sate where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery,
(iii) certified by the surveyor (in a manner reasonably acceptable to the Agents) to the Agents and the Title Company and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

            "Swingline Bank" means any U.S. Swingline Bank, U.K. Swingline Bank or Canadian Swingline Bank.

            "Swingline Expiry Date" means, with respect to each of the U.S. Swingline Loans and the Canadian Swingline Loans, the date five Business Days prior to the Revolving Maturity Date and, with respect to the U.K. Swingline Loans, 364 days after the Closing Date; provided that the U.K. Swingline Bank shall give the U.K. Borrower notice 90 days in advance of the then current Swingline Expiry Date of whether the U.K. Swingline Bank will enter into a new agreement, substantially in the form of Annex III, with respect to new U.K. Swingline Loans on the same terms and conditions as this Agreement for a further period of 364 days (or such longer or shorter period as the U.K. Borrower and the U.K. Swingline Bank may agree) but not to expire later than the date five Business Days prior to the Revolving Maturity Date.

            "Swingline Loan Commitment" means, with respect to each Bank, such Bank's Canadian Swingline Loan Commitment, U.K. Swingline Loan Commitment or U.S. Swingline Loan Commitment.

            "Swingline Loans" has the meaning set forth in Section 1.01(d).

            "Swingline Notes" means the U.S. Swingline Notes, the U.K. Swingline Notes and the U.S. Swingline Notes.

            "Taking" has the meaning assigned to that term in each Mortgage.

            "Tax Allocation Agreement" means the Tax Sharing Agreement among MHE Investments, Holdings and certain of Holdings' Subsidiaries dated March 30, 1998, as in effect on the Closing Date.

            "Taxes" has the meaning provided in Section 3.04.

            "Term Loans" has the meaning provided in Section 1.01(a).

            "Term Note" means an A Term Note or B Term Note.

            "Term Portion" means, at any time, the portion of the Loan Facility evidenced by the Total Term Loan Commitment.

            "Test Period" means the four consecutive complete fiscal quarters of the Company or its predecessors then last ended.

            "Title Company" means First American Title Insurance Company or such other title insurance or abstract company as shall be designated by the Agent.

            "Total A Term Loan Commitment" means the sum of the A Term Loan Commitments of each of the Banks.

            "Total Acquisition Term Loan Commitment" means the sum of the Acquisition Term Loan Commitments of each of the Banks.

            "Total B Term Loan Commitment" means the sum of the B Term Loan Commitments of each of the Banks.

            "Total Canadian Swingline Loan Commitment" means the sum of the Canadian Swingline Loan Commitments of each Bank.

            "Total Commitment" means the sum of the Total Term Loan Commitments, the Total Acquisition Term Loan Commitment and the Total Revolving Loan Commitments.

            "Total Revolving Loan Commitment" means the sum of the Revolving Loan Commitments of each of the Banks.

            "Total Term Loan Commitment" means the sum of the A Term Loan Commitments and B Term Loan Commitments of each of the Banks.

            "Total U.K. Swingline Loan Commitment" means the sum of the U.K. Swingline Loan Commitments of each Bank.

            "Total U.S. Swingline Loan Commitment" means the sum of the U.S. Swingline Loan Commitments of each of the Banks.

            "Transaction" means the transactions contemplated by the Transaction Documents.

            "Transaction Documents" means the Recapitalization Agreement, the documents related to the issuance and sale of the Public Notes, the documents related to the issuance and sale of the Preferred Units and all exhibits thereto.

            "Type" means (i) a Base Rate Loan or Reserve Adjusted Eurodollar Loan with respect to Loans which are Loans denominated in Dollars, (ii) a U.K. Base Rate Loan or Reserve Adjusted Eurodollar Loan with respect to Loans which are denominated in Pounds Sterling and (iii) a Prime Rate Loan or Acceptance with respect to Loans which are denominated in Canadian Dollars.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York.

            "U.K. Base Rate" means the rate which the U.K. Swingline Bank announces from time to time as its prime lending rate, as in effect from time to time. The rate the U.K. Swingline Bank announces as its prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The U.K. Swingline Bank may make commercial loans or other loans at rates of interest at, above or below the rate it announces as its prime lending rate.

            "U.K. Base Rate Loan" means each U.K. Swingline Loan bearing interest at the rate provided in Section 1.08(a). U.K. Base Rate Loans may only be made in Pounds Sterling.

            "U.K. Borrower" means Morris Material Handling, Ltd., a company organized under the laws of England and Wales, and its successors.

            "U.K. Pledge Agreement" means each Deed of Pledge executed and delivered by each applicable UK Subsidiary that is a Guarantor substantially in the form of Exhibit H-3 hereto, except for such changes as shall have been approved by the Agents, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

            "U.K. Security Agreement" means each Security Document and Guarantee or Instrument of Charge and Guarantee executed and delivered by each applicable UK Subsidiary that is a Guarantor substantially in the form of Exhibit G-1 or Exhibit G-3 hereto, except for such changes as shall have been approved by the Agents, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

            "U.K. Subsidiary Guarantees" means the guarantees contained in each U.K. Security Agreement.

            "U.K. Swingline Bank" means any Bank with a U.K. Swingline Loan Commitment.

            "U.K. Swingline Loan" means any Swingline Loan by a U.K. Swingline Bank to a U.K. Borrower.

            "U.K. Swingline Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly across from the entry entitled "U.K. Swingline Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.01, 2.02,
3.02 and/or 8.

            "U.K. Swingline Note" has the meaning provided in Section 1.05(a).

            "Unutilized Commitment" for any Bank at any time means, on and after the Closing Date, the unutilized Revolving Loan Commitment of such Bank, after taking into effect the Letter of Credit Usage, plus, for purposes of Section
2.03 only, an amount not covered by Letter of Credit Usage representing the amount of undrawn Letters of Credit excluded by the proviso in the definition thereof, and the unutilized Acquisition Term Loan Commitment of such Bank.

            "U.S. Borrowers" means the Company and Material Handling.

            "U.S. Dollar" or "U.S. $" each mean lawful money of the United
States.

            "U.S. Security Agreement" means the Security Agreement executed and delivered by Holdings, the U.S. Borrowers and each U.S. Subsidiary substantially in the form of Exhibit F-1 hereto, except for such changes as shall have been approved by the Agents, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

            "U.S. Swingline Bank" means any Bank with a U.S. Swingline Loan Commitment.

            "U.S. Swingline Loan" means any Swingline Loan by a U.S. Swingline Bank to any U.S. Borrower.

            "U.S. Swingline Loan Commitment" means, with respect to each Bank, the amount set forth below such Bank's name on the signature pages hereto directly across from the entry entitled "U.S. Swingline Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.01, 2.02,
3.02 and/or 8.

            "U.S. Swingline Note" has the meaning provided in Section 1.05(a).

            "Vested Options" means exercisable options to purchase common stock or equivalent interests of Holdings or any parent entity of Holdings granted to any member of the board of directors or management or employee of Holdings pursuant to a stock option plan or any similar plan approved by its Board of Directors.

            "Voting Stock" of any Person means the capital stock or equivalent interests of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, are owned directly or indirectly by such Person.

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

            "Written" or "in writing" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

            SECTION 10. The Agents.

            10.01. Appointment. Each Bank hereby irrevocably designates and appoints CIBC as Administrative Agent (such term to include the Administrative Agent acting as Collateral Agent or in any other representative capacity under any other Credit Document), Indosuez as Syndication Agent and BankBoston, N.A. as Documentation Agent, of such Bank to act as specified herein and in the other Credit Documents and each such Bank hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agents agree to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agents. The provisions of this Section 10 are solely for the benefit of the Agents and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agents shall act solely as agent of the Banks and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party. The Borrowers, jointly and severally, hereby agree to pay the Administrative Agent an annual agency fee as previously agreed with the Administrative Agent.

            10.02. Delegation of Duties. The Agents may execute any of their respective duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys- in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

            10.03. Exculpatory Provisions. None of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties by the Company, any Subsidiary of the Company or any of their respective officers contained in this Agreement, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Document or for any failure of the Company or any Subsidiary of the Company or any of their respective officers to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or any Subsidiary of the Company. No Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Banks or by or on behalf of any Borrower to such Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

            10.04. Reliance by the Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or to the extent specifically provided in Section 11.12, all the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

            10.05. Notice of Default. No Agent shall be deemed to have knowledge of the occurrence of any Default or Event of Default unless it has received notice in writing from a Bank or Holdings or any Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks (except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent of the Required Banks as required hereunder).

            10.06. Non-Reliance on Agents and Other Banks. Each Bank expressly acknowledges that neither of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of Holdings or any Subsidiary of Holdings, shall be deemed to constitute any representation or warranty by such Agent to any Bank. Each Bank represents to each Agent that it has, independently and without reliance upon such Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement and the other agreements contemplated hereby. Each Bank also represents that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Holdings and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of Holdings or any of its Subsidiaries which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates. None of the Agents nor any Bank shall be deemed to be a fiduciary or have any fiduciary duty to any other Bank, Holdings or Credit Party.

            10.07. Indemnification. The Banks agree to indemnify each Agent in its capacity as such or in any other representative capacity under any other Credit Document ratably according to their aggregate Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Docu-ment, or any documents contemplated by or referred to herein or the Transaction contemplated hereby or any action taken or omitted to be taken by such Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided that no Bank shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

            10.08. The Agents in Its Individual Capacity. The Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings, its Subsidiaries and other Affiliates of Holdings as though such Agent were not an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" shall include each Agent in its individual capacity.

            10.09. Successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent and Collateral Agent hereunder by a successor Agent, the term "Administrative Agent" shall include such successor administrative agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            10.10. Resignation by Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to subsections
(b)and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation of the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent acceptable to the Company and which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and Canada and total assets of at least $1 billion.

            (c) If a successor Administrative Agent shall not have been so appointed within said 15 Business Day period, the resigning Administrative Agent with the consent of the Company shall then appoint a successor Administrative Agent (which shall be an incorporated bank or trust company or other qualified financial institution with operations in the United States and Canada and total assets of at least $1 billion) who shall serve as Administrative Agent until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to subsection (b) or (c) by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, such Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Required Banks with the consent of Borrower appoint a successor Administrative Agent as provided above.

            10.11. Syndication Agent and Documentation Agent. Notwithstanding anything to the contrary in this Agreement, the Syndication Agent and Documentation Agent, in such capacities, shall have no obligations, duties or responsibilities, and shall incur no liabilities, under this Agreement or any other Document.

            SECTION 11. Miscellaneous.

            11.01. Payment of Expenses, etc. The Borrowers agree to: (i) whether or not the Transaction herein contemplated are consummated, pay all out-of-pocket costs and expenses (x) of the Agents in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Cahill

Gordon & Reindel and local counsel to the Banks) with prior notice to the Borrowers of the engagement of any counsel and (y) of each of the Banks in connection with the enforcement of the Credit Documents (including in connection with any "work-out" or other restructuring of the Borrowers' Obligations or in connection with any bankruptcy, reorganization or similar proceeding with respect to any Credit Party or its Subsidiaries) and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Banks) with prior notice to the Borrowers of the engagement of any counsel and the reasonable fees and expenses of any appraisers or any consultants or other advisors engaged with prior notice to the Borrowers of any such engagement with respect to environmental or other matters; (ii) pay all out-of-pocket costs and expenses (including reasonable attorneys' fees) of the Agents or in connection with the assignment or attempted assignment to any other Person of all or any portion of the Agents' interest under this Agreement pursuant to Section 11.04 incurred prior to 120 days following the Closing Date; (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including, without limitation, any and all losses, liabilities, claims, damages or expenses arising under Environmental Laws) incurred by any of them as a result of, or arising out of, or in any way related to the entering into and/or performance of any Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transaction contemplated in any Credit Document, including, without limitation, the documented reasonable fees and disbursements of counsel incurred by any of them (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            11.02. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such no-tice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            11.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (which may include telecopier communication) and couriered for delivery of the next Business Day, and shall be sent, if to Holdings or any Credit Party, to:

      Morris Material Handling, Inc.
      315 West Forest Hill Avenue
      Oak Creek, Wisconsin  53154
      Telecopy No. 414-764-8596
      Attention:  Vice President - Finance

            with copies to:

      Morris Material Handling, Inc.
      315 West Forest Hill Avenue
      Oak Creek, Wisconsin  53154
      Telecopy No. 414-764-8594
      Attention:  General Counsel

            and

      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
      1333 New Hampshire Avenue, N.W.
      Suite 400
      Washington, D.C.  20036
      Telecopy No. 202-887-4288
      Attention:  Russell W. Parks, Jr.

            if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when telecopied or sent by overnight courier, be effective when sent by telecopier or delivered to the overnight courier, as the case may be, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

            11.04. Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, all future holders of the Notes, and their respective successors and assigns; provided that no Credit Party may assign or transfer any of its interests hereunder without the prior written consent of all of the Banks in their sole discretion; and provided, further, that the rights of each Bank to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.04; provided that nothing in this Section 11.04 shall prevent or prohibit any Bank, without the consent of the Administrative Agent or the Company, from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or, with respect to any bank that is a fund that invests in bank loans, pledging all or any portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans owing to it) to any trustee or any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities, and (ii) subject to Section 11.04(b)(B), granting participations in or assignments of all or a portion of such Bank's Loans, Notes and/or Commitments hereunder (y) to its parent company and/or to any Affiliate of such Bank that is at least 50% owned by such Bank or its parent company or to an Approved Fund of any Bank (z) to an entity managed by a Person referred to in Section 11.04(a)(ii)(y).

            (b) Each Bank shall have the right to transfer, assign or grant participations in all or any part of its remaining Loans, Notes and/or Commitments hereunder on the basis set forth below in this clause (b). Each Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

            (A) Assignments. Each Bank, with the written consent of the Administrative Agent and the Company, which consent shall not be unreasonably withheld or delayed, which shall be evidenced on the notice in the form of Ex-hibit I-1 hereto, may assign pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit I-2 hereto all or a portion of its Loans, Notes and/or Commitments hereunder pursuant to this clause
      (b)(A) to (x) one or more Banks or (y) one or more commercial banks, funds or other financial or lending institutions; provided that any such assignment pursuant to this clause (y) shall be in an amount equal to at least $5,000,000 or such Bank's remaining Loans, Notes or Commitments. Any assignment pursuant to this clause (b)(A) will become effective no later than five Business Days after the Agent's receipt of (i) a written notice in the form of Exhibit I-1 hereto from the assigning Bank and the assignee Bank and (ii) a processing and recordation fee of $3,500 from the assigning Bank in connection with the Agent's recording of such sale, assignment, transfer or negotiation; provided that such fee shall only be payable if the assignment is between a Bank and a party that is not a Bank, a Bank's parent or its Affiliate prior to the assignment. The Borrowers shall issue new Notes to the assignee in conformity with Section
      1.05 and the assignor shall return the old Notes to the Borrowers. Upon the effectiveness of any assignment in accordance with this clause (b)(A), the assignee will become a "Bank" for all purposes of this Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder with respect to the Loans, Notes or Commitments being assigned. The Administrative Agent shall maintain at its address specified in Annex II hereto a copy of each Assignment Agreement delivered to and accepted by it and a register in which it shall record the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (B) Participations. Each Bank may transfer, grant or assign participations in all or any part of such Bank's Loans, Notes and/or Commitments hereunder pursuant to this clause (b)(B) to any Person; provided that (i) such Bank shall remain a "Bank" for all purposes of this Agreement and the transferee of such participation shall not constitute a Bank hereunder and
      (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the scheduled final maturity date of any of the Loans, Notes or Commitments in which such participant is participating or (y) reduce the principal amount, interest rate or fees applicable to any of the Loans, Notes or Commitments in which such participant is participating or postpone the payment of any interest or fees or (z) release all or substantially all of the Collateral (except as expressly permitted by the Credit Documents). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the granting Bank in respect of such participation to be those set forth in the agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; provided that such participant shall be considered to be a "Bank" for purposes of Sections 11.02 and 11.06(b).

            (C) Canadian Borrower. Notwithstanding anything else contained in this Agreement including Section 3.04, neither Canadian Borrower will be responsible for withholding tax resulting from interest payments on the Canadian Swingline Loan made by it to a Bank that is a non-resident of Canada.

            11.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agents or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Banks to any other or further action in any circumstances without notice or demand.

            11.06. Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of Holdings or any Credit Party in respect of any Obligations of Holdings or such Credit Party, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to any related sum or sums that are received by other Banks is proportionately greater as measured (immediately prior to receipt of all related amounts) relative to the total of such Obligations then owed and due to such Bank to the total of such Obligations then owed and due to all of the Banks, then such Bank receiving such excess amount shall promptly purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such excess amount pro rata in accordance with their respective shares of the Obligations with respect to which such amount was received; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            11.07. Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Section 7 and all definitions used herein for any purpose shall utilize accounting principles and policies in effect at the Closing Date.

            (b) All computations of interest and fees hereunder shall be made on the actual number of days elapsed over a year of 365 days; provided, however, that all computations of inter-est on Reserve Adjusted Eurodollar Loans that are Dollar Loans, Letter of Credit commissions and Commitment Commission shall be made on the actual number of days elapsed over a year of 360 days.

            11.08. Governing Law; Submission to Jurisdiction; Venue. (a) This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and be governed by the laws of the State of New York applicable to contracts made and to be performed wholly therein. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, Holdings and each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Credit Party and its respective Subsidiaries further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Lexis Document Services, Inc., 150 East 58th Street, 25th Floor, New York, New York 10155, its agent for service of process, such service to become effective 30 days after such mailing. Holdings and each Borrower and its respective Subsidiaries hereby irrevocably appoints Lexis Document Services, Inc., 150 East 58th Street, 25th Floor, New York, New York 10155, to serve as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings or any Credit Party or its respective Subsidiaries in any other jurisdiction.

            (b) Holdings and each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            11.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

            11.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") on which Holdings, the Borrowers and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Administrative Agent's Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Holdings, the Borrowers and each Bank prompt written notice of the occurrence of the Effective Date.

            11.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            11.12. Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated (other than pursuant to the terms hereof) unless such change, waiver, discharge or termination is in writing signed by the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each affected Bank and the Agent, (i) extend the scheduled final maturity date of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest thereon or fees or reduce the principal amount thereof, or increase the Commitments of any Bank or the Total Commitments, in each case over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank), (ii) release all or substantially all of the Collateral or Guarantees (except as expressly permitted by the Credit Documents), (iii) amend, modify or waive any provision of Section 1.10, 1.11, 3.04, 8.01, 8.05, 10.07, 11.01, 11.02, 11.04, 11.06, 11.07(b) or
11.12, (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Banks, (v) modify the definition of Scheduled A Term Loans Principal Payments, Scheduled B Term Loans Principal Payments or Scheduled Acquisition Term Loan Principal Payments (or otherwise modify the date upon which any scheduled amortization payment is due) or (vi) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement. No provision of Section 10 may be amended without the consent of the Administrative Agent and no provision of Section 10.11 may be amended without the written consent of the Syndication Agent and the Documentation Agent. No provision relating to the U.K. Swingline Loan or the Canadian Swingline Loan may be amended without the written consent of Banks holding at least 51% of the U.K. Swingline Loan Commitments or Canadian Swingline Commitments, respectively (or, if U.K. Swingline Loan Commitments or Canadian Swingline Loan Commitments have been terminated, Banks holding at least 51% of the outstanding U.K. Swingline Loans or Canadian Swingline Loans, respectively).

            11.13. Survival. All indemnities set forth herein including, without limitation, in Section 1.11, 1.13, 3.04, 10.07, 11.01 or 11.17 shall survive the execution and delivery of this Agreement and the making of the Loans, the repayment of the Obligations and the termination of the Total Commitments.

            11.14. Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, Subsidiary or Affiliate of such Bank.

            11.15. Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Credit Documents or the Transaction contemplated hereby or thereby.

            11.16. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

            11.17. Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Credit Document, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any other Credit Document in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose "rate of exchange" means the rate at which the Ad-ministrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgement Currency in accordance with its normal practice at its Main Branch in Toronto, Ontario. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Applicable Borrower will, on the date of payment, pay such additional amounts, if any, as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Agreement or such other Credit Document in the Currency Due. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Applicable Borrower shall indemnify and save the Banks harmless from and against loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Credit Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Banks from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Credit Document or under any judgment or order.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

                                    MMH HOLDINGS, INC.

                                    By:  /s/ Michael Erwin
                                         ------------------------------
                                         Name: Michael Erwin
                                         Title: President


                                    MORRIS MATERIAL HANDLING, INC.

                                    By:  /s/ Michael Erwin
                                         ------------------------------
                                         Name: Michael Erwin
                                         Title: President


                                    MATERIAL HANDLING, LLC

                                    By:  /s/ David Smith
                                         ------------------------------
                                         Name: David Smith
                                         Title: Vice President


                                    MORRIS MATERIAL HANDLING LTD.

                                    By:  /s/ Martin Ditkof
                                         ------------------------------
                                         Name: Martin Ditkof
                                         Title: Director


                                    MONDEL ULC

                                    By:  /s/ Martin Ditkof
                                         ------------------------------
                                         Name: Martin Ditkof
                                         Title: Secretary


                                    KAVERIT STEEL AND CRANE ULC

                                    By:  /s/ Martin Ditkof
                                         ------------------------------
                                         Name: Martin Ditkof
                                         Title: Secretary

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    CREDIT AGRICOLE INDOSUEZ,
                                      as Syndication Agent and
                                      as a Bank

                                    By:  /s/ Kenneth J. Kencel
                                         ------------------------------
                                         Name: Kenneth J. Kencel
                                         Title: First Vice President

                                    By:  /s/ [Illegible]
                                         ------------------------------
                                         Name:
                                         Title:

                           A Term Loan Commitment:                $1,833,333.33
                           B Term Loan Commitment:                $4,000,000.00
                           Acquisition Term Loan Commitment:      $2,750,000.00
                           Revolving Loan Commitment:             $6,416,666,.67
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $0.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    CANADIAN IMPERIAL BANK OF
                                      COMMERCE, as Administrative
                                      Agent and Collateral Agent
                                      and as a Bank

                                    By:  /s/ Timothy E. Doyle
                                         ------------------------------
                                         Name: Timothy E. Doyle
                                         Title: Managing Director
                                         CIBC Oppenheimer Corp., As Agent

                           A Term Loan Commitment:                $0
                           B Term Loan Commitment:                $0
                           Acquisition Term Loan Commitment:      $0
                           Revolving Loan Commitment:             $0
                           Canadian Swingline Commitment:         $5,000,000.00
                           U.K. Swingline Commitment:             $0
                           U.S. Swingline Commitment:             $0

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    CIBC Inc., as a Bank

                                    By:  /s/ Timothy E. Doyle
                                         ------------------------------
                                         Name: Timothy E. Doyle
                                         Title: Managing Director
                                         CIBC Oppenheimer Corp., As Agent

                           A Term Loan Commitment:                $2,500,000.00
                           B Term Loan Commitment:                $19,000,000.00
                           Acquisition Term Loan Commitment:      $3,750,000.00
                           Revolving Loan Commitment:             $8,750,000.00
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $0.00


            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    BANKBOSTON, N.A.
                                      as Documentation Agent and
                                      as a Bank

                                    By:  /s/ Gregory R. D. Clark
                                         ------------------------------
                                         Name: Gregory R. D. Clark
                                         Title: Managing Director

                                    By:  /s/ Gregory R. D. Clark
                                         ------------------------------
                                         Name: Gregory R. D. Clark
                                         Title: Managing Director

                           A Term Loan Commitment:               $2,000,000.00
                           B Term Loan Commitment:               $0.00
                           Acquisition Term Loan Commitment:     $3,000,000.00
                           Revolving Loan Commitment:            $7,000,000.00
                           Canadian Swingline Commitment:        $0.00
                           U.K. Swingline Commitment:            $0.00
                           U.S. Swingline Commitment:            $0.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    ABN-AMRO BANK N.V., as a Bank

                                    By:  /s/ Joann L. Holman
                                         ------------------------------
                                         Name: Joann L. Holman
                                         Title: Vice President

                                    By:  /s/ Thomas F. Comfort
                                         ------------------------------
                                         Name: Thomas F. Comfort
                                         Title: Vice President


                           A Term Loan Commitment:                $1,500,000.00
                           B Term Loan Commitment:                $0.00
                           Acquisition Term Loan Commitment:      $2,250,000.00
                           Revolving Loan Commitment:             $5,250,000.00
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $15,000,000.00
                           U.S. Swingline Commitment:             $0.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    CREDITANSTALT CORPORATE FINANCE Inc.,
                                    as a Bank

                                    By:  /s/ Jack R. Bertges
                                         ------------------------------
                                         Name: Jack R. Bertges
                                         Title: Senior Vice President


                                    By:  /s/ Patrick J. Rounds
                                         ------------------------------
                                         Name: Patrick J. Rounds
                                         Title: Vice President

                           A Term Loan Commitment:                $1,833,333.34
                           B Term Loan Commitment:                $0.00
                           Acquisition Term Loan Commitment:      $2,750,000.00
                           Revolving Loan Commitment:             $6,416,666.66
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $0.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    ARCHIMEDES FUNDING, L.L.C.

                                    By: ING Capital Advisors, Inc., as
                                    Collateral Manager

                                    By:  /s/ Michael D. Hatley
                                         ------------------------------
                                         Name: Michael D. Hatley
                                         Title: Vice President & Portfolio
                                         Manager

                           A Term Loan Commitment:                $0.00
                           B Term Loan Commitment:                $5,000,000.00
                           Acquisition Term Loan Commitment:      $0.00
                           Revolving Loan Commitment:             $0.00
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $0.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as a Bank

                                    By:  /s/ Suzanne Ergastolo
                                         ------------------------------
                                         Name: Suzanne Ergastolo
                                         Title: Underwriter

                           A Term Loan Commitment:                $1,500,000.00
                           B Term Loan Commitment:                $0.00
                           Acquisition Term Loan Commitment:      $2,250,000.00
                           Revolving Loan Commitment:             $5,250,000.00
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $10,000,000.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    FIRST UNION NATIONAL BANK, as a Bank

                                    By:  /s/ Jorge Gonzalez
                                         ------------------------------
                                         Name: Jorge Gonzalez
                                         Title: Senior Vice President

                           A Term Loan Commitment:                $1,833,333.34
                           B Term Loan Commitment:                $0.00
                           Acquisition Term Loan Commitment:      $2,750,000.00
                           Revolving Loan Commitment:             $6,416,666.66
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $0.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    FLEET NATIONAL BANK, as a Bank

                                    By:  /s/ James T. Andersen
                                         ------------------------------
                                         Name: James T. Andersen
                                         Title: Managing Directo


                           A Term Loan Commitment:                $1,833,333.00
                           B Term Loan Commitment:                $0.00
                           Acquisition Term Loan Commitment:      $2,750,000.00
                           Revolving Loan Commitment:             $6,416,667.00
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $0.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    SANWA BUSINESS CREDIT CORPORATION, as a Bank

                                    By:  /s/ John J. McKenna
                                         ------------------------------
                                         Name: John J. McKenna
                                         Title: First Vice President

                           A Term Loan Commitment:                $1,500,000.00
                           B Term Loan Commitment:                $0.00
                           Acquisition Term Loan Commitment:      $2,250,000.00
                           Revolving Loan Commitment:             $5,250,000.00
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $0.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    CRESCENT/MACH I PARTNERS, L.P.
                                    by: TCW Asset Management
                                    Company, Its Investment Manager

                                    By:  /s/ Justin L. Driscoll
                                         ------------------------------
                                         Name: Justin L. Driscoll
                                         Title: Senior Vice President

                           A Term Loan Commitment:                $0.00
                           B Term Loan Commitment:                $7,000,000.00
                           Acquisition Term Loan Commitment:      $0.00
                           Revolving Loan Commitment:             $0.00
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $0.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    RIGGS BANK N.A., as a Bank

                                    By:  /s/ Ana G. Tejblum
                                         ------------------------------
                                         Name: Ana G. Tejblum
                                         Title: Vice President


                           A Term Loan Commitment:                $1,833,333.00
                           B Term Loan Commitment:                $0.00
                           Acquisition Term Loan Commitment:      $2,750,000.00
                           Revolving Loan Commitment:             $6,416,667.00
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $0.00

            Credit Agreement among Morris Material Handling, Inc., MMH Holdings, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, the other Agents listed herein, and the Banks listed herein.

                                    WELLS FARGO BANK, N.A., as a Bank

                                    By:  /s/ Dana D. Cagle
                                         ------------------------------
                                         Name: Dana D. Cagle
                                         Title: Vice President

                           A Term Loan Commitment:                $1,833,333.33
                           B Term Loan Commitment:                $0.00
                           Acquisition Term Loan Commitment:      $2,750,000.00
                           Revolving Loan Commitment:             $6,416,666.67
                           Canadian Swingline Commitment:         $0.00
                           U.K. Swingline Commitment:             $0.00
                           U.S. Swingline Commitment:             $0.00


                                                                  Exhibit A-1 to
                                                                Credit Agreement

                                FORM OF A TERM NOTE

U.S. [$AMOUNT]                                                New York, New York
                                                                  March 30, 1998

          FOR VALUE RECEIVED, MORRIS MATERIAL HANDLING, INC., a Delaware corporation, and MATERIAL HANDLING, LLC, a Delaware limited liability company (each, a "U.S. Borrower"), hereby, jointly and severally, promise to pay to the order of [BANK NAME] (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Canadian Imperial Bank of Commerce, located at 425 Lexington Avenue, New York, New York 10017 or as otherwise designated pursuant to the Credit Agreement (as defined) on the Final A Term Loan Maturity Date (as defined in the Credit Agreement), the principal sum of [AMOUNT IN WORDS] U.S. DOLLARS ([$AMOUNT]) or, if less, the unpaid principal amount of the A Term Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

          Each U.S. Borrower also, jointly and severally, promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the A Term Notes referred to in the Credit Agreement, dated as of March 30, 1998, among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks (as defined in the Credit Agreement) and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks (as amended or modified in accordance with its terms, the "Credit Agreement"), and is entitled to the benefits thereof and shall be subject to the provisions thereof. This Note is also entitled to the benefits of the Guarantees (as de-fined in the Credit Agreement) and the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          Each U.S. Borrower hereby waives presentment, demand for payment, protest, notice of dishonor, and any and all other notices or demands of any kind in connection with the delivery, performance, default or enforcement of this Note.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by each holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by each holder in the holder's internal records; PROVIDED, HOWEVER, that the failure of any holder hereof to make such a notation or any error in such a notation shall not affect the obligations of any U.S. Borrower under this Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                                       MORRIS MATERIAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MATERIAL HANDLING, LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                    TRANSACTIONS
                                         ON
                                    A TERM NOTE

                                                            Amount of                    Outstanding
               Type of                Amount of             Principal or                 Principal
               Loan Made              Loan Made             Interest Paid                Balance               Notation
Date           This Date              This Date             This Date                    This Date             Made By
----           ---------              ---------             --------------               -----------           ---------







                                                                  Exhibit A-2 to
                                                                Credit Agreement


                                FORM OF B TERM NOTE

U.S. [$AMOUNT]                                                New York, New York
                                                                  March 30, 1998

          FOR VALUE RECEIVED, MORRIS MATERIAL HANDLING, INC., a Delaware corporation, and MATERIAL HANDLING, LLC, a Delaware limited liability company (each, a "U.S. Borrower"), hereby, jointly and severally, promise to pay to the order of [BANK NAME] (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Canadian Imperial Bank of Commerce, located at 425 Lexington Avenue, New York, New York 10017 or as otherwise designated pursuant to the Credit Agreement (as defined) on the Final B Term Loan Maturity Date (as defined in the Credit Agreement), the principal sum of [AMOUNT IN WORDS] U.S. DOLLARS ([$AMOUNT]) or, if less, the unpaid principal amount of the B Term Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

          Each U.S. Borrower also, jointly and severally, promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the B Term Notes referred to in the Credit Agreement, dated as of March 30, 1998, among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks (as defined in the Credit Agreement) and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks (as amended or modified in accordance with its terms, the "Credit Agreement"), and is entitled to the benefits thereof and shall be subject to the provisions thereof. This

Note is also entitled to the benefits of the Guarantees (as defined in the Credit Agreement) and the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          Each U.S. Borrower hereby waives presentment, demand for payment, protest, notice of dishonor, and any and all other notices or demands of any kind in connection with the delivery, performance, default or enforcement of this Note.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by each holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by each holder in the holder's internal records; PROVIDED, HOWEVER, that the failure of any holder hereof to make such a notation or any error in such a notation shall not affect the obligations of any U.S. Borrower under this Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                                       MORRIS MATERIAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MATERIAL HANDLING, LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                    TRANSACTIONS
                                         ON
                                    B TERM NOTE

                                                            Amount of                    Outstanding
               Type of                Amount of             Principal or                 Principal
               Loan Made              Loan Made             Interest Paid                Balance               Notation
Date           This Date              This Date             This Date                    This Date             Made By
----           ---------              ---------             --------------               -----------           ---------







                                                                  Exhibit A-3 to
                                                                Credit Agreement

                           FORM OF ACQUISITION TERM NOTE

U.S. [$AMOUNT]                                                New York, New York
                                                                  March 30, 1998

          FOR VALUE RECEIVED, MORRIS MATERIAL HANDLING, INC., a Delaware corporation, and MATERIAL HANDLING, LLC, a Delaware limited liability company (each, a "U.S. Borrower"), hereby, jointly and severally, promise to pay to the order of [BANK NAME] (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Canadian Imperial Bank of Commerce, located at 425 Lexington Avenue, New York, New York 10017 or as otherwise designated pursuant to the Credit Agreement (as defined), on the Final Acquisition Term Loan Maturity Date (as defined in the Credit Agreement), the principal sum of [AMOUNT IN WORDS] U.S. DOLLARS ([$AMOUNT]) or, if less, the unpaid principal amount of the Acquisition Term Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

          Each U.S. Borrower also, jointly and severally, promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the Acquisition Term Notes referred to in the Credit Agreement, dated as of March 30, 1998, among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks (as defined in the Credit Agreement) and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks (as amended or modified in accordance with its terms, the "Credit Agreement"), and is entitled to the benefits thereof and shall be subject to the provisions thereof. This Note is also entitled to the benefits of the Guarantees (as defined in the Credit Agreement) and the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          Each U.S. Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by each holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by each holder in the holder's internal records; PROVIDED, HOWEVER, that the failure of any holder hereof to make such an endorsement or recordation or any error in such an endorsement or recordation shall not affect the obligations of any U.S. Borrower to make payments when due of any amounts owing under the Credit Agreement or under this Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.


                                       MORRIS MATERIAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MATERIAL HANDLING, LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                    TRANSACTIONS
                                         ON
                               ACQUISITION TERM NOTE


                                 Principal                            Amount of               Outstanding
              Type of            Amount of                            Principal or            Principal
              Loan Made          Loan Made          Interest          Interest Paid           Balance              Notation
Date          This Date          This Date          Rate              This Date               This Date            Made By
----          ---------          ---------          --------          --------------          -----------          ---------







                                                                  Exhibit B-1 to
                                                                Credit Agreement

                                FORM OF REVOLVING NOTE

U.S. [$AMOUNT]                                                New York, New York
                                                                  March 30, 1998

          FOR VALUE RECEIVED, MORRIS MATERIAL HANDLING, INC., a Delaware corporation, and MATERIAL HANDLING, LLC, a Delaware limited liability company (each, a "U.S. Borrower"), hereby, jointly and severally, promise to pay to the order of [BANK NAME] (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Canadian Imperial Bank of Commerce, located at 425 Lexington Avenue, New York, New York 10017 or as otherwise designated pursuant to the Credit Agreement (as defined), on the Revolving Maturity Date (as defined in the Credit Agreement), the principal sum of [AMOUNT IN WORDS] U.S DOLLARS ([$AMOUNT]) or, if less, the unpaid principal amount of the Revolving Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

          Each U.S. Borrower also, jointly and severally, promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of March 30, 1998, among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks (as defined in the Credit Agreement) and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks (as amended or modified in accordance with its terms, the "Credit Agreement"), and is entitled to the benefits thereof and shall be subject to the provisions thereof. This Note is also entitled to the benefits of the Guarantees (as defined in the Credit Agreement) and the Security Documents (as defined in the Credit Agreement). As provided in the Credit

Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          Each U.S. Borrower hereby waives presentment, demand for payment, protest, notice of dishonor and any and all other notices or demands of any kind in connection with the delivery, performance, default or enforcement of this Note.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by each holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by each holder in the holder's internal records; PROVIDED, HOWEVER, that the failure of any holder hereof to make such a notation or any error in such a notation shall not affect the obligations of any U.S. Borrower under this Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                                       MORRIS MATERIAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MATERIAL HANDLING, LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                TRANSACTIONS
                                     ON
                               REVOLVING NOTE

                                                            Amount of                    Outstanding
               Type of                Amount of             Principal or                 Principal
               Loan Made              Loan Made             Interest Paid                Balance               Notation
Date           This Date              This Date             This Date                    This Date             Made By
----           ---------              ---------             --------------               -----------           ---------







                                                                  Exhibit B-2 to
                                                                Credit Agreement

                             FORM OF U.S. SWINGLINE NOTE

U.S. [$AMOUNT]                                                New York, New York
                                                                  March 30, 1998

          FOR VALUE RECEIVED, MORRIS MATERIAL HANDLING, INC., a Delaware corporation, and MATERIAL HANDLING, LLC, a Delaware limited liability company (each, a "U.S. Borrower"), hereby, jointly and severally, promise to pay to the order of [BANK NAME] (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Canadian Imperial Bank of Commerce, located at 425 Lexington Avenue, New York, New York 10017 or as otherwise designated pursuant to the Credit Agreement (as defined), on the Swingline Expiry Date (as defined in the Credit Agreement), the principal sum of [AMOUNT IN WORDS] U.S DOLLARS ([$AMOUNT]) or, if less, the unpaid principal amount of the U.S. Swingline Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

          Each U.S. Borrower also, jointly and severally, promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the U.S. Swingline Notes referred to in the Credit Agreement, dated as of March 30, 1998, among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks (as defined in the Credit Agreement) and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks (as amended or modified in accordance with its terms, the "Credit Agreement"), and is entitled to the benefits thereof and shall be subject to the provisions thereof. This Note is also entitled to the benefits of the Guarantees (as defined in the Credit Agreement) and the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this
Note is subject to mandatory and voluntary prepayment, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          Each U.S. Borrower hereby waives presentment, demand for payment, protest, notice of dishonor and any and all other notices or demands of any kind in connection with the delivery, performance, default or enforcement of this Note.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by each holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by each holder in the holder's internal records; PROVIDED, HOWEVER, that the failure of any holder hereof to make such a notation or any error in such a notation shall not affect the obligations of any U.S. Borrower under this Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                                       MORRIS MATERIAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       MATERIAL HANDLING, LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                 TRANSACTIONS
                                      ON
                              U.S. SWINGLINE NOTE

                                                            Amount of                    Outstanding
               Type of                Amount of             Principal or                 Principal
               Loan Made              Loan Made             Interest Paid                Balance               Notation
Date           This Date              This Date             This Date                    This Date             Made By
----           ---------              ---------             --------------               -----------           ---------







                                                                  Exhibit B-3 to
                                                                Credit Agreement

                            FORM OF U.K. SWINGLINE NOTE

U.S. [$AMOUNT]                                                New York, New York
                                                                  March 30, 1998

          FOR VALUE RECEIVED, MORRIS MATERIAL HANDLING LIMITED, a corporation incorporated under the laws of England and Wales (the "U.K. Borrower"), hereby promises to pay to the order of [BANK NAME] (the "Bank"), in Pounds Sterling in immediately available funds, at the office of
[                       ], located at [                             ] or as
otherwise designated pursuant to the Credit Agreement (as defined), on the Swingline Expiry Date (as defined in the Credit Agreement), the Dollar Equivalent (as defined in the Credit Agreement) amount in Pounds Sterling of the principal sum of [AMOUNT IN WORDS] U.S DOLLARS ([$AMOUNT]) or, if less, the unpaid principal amount of the U.K. Swingline Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

          The U.K. Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the U.K. Swingline Notes referred to in the Credit Agreement, dated as of March 30, 1998, among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks (as defined in the Credit Agreement) and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks (as amended or modified in accordance with its terms, the "Credit Agreement"), and is entitled to the benefits thereof and shall be subject to the provisions thereof. This

Note is also entitled to the benefits of the Guarantees (as defined in the Credit Agreement) and the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The U.K. Borrower hereby waives presentment, demand for payment, protest, notice of dishonor and any and all other notices or demands of any kind in connection with the delivery, performance, default or enforcement of this Note.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by each holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by each holder in the holder's internal records; PROVIDED, HOWEVER, that the failure of any holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the U.K. Borrower under this Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                       MORRIS MATERIAL HANDLING LIMITED

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                    TRANSACTIONS
                                         ON
                                U.K. SWINGLINE NOTE

                                                            Amount of                    Outstanding
               Type of                Amount of             Principal or                 Principal
               Loan Made              Loan Made             Interest Paid                Balance               Notation
Date           This Date              This Date             This Date                    This Date             Made By
----           ---------              ---------             --------------               -----------           ---------







                                                                  Exhibit B-4 to
                                                                Credit Agreement

                           FORM OF CANADIAN SWINGLINE NOTE

U.S. [$AMOUNT]                                                New York, New York
                                                                  March 30, 1998

          FOR VALUE RECEIVED, [       ], an unlimited liability company
organized under the laws of Nova Scotia (the "Canadian Borrower"), hereby promises to pay to the order of [BANK NAME] (the "Bank"), in Canadian Dollars in immediately available funds, at the office of Canadian Imperial Bank of Commerce, located at 425 Lexington Avenue, New York, New York 10017 or as otherwise designated pursuant to the Credit Agreement (as defined), on the Swingline Expiry Date (as defined in the Credit Agreement), the Dollar Equivalent (as defined in the Credit Agreement) amount in Canadian Dollars of the principal sum of [AMOUNT IN WORDS] U.S DOLLARS ([$AMOUNT]) or, if less, the unpaid principal amount of the Canadian Swingline Loans made as Prime Rate Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Credit Agreement.

          The Canadian Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the Canadian Swingline Notes referred to in the Credit Agreement, dated as of March 30, 1998, among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks (as defined in the Credit Agreement) and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks (as amended or modified in accordance with its terms, the "Credit Agreement"; each capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement), and is entitled to the benefits thereof and shall be subject to the provisions thereof. This Note is also entitled to the benefits of the Guarantees (as defined in the Credit Agreement) and the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The Canadian Borrower hereby waives presentment, demand for payment, protest, notice of dishonor and any and all other notices or demands of any kind in connection with the delivery, performance, default or enforcement of this Note.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by each holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by each holder in the holder's internal records; PROVIDED, HOWEVER, that the failure of any holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Canadian Borrower under this Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.


                                       [               ]

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                    TRANSACTIONS
                                         ON
                              CANADIAN SWINGLINE NOTE

                                                            Amount of                    Outstanding
               Prime Rate             Amount of             Principal or                 Principal
               Loan Made              Loan Made             Interest Paid                Balance               Notation
Date           This Date              This Date             This Date                    This Date             Made By
----           ---------              ---------             --------------               -----------           ---------







                                                              Exhibit C-1 to the
                                                                Credit Agreement

                                   FORM OF OPINION OF
                        AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P

Ladies and Gentlemen:

          We have acted as general counsel to Morris Material Handling, Inc., a Delaware corporation (the "Company"), Material Handling, LLC, a Delaware limited liability company ("Material Handling," and together with the Company, the "U.S. Borrowers"), MMH Holdings, Inc., a Delaware corporation ("Holdings"), and the domestic subsidiary guarantors of the U.S. Borrowers (the "Subsidiary Guarantors"; and together with the U.S. Borrowers and Holdings, the "Loan Parties"), in connection with the execution and delivery today of and the consummation of the transactions contemplated by (i) a Credit Agreement, dated as of March [ ], 1998 (the "Credit Agreement") (capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement) among the U.S. Borrowers, Holdings, MHE U.K., MHE Canada, the lending institutions party thereto (collectively, the "Banks"), Credit Agricole Indosuez, as Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent for the Banks, and Bank Boston N.A., as Documentation Agent, (ii) the U.S. Security Agreement, (iii) the Holdings Guarantee and the U.S. Subsidiary Guarantee (the "Guarantees"),
(iv) financing statements on Form UCC-1 with respect to the collateral pledged pursuant to the Security Agreement.

          There has been furnished to us for review the final forms of (i) the Credit Agreement, (ii) the U.S. Security Agreement, (iii) the Guarantees, and (iv) the Financing Statements (collectively, the "Loan Documents"). We have reviewed such instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions hereinafter set forth.

          1. Each Loan Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and has the corporate or limited liability power to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder and is duly qualified and is authorized to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

          2. Each Loan Party has the requisite corporate or other organizational power and authority, and has taken all necessary corporate or other organizational action to duly authorize the execution and delivery of each of the Loan Documents to which it is a party, and the performance by it of the transactions contemplated therein. Each of the Loan Documents has been duly executed and delivered by each Loan Party which is a party thereto and constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as may be limited by
(i) bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other laws relating to creditors' rights generally, and (ii) general principles of equity, whether considered in an action at law or in equity.

          3. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule or regulation of any Federal or state governmental authority or any order, writ, injunction or decree of any Federal or state governmental authority of which we have knowledge, or (ii) conflicts or will conflict or be inconsistent with, results or will result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Document) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party pursuant to, the terms of any indenture, mortgage, deed of trust, material agreement or other material instrument to which any Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, in each case of which we have knowledge, except, in each such case described in clause (i) or (ii) of this paragraph, where such contravention, conflict, inconsistency, breach, violation, default, creation, imposition or obligation would not have a Materially Adverse Effect, or (iii) will violate any provision of the certificate of incorporation of, operating agreement, or by-laws of any Loan Party.

          4. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any Federal or any state governmental authority (other than those orders, consents, approvals, licenses, authorizations or validations which, if not obtained or made, would not have a Materially Adverse Effect or which have previously been obtained or made and except for filings to perfect security interests granted pursuant to the Security Document) is required to authorize or is required in connection with (i) the execution, delivery and performance of any Loan Document or the transactions contemplated therein or (ii) the legality, validity, binding effect or enforceability of any Loan Document.

          5. To the best of our knowledge, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Documents or the making of Loans or the performance by any Loan Party of its obligations under the Loan Documents.

          6. Assuming the Banks are "banks" as defined in Regulation U of the Board of Governors of the Federal Reserve System, neither the making of the Loans under the Credit Agreement, nor the use of the proceeds thereof (provided such proceeds are used in the manner set forth in the Credit Agreement), will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          7. None of the Loan Parties is or will be, after giving effect to the transactions contemplated under the Documents, (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8. Holding has no direct subsidiaries other than MMH. MMH has no Subsidiaries other than as set forth on Schedule 5.15 to the Credit Agreement (the "Subsidiaries"). All shares of capital stock or other equity interests of each the U.S. Borrowers and each Subsidiary has been duly and validly issued, are fully paid and non-assessable and, except as set forth on
Schedule 5.15 or Schedule 5.19 of the Credit Agreement, are owned by Holdings, directly or indirectly, free and clear of all Liens. Except as set forth on Schedule 5.19 to the Credit Agreement, there are not any existing options, war-rants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any person to acquire any percentage interest of the U.S. Borrowers or any Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such percentage interest.

          9. The U.S. Security Documents (other than the Mortgage as to which no opinion is expressed) create (or with respect to after acquired Collateral, will create, as of the time any Loan Party acquires rights therein) a valid and enforceable security interest in favor of the Collateral Agent in that portion of the Collateral purported to be governed thereby which is covered by Article 9 of the UCC.

         10. Assuming that the Financing Statements relating to the Security Agreement have been properly filed with the Office of the Secretary of State of the States of ____________ and with the Recorder of _______________ County, the security interest, lien or pledge created by the U.S. Security Agreement will be duly perfected in such states. The Financing Statements adequately identify the Pledged Collateral described therein to provide sufficient notice to third parties of the security interest referenced therein.

         11. The filing of the Financing Statements with the recorders and in the offices described above are the only actions, recordings or filings necessary to publish notice and protect the validity of and to establish of record the rights of the parties under the Loan Documents in such states, except (i) that continuation statements under the UCC are required to be filed within ____ months prior to the expiration of ______ years from the date of filing of the Financing Statements, and (ii) that a security interest in or pledge of [specify collateral] cannot be perfected by filing Financing Statements, but must be perfected by taking physical possession thereof.

         12. After giving effect to the delivery to the Collateral Agent of the certificates representing the Pledged Securities listed on Schedules I-A, I-B and II to the U.S. Security Agreement, together with undated stock powers duly endorsed in blank, and assuming the continued possession by the Collateral Agent of such Securities Collateral (as defined in the U.S. Security Agreement) in the State of New York, and that the Collateral Agent is taking possession of such Securities Collateral in good faith and without notice of any adverse claim with respect thereto within the meaning of the UCC, the security interest created in favor of the Collateral Agent un-der the U.S. Security Agreement constitutes a valid and perfected security interest in such Securities Collateral in favor of the Collateral Agent for the benefit of the Secured Parties under the U.S. Security Agreement, subject to no equal or prior security interests of any other creditor of Holdings or the Company, as the case may be. No filings or recordings are required to perfect (or maintain the perfection of) the security interest created under the U.S. Security Agreement in the Securities Collateral.

         13. Subject to appropriate continuation of perfection under the UCC as set forth in paragraph 11 above, the priority of the security interest in, lien on or pledge of the Pledged Collateral created by the U.S. Security Agreement with respect to any Further Advance secured thereby made or deemed to have been made after the date of execution and delivery of the U.S. Security Agreement will be the same as the priority of the U.S. Security Agreement applicable on the date of execution and delivery thereof and such priority will not be affected by the rights in and to Pledged Collateral of any third party whose interest in the Personal Property or Pledged Collateral attached thereto after the date of such execution and delivery but prior to the date of such Further Advance.

         14. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State of New York or __________ or to any jurisdiction therein on account of the execution and delivery of the Loan Documents or the creation of the indebtedness evidenced or secured by any of the Loan Documents or the filing of the Financing Statements, except for nominal filing or recording fees.

         15. Other than filings which may be required pursuant to applicable state law, the filing of the U.S. Security Agreement in the United States Patent and Trademark Office and in the United States Copyright Office are the only actions, recordings or filings necessary to protect the validity of and to establish of record the rights of the secured parties with respect to the Intellectual Property Collateral (as defined in the U.S. Security Agreement) thereunder in the United States of America.

         16. A state or federal court in the states of ______________ applying the choice of law principles of the State will give effect to the provisions in the U.S. Security Agreement which select the laws of the State of New York as the governing law thereof and will apply such laws, rather than the laws of such states, to the enforceability, construction and application thereof.

         The foregoing opinions may be relied on by each of you and by any of your participants or assignees.

                                                                  Exhibit C-4 to
                                                                Credit Agreement

                        FORM OF OPINION OF LOCAL COUNSEL

                                                                  March 30, 1998

Canadian Imperial Bank of Commerce,
     as Administrative Agent
425 Lexington Avenue
New York, NY 10017
     and
The Lenders listed in the
Credit Agreement Referenced Herein

Ladies and Gentlemen:

          We have acted as special counsel in the State of ___________ (the "State") to Morris Material Handling, Inc., ("Borrower") and
[list applicable guarantors], in connection with the execution and delivery of and the consummation of the transactions contemplated by (i) the Credit Agreement, dated as of the date hereof (the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement) among Borrower, [Subsidiary Guarantors], the lending institutions from time to time party thereto (collectively, the "Lenders") and Canadian Imperial Bank of Commerce, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), (ii) the security agreement, dated as of the date hereof (the "Security Agreement") made by Borrower and [list applicable guarantors] in favor of the Administrative Agent, (iii) the Term Loan and Revolving Credit Mortgage, Assignment of Leases, Security Agreement and Fixture Filing, dated as of the date hereof (the "Mortgage") made by [Borrower] in favor of the Administrative Agent and
(iv) UCC-1 financing statements (the "Financing Statements") relating to the Mortgage and the Security Agreement.

          There has been furnished to us for review the final forms of (i) the Credit Agreement, (ii) the Security Agreement, (iii) the Mortgage and
(iv) the Financing Statements (collectively, the "Credit Documents"). We have reviewed such instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions hereinafter set forth.

          In rendering the opinions hereinafter set forth, we have assumed that (a) there has occurred due execution and delivery of the Credit Documents and all documentation in connection therewith, (b) each pledgor named in the Security Agreement owns the Pledged Collateral (as defined in each of the Security Agreement) described in the applicable Security Agreement and (c) [the Borrower] owns the Mortgaged Property (as defined in the Mortgage).

          In addition, the opinions contained in Paragraphs 2 and 3 below are qualified to the extent that enforceability of any of the Credit Documents may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other laws relating to creditors' rights generally, and (ii) general principles of equity, whether considered in an action at law or in equity.

          Subject to the foregoing assumptions and qualifications, we are of the opinion that:

          1. Neither Administrative Agent nor any of the Lenders is required (i) to be qualified to transact business, file any designation for service of process, file any reports or pay any taxes in the State, or (ii) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified to do business in the State, in each case, solely by reason of the execution and delivery of any of the Credit Documents or by reason of the participation in any of the transactions under or contemplated by the Credit Documents, including, without limitation, the extension of any credit contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that any such qualification and filing were required, the validity of the Credit Documents would not be affected thereby, but if Administrative Agent or the Lenders were not qualified, Administrative Agent, or the Lenders in the event they institute remedies without Administrative Agent, as the case may be, would be precluded from enforcing their respective rights in the courts of the State until such time as they are qualified to transact business in the State. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.

          2. The Mortgage creates and constitutes (i) a valid lien on the real property described therein (the "Real Property"), (ii) a valid security interest in such of the Property (the "UCC Property") as is subject to the provisions of Article 9 of the Uniform Commercial Code as in effect in the State (the "UCC") and (iii) a valid common law lien on or pledge of such of the Property as is not UCC Property or Real Property (such property, together with the UCC Property, the "Personal Property"). The Mortgage is enforceable against the grantor named therein in accordance with its terms. The Mortgage is in proper form under applicable laws of the State to be accepted for recording by the Recorder of _____________ County.

          3. Assuming that the Security Agreement is governed by the laws of the State for the purpose of rendering the opinion set forth in this paragraph, the Security Agreement is in proper form under the applicable laws of the State to (i) create and constitute a valid security interest in, lien on or pledge of the applicable Pledged Collateral described therein and (ii) be enforceable against the pledgors named therein in accordance with its terms.

          4. Assuming that the Financing Statements relating to (i) the Mortgage has been properly filed with the Office of the Recorder of _________ County and (ii) the Security Agreements has been properly filed with the Office of the Secretary of State of the State and with the Recorder of _____________ County, the security interest, lien or pledge created by each of the Mortgage and the Security Agreement (assuming that the Mortgage has been duly recorded) will be duly perfected. The Financing Statements adequately identify the Pledged Collateral described therein to provide sufficient notice to third parties of the security interest referenced therein.

          5. The recording of the Mortgage and the filing of the Financing Statements with the recorders and in the offices described above are the only actions, recordings or filings necessary to publish notice and protect the validity of and to establish of record the rights of the parties under the Credit Documents, except (i) that continuation statements under the UCC are required to be filed within ____ months prior to the expiration of ______ years from the date of filing of the Financing Statements, and (ii) that a security interest in or pledge of [specify collateral] cannot be perfected by filing Financing

Statements, but must be perfected by taking physical possession thereof.

          6. The priority of the lien on the Real Property created by the Mortgage with respect to any extension of credit (each, a "Further Advance") secured thereby made or deemed to have been made after the date of recording of the Mortgage, will be the same as the priority of the Mortgage applicable on such date of recording and such priority will not be affected by the rights in and to the Real Property of any third party whose interest in the Real Property attached thereto after the date of such recording but prior to the date of such Further Advance.

          7. Subject to appropriate continuation of perfection under the UCC as set forth in paragraph 5 above, the priority of the security interest in, lien on or pledge of the Personal Property and the Pledged Collateral created by the Security Agreement with respect to any Further Advance secured thereby made or deemed to have been made after the date of execution and delivery of the Security Agreement will be the same as the priority of the Security Agreement applicable on the date of execution and delivery thereof and such priority will not be affected by the rights in and to the Personal Property or Pledged Collateral of any third party whose interest in the Personal Property or Pledged Collateral attached thereto after the date of such execution and delivery but prior to the date of such Further Advance.

          8. The execution, delivery, recordation and performance by Administrative Agent, the Lenders and the Credit Parties of the Credit Documents to which each is a party (i) will not violate any existing law, governmental rule or regulation of the State and (ii) do not require any license, permit, authorization, consent or other approval of, any exemption by, or any registration, recording or filing with, any court, administrative agency or other governmental authority of the State, except for the filing of the Financing Statements as set forth in paragraph 3 above.

          9. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State or to any jurisdiction therein on account of the execution and delivery of the Credit Documents or the creation of the indebtedness evidenced or secured by any of the Credit Documents or the filing of the Financing Statements, except for nominal filing or recording fees.

          10. Neither the Administrative Agent nor the Lenders shall be liable for any loss, cost, expense or liability (including, without limitation, clean-up, corrective action or response costs, penalties, fines or other impositions of governmental agencies and judgments of private or public litigants) in respect of any matter arising out of or relating to or under any Environmental Laws of the State by reason of the execution and delivery of or participation in any of the transactions under or contemplated by any of the Credit Documents, including, without limitation, the extension of any credit contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy under any of the Credit Documents. The laws of the State do not provide for a statutory or regulatory lien in favor of any governmental entity for liability under the Environmental Laws of the State.

          11. Under the laws of the State, there are no statutory or regulatory requirements which will be imposed on the Administrative Agent or the Lenders relating to the granting of a mortgage or security interest in the Real Property that (i) require any notification or certification to the State or any applicable political subdivision thereof of such mortgage or security interest, or (ii) in the event of a discharge of any Hazardous Materials, impose responsibility or liability on the part of the Administrative Agent or any of the Lenders for the undertaking of remedial measures to alleviate environmental contamination resulting from such discharge.

          12. The transfer of all or any portion of the Property in connection with the exercise of any remedy under the Mortgage, including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of any applicable guarantor or the Borrower with respect to the indebtedness secured thereby or the mortgagee's rights or remedies to the foreclosure or enforcement of any other security interest or liens securing such indebtedness. The laws of the State do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of a debtor.

          13. A state or federal court in the State applying the choice of law principles of the State will give effect to the provisions in the Security Agreement which select the laws of the State of New York as the governing law thereof and will apply such laws, rather than the laws of the State, to the enforceability, construction and application thereof.

          We are admitted to practice in the State. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the United States and the State and its political subdivisions.

          The foregoing opinions may be relied on by each of you, by any of your successors and assigns and by any participant, assignee or successor to the interest of any Lender under the Credit Documents.


                                       Very truly yours,

                                                                  Exhibit E-1 to
                                                                Credit Agreement

                              FORM OF HOLDINGS GUARANTEE

          GUARANTEE, dated as of March 30, 1998, ("Guarantee") by MMH Holdings, Inc. (the "Guarantor"), in favor and for the benefit of CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), having an office at 425 Lexington Avenue, New York, New York 10017, and in its capacity as collateral agent (in such capacities and together with any successors in such capacity, the "Collateral Agent") for the ratable benefit of the lending institutions (the "Banks") from time to time party to the Credit Agreement (as hereinafter defined).

                                  R E C I T A L S :

          A. Pursuant to a certain Credit Agreement, dated as of March 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among MORRIS MATERIAL HANDLING, INC. ("MMH"), as a U.S. Borrower, MATERIAL HANDLING, LLC, as a U.S. Borrower (together with MMH, the "U.S. Borrowers"), MORRIS MATERIAL HANDLING LIMITED, as U.K. Borrower (the "U.K. Borrower"), KAVERIT STEEL AND CRANE ULC and MONDEL ULC, as Canadian Borrowers (the "Canadian Borrowers", and together with the U.S. Borrowers and the U.K. Borrower, the "Borrowers"), the Guarantor, CREDIT AGRICOLE INDOSUEZ, as Syndication Agent, BANKBOSTON, N.A., as Documentation Agent, the Banks and CIBC, as Administrative Agent and Collateral Agent for the Banks (together with the Syndication Agent and the Documentation Agent, the "Agents"), the Banks have agreed (i) to make to or for the account of MMH certain Term Loans up to an aggregate principal amount of $55,000,000, to make to or for the account of the U.S. Borrowers certain Acquisition Term Loans up to an aggregate principal amount of $30,000,000 and to make certain Revolving Loans to the Borrowers up to an aggregate principal amount of $70,000,000 and (ii) to make certain Swingline Loans and to issue certain Letters of Credit for the account of the Borrowers.

          B. It is contemplated that the Borrowers may enter into one or more agreements with one or more of the Banks ("Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of the Borrowers now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

          C. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and a condition to any Bank issuing Letters of Credit or Acceptances under the Credit Agreement or entering into the Interest Rate Agreements that the Guarantor shall have executed and delivered this Guarantee and that this Guarantee shall be in full force and effect.

          D. This Guarantee is given by the Guarantor in favor of the Collateral Agent for its benefit and the benefit of the Banks to guarantee all of the Obligations of the Borrowers in accordance with the terms of the Credit Agreement.

          E. All of the Guarantor's obligations hereunder shall be secured pursuant to the Security Documents to which the Guarantor is a party.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

          1. GUARANTEE. (a) To induce the Banks to execute and deliver the Credit Agreement and to make the Loans and issue the Letters of Credit upon the terms and conditions set forth in the Credit Agreement, and in consideration thereof, the Guarantor hereby unconditionally and irrevocably
(i) guarantees to the Banks and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) and at all times thereafter of the Obligations of the Borrowers (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code); and (ii) agrees to pay any and all reasonable expenses (including reasonable attorneys' fees and disbursements) which may be paid or incurred by the Banks, the Agents or the Collateral Agent in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee (collectively, the "Guaranteed Obligations").

          (b) The Guarantor agrees that this Guarantee constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by the Collateral Agent, the Agents or any Bank to any of the security held for payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agents, the Collateral Agent or any Bank in favor of any Borrower or any other Person.

          (c) No payment or payments made by the Guarantor or any other Person or received or collected by the Banks (or the

Collateral Agent or Agents on behalf of the Banks) from the Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability or obligations of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made to the Banks (or the Collateral Agent or Agents on behalf of the Banks) by the Guarantor or payments received or collected by the Banks (or the Collateral Agent or Agents on behalf of the Banks) from the Guarantor, remain liable for the Guaranteed Obligations until the Guaranteed Obligations are paid in full in Cash or Cash Equivalents.

          2. WAIVER BY GUARANTOR. The Guarantor hereby waives absolutely and irrevocably any claim which it may have against any Borrower or any of their respective Affiliates by reason of any payment to the Agents, Collateral Agent or any Bank, or to any other Person pursuant to or in respect of this Guarantee, including any claims by way of subrogation, contribution, reimbursement, indemnity or otherwise, until the Guaranteed Obligations are paid in full.

          3. CONSENT BY GUARANTOR. The Guarantor hereby consents and agrees that, without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Agents, the Collateral Agent or any Bank may be rescinded by the Banks (or the Agents or Collateral Agent on behalf of the Banks) and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Banks (or the Agents or the Collateral Agent on behalf of the Banks); and the Credit Agreement or any other Credit Document, or other guarantee or documents in connection therewith, or any of them, may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Agents or Collateral Agent on behalf of the Banks) may deem advisable from time to time (in accordance with the terms thereof); and any Guarantee or right of offset or any collateral may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Banks nor the Agents or the Collateral Agent shall have any obligation to protect, secure, perfect or insure any collateral or property at any time held as security for the Guaranteed Obligations or this Guarantee. When making any demand hereunder against the Guarantor, the Agents, the Collateral Agent or the Banks may, but shall be under no obligation to, make a similar demand on any other Credit Party or any such other guarantor, and any failure by the Agents, the Collateral Agent or the Banks to make any such demand or to collect any payments from such other Credit Party or any such other guarantor or any release of such other Credit Party or any such other guarantor or of the Guarantor's obligations or liabilities hereunder shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agents, the Collateral Agent or the Banks against the Guarantor hereunder. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          4. WAIVERS; SUCCESSORS AND ASSIGNS. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Banks upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Guarantor and any other Credit Party, on the one hand, and the Banks, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon any Credit Party or the Guarantor with respect to the Guaranteed Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional Guarantee of payment without regard to the validity, regularity or enforceability of the Credit Agreement, the other Credit Documents, any of the Guaranteed Obligations or any guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Banks and without regard to any defense (other than the defense of payment), set off or counterclaim which may at any time be available to or be asserted by any Credit Party against the Banks, or by any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance, and the obligations and liabilities of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Banks or any other Person at any time of any right or remedy against any Credit Party or against any other Person which may be or become liable or obligated in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Banks, and their respective successors, indorsees, transferees and assigns permitted under the Credit Agreement (including each holder from time to time of Guaranteed Obligations) until all of the Guaranteed Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full in Cash or Cash Equivalents, notwithstanding that from time to time during the term of the Credit Agreement any Credit Party may be released from all of its Guaranteed Obligations thereunder.

          5. GUARANTEE SECURED. Payment under this Guarantee is secured by pledges, encumbrances and mortgages of Collateral pursuant to applicable Security Documents in accordance with the Credit Agreement. Reference is hereby made to the Credit Agreement and the applicable Security Documents for a description of the Collateral pledged and the right of the respective parties to such property, to secure all the obligations of the Guarantor hereunder.

          6. RIGHTS OF SET-OFF. The Banks, and the Agents and Collateral Agent on behalf of the Banks, are each hereby irrevocably authorized upon the occurrence and during the continuance of an Event of Default without notice to the Guarantor (any such notice being expressly waived by the Guarantor to the extent permitted by applicable law) to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by the Banks to or for the credit or the account of the Guarantor, or any part thereof, in such amounts as the Banks, or the Agents or Collateral Agent on behalf of the Banks, may elect, against and on account of the obligations and liabilities of the Guarantor to the Banks, in any currency, whether arising hereunder or otherwise, as the Banks, or the Agents or Collateral Agent on behalf of the Banks, may elect, whether or not the Banks, or the Agents or Collateral Agent on behalf of the Banks, have made any demand for payment but only to the extent that such obligations, liabilities and claims shall have become due and payable (whether as stated, by acceleration or otherwise). The Banks, or the Agents or Collateral Agent on behalf of the Banks, agree to notify the Guarantor promptly of any such set-off and the application made by the Banks, or the Agents or Collateral Agent on behalf of the Banks; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks, or the Agents or Collateral Agent on behalf of the Banks, under this Section 6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks, or the Agents or Collateral Agent on behalf of the Banks, may otherwise have.

          7. EFFECTIVENESS; REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

          8. PAYMENTS OF GUARANTEED OBLIGATIONS. The Guarantor hereby guarantees that the Guaranteed Obligations will be paid for the ratable benefit of the Banks without set-off or counterclaim in lawful currency of the United States of America at the office of the Collateral Agent located at 425 Lexington Avenue, New York, New York 10017. The Guarantor shall make any payments required hereunder upon receipt of written notice thereof from the Agents or Collateral Agent or any Bank; PROVIDED, HOWEVER, that the failure of the Agents or Collateral Agent or any Bank to give such notice shall not affect the Guarantor's obligations hereunder.

          9. DEFAULT. If (x) any Borrower has failed to pay or perform when due its Guaranteed Obligations or (y) there is an event with respect to the Guarantor that would require or permit the acceleration pursuant to
Section 8.04 of the Credit Agreement of any outstanding Loan, or (z) the Guarantor's obligations, if any, under the Credit Agreement are accelerated, then in the case of clause (x) all of the Guaranteed Obligations with respect to the Borrowers and in the case of clause (y) or clause (z) all of the Guaranteed Obligations shall be immediately due and payable by the Guarantor, regardless of whether in the case of clause (x) the payment of the Guaranteed Obligations has been accelerated or in the case of clause (y) or clause (z) the Borrowers are in default with respect to the Guaranteed Obligations.

          10. REPRESENTATIONS AND WARRANTIES. To induce the Banks to enter into the Credit Agreement and to make Loans and to issue Letters of Credit, the Guarantor represents and warrants to each Bank that the following statements are true, correct and complete on and as of the Closing Date:

          A. ORGANIZATION AND POWERS. (a) The Guarantor is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage. (b) The Guarantor has duly qualified and is qualified to do business, or as of the Closing Date has taken appropriate steps to qualify, and is in good standing in all juris-dictions in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. (c) The Guarantor has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own and carry on its businesss as now conducted and as contemplated to be conducted by the Documents, including, without limitation, those in compliance with or required by the Environmental Laws other than such licenses, authorizations, consents and approvals the failure to obtain which has not had and will not have a Material Adverse Effect. (d) The Guarantor has all authority to enter into each of the Security Documents to which it is or is to be a party and to carry out the transactions contemplated thereby and to execute and deliver this Guarantee.

          B. NO VIOLATIONS. Neither the execution, delivery or performance by the Guarantor of any of the Credit Documents to which it is a party, nor compliance with any of the terms and provisions thereof, nor the consummation of any of the transactions contemplated therein, nor the grant and perfection of the security interests pursuant to the Security Documents (a) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (b) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under any material contractual obligation of the Guarantor, or (other than as contemplated by the Security Documents) result in the creation or imposition of (or the obligation to create or impose), any Lien upon any of the property or assets of the Guarantor pursuant to any material contractual obligation or (c) will violate any provision of the organizational documents of the Guarantor.

          C. APPROVALS. The execution, delivery and performance by the Guarantor of the Credit Documents to which it is, or is to be, a party do not and will not require any registration with, consent or waiver or approval of, or notice to, or other action to, with or by, any Governmental Authority or other Person except filings required for the perfection or maintenance of perfection of security interests granted pursuant to the Security Documents or enforcement of the Liens or remedies provided by the Credit Documents. Except for such filings, all consents and approvals from or notices to or filings with any Governmental Authority or other Person required to be obtained by Guarantor have been obtained and are in full force and effect except where the failure to obtain such consents or approvals will not result in a Material Adverse Effect and except for filings required to perfect or maintain the perfection of the Liens granted by the Credit Documents and filings listed on Schedule 5.06 to the Credit Agreement.

          D. BINDING OBLIGATION. This Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulence conveyance or transfer, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability whether enforcement is sought by proceedings in equity or at law.

          E. INVESTMENT COMPANY. The Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of such quoted terms is defined or used in the Investment Company Act of 1940, as amended) or subject to any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Credit Document.

          11. RATABLE SHARING. The Banks by acceptance of this Guarantee agree among themselves that with respect to all amounts received by them which are applicable to the payment of obligations of the Guarantor under this Guarantee, if the Banks, or the Agents or Collateral Agent on behalf of the Banks, exercise their rights hereunder, including, without limitation, acceleration of the obligations of the Guarantor hereunder, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Banks PRO RATA based on the relative outstanding Guaranteed Obligations.

          12. MERGER. If the Guarantor shall merge into or consolidate with another corporation, or liquidate, wind up or dissolve itself in a transaction not prohibited by the Credit Agreement the Guarantor hereby covenants and agrees, that upon any such merger, consolidation, liquidation, or dissolution, the guarantee given in this Guarantee and the due and punctual performance and observance of all of the covenants and conditions of the Credit Agreement to be performed by the Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger) by supplemental agreements satisfactory in form to the Banks, or the Agents or Collateral Agent on behalf of the Banks, by the corporation or corporations formed by such consolidation, or into which the Guarantor shall have been merged. In addition, the Guarantor shall deliver to the Banks, or the Agents or Collateral Agent on behalf of the Banks, an Officers' Certificate and an opinion of counsel, each stating that such merger or consolidation and such supplemental agreements comply with this Guarantee and that all conditions precedent herein provided relating to such transaction have been complied with. In case of any such consolidation or merger and upon the assumption by the successor corporation or corporations, by supplemental agreements executed and delivered to the Banks or the Agents or Collateral Agent on behalf of the Banks, and satisfactory in form to the Banks, or the Agents or Collateral Agent on behalf of the Banks, of the guarantee given in this Guarantee and the due and punctual performance of all of the covenants and conditions of the Credit Agreement to be performed by the Guarantor, such successor corporation or corporations shall succeed to and be substituted for the Guarantor, with the same effect as if it or they had been named herein as a Guarantor.

          13. NO WAIVER. (a) No failure to exercise and no delay in exercising, on the part of the Banks, or the Agents or Collateral Agent on behalf of the Banks, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. (b) In the event the Banks, the Agents or the Collateral Agent on behalf of the Banks, shall have instituted any proceeding to enforce any right, power or remedy under this Guarantee by sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Banks, the Agents or the Collateral Agent on behalf of the Banks, then and in every such case, the Guarantor, the Banks, the Agents or the Collateral Agent on behalf of the Banks, and each Bank shall be restored to its respective former position and rights hereunder, and all rights, remedies and powers of the Banks, the Agents or the Collateral Agent on behalf of the Banks, shall continue as if no such proceeding had been instituted.

          14. NOTICES. All notices, demands, instructions or other communications required or permitted to be given to or made upon any party hereto shall be given in accordance with the provisions of the Credit Agreement and at the address either set forth therein or as provided on the signature page hereof.

          15. AMENDMENTS, WAIVERS, ETC. No provision of this Guarantee shall be waived, amended, terminated or supplemented except by a written instrument executed by the Guarantor and the Agents or Collateral Agent, on behalf of the Banks.

          16. NOTICE OF EXERCISE. Upon exercise of its rights hereunder, the Banks, or the Agents or Collateral Agent on behalf of the Banks, as the case may be, shall provide written notice on the date of such exercise to the Banks, or the Agents or the Collateral Agent on behalf of the Banks, as the case may be, of such exercise; PROVIDED, HOWEVER, that the failure by the Agents, the Collateral Agent, or any of the Banks to provide such written notice shall not in any way relieve the Guarantor of its obligations under this Guarantee.

          17. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          18. CONSENT TO JURISDICTION AND SERVICE PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTEE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTEE. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THE GUARANTOR DESIGNATES AND APPOINTS LEXIS DOCUMENT SERVICES, INC. WITH AN ADDRESS AT 150 EAST 58TH STREET, 25TH FLOOR, NEW YORK, NEW YORK 10155, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE GUARANTOR, AFTER WRITTEN NOTICE TO THE AGENT, IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE GUARANTOR AS PROVIDED IN SECTION 14 HEREOF. IF ANY AGENT APPOINTED BY THE GUARANTOR REFUSES TO ACCEPT SERVICE, THE GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY BANK TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

          19. SEVERABILITY OF PROVISIONS. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          20. HEADINGS. The Section headings used in this Guarantee are for convenience of reference only and shall not affect the construction of this Agreement.

          21. FUTURE ADVANCES. This Guarantee shall guarantee the payment of any amounts advanced from time to time pursuant to the Credit Agreement.

          22. COUNTERPARTS. This Guarantee and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer on the day and year first above written.


                                       MMH HOLDINGS, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                  Exhibit E-2 to
                                                                Credit Agreement

                             FORM OF SUBSIDIARY GUARANTEE

          GUARANTEE, dated as of March 30, 1998, ("Guarantee") by each person which is a party hereto as set forth on the signature pages hereto (each, a "Guarantor" and, collectively, the "Guarantors"), in favor and for the benefit of CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), having an office at 425 Lexington Avenue, New York, New York 10017, and in its capacity as collateral agent (in such capacities and together with any successors in such capacity, the "Collateral Agent") for the ratable benefit of the lending institutions (the "Banks") from time to time party to the Credit Agreement (as hereinafter defined).

                                  R E C I T A L S :

          A. Pursuant to a certain Credit Agreement, dated as of March 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), among MORRIS MATERIAL HANDLING, INC. ("MMH"), as a U.S. Borrower, MATERIAL HANDLING, LLC, as a U.S. Borrower (together with MMH, the "U.S. Borrowers"), MORRIS MATERIAL HANDLING LIMITED, as U.K. Borrower (the "U.K. Borrower"), KAVERIT STEEL AND CRANE ULC and MONDEL ULC, as Canadian Borrowers (the "Canadian Borrowers", and together with the U.S. Borrowers and the U.K. Borrower, the "Borrowers"), MMH HOLDINGS, INC. ("Holdings"), CREDIT AGRICOLE INDOSUEZ, as Syndication Agent, BANKBOSTON, N.A., as Documentation Agent, the Banks and CIBC, as Administrative Agent and Collateral Agent for the Banks (together with the Syndication Agent and the Documentation Agent, the "Agents"), the Banks have agreed (i) to make to or for the account of MMH certain Term Loans up to an aggregate principal amount of $55,000,000, to make to or for the account of the U.S. Borrowers certain Acquisition Term Loans up to an aggregate principal amount of $30,000,000 and to make certain Revolving Loans to the Borrowers up to an aggregate principal amount of $70,000,000 and (ii) to make certain Swingline Loans to and to issue certain Letters of Credit for the account of the Borrowers.

          B. It is contemplated that the Borrowers may enter into one or more agreements with one or more of the Banks ("Interest Rate Agreements") fixing the interest rates with respect to Loans under the Credit Agreement (all obligations of the Borrowers now existing or hereafter arising under such Interest Rate Agreements, collectively, the "Interest Rate Obligations").

          C. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and a condition to any Bank issuing Letters of Credit or Acceptances under the Credit Agreement or entering into the Interest Rate Agreements that the Guarantors shall have executed and delivered this Guarantee and that this Guarantee shall be in full force and effect.

          D. This Guarantee is given by each Guarantor in favor of the Collateral Agent for its benefit and the benefit of the Banks to guarantee all of the Obligations of the Borrowers in accordance with the terms of the Credit Agreement.

          E. Each Guarantor's obligations hereunder shall be joint and several with the obligations of each other Guarantor hereunder, and shall be secured pursuant to the Security Documents to which such Guarantor is a party.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby agrees as follows:

          1. GUARANTEE. (a) To induce the Banks to execute and deliver the Credit Agreement and to make the Loans and issue the Letters of Credit upon the terms and conditions set forth in the Credit Agreement, and in consideration thereof, each Guarantor hereby unconditionally and irrevocably
(i) guarantees to the Banks and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) and at all times thereafter of the Obligations of the Borrowers (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code); and (ii) agrees to pay any and all reasonable expenses (including reasonable attorneys' fees and disbursements) which may be paid or incurred by the Banks, the Agents or the Collateral Agent in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, each Guarantor under this Guarantee (collectively, the "Guaranteed Obligations").

          (b) Each Guarantor agrees that this Guarantee constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by the Collateral Agent, the Agents or any Bank to any of the security held for payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agents, the Collateral Agent or any Bank in favor of any Borrower or any other Person.

          (c) No payment or payments made by any Guarantor or any other Person or received or collected by the Banks (or the Collateral Agent or Agents on behalf of the Banks) from any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability or obligations of the Guarantors hereunder which shall, notwithstanding any such payment or payments other than payments made to the Banks (or the Collateral Agent or Agents on behalf of the Banks) by any Guarantor or payments received or collected by the Banks (or the Collateral Agent or Agents on behalf of the Banks) from any Guarantor, remain liable for the Guaranteed Obligations until the Guaranteed Obligations are paid in full in Cash or Cash Equivalents, subject to the provisions of
Section 1(d) hereof.

          (d) Notwithstanding any other provisions of this Guarantee, the maximum aggregate amount of Guaranteed Obligations which each Guarantor agrees to guarantee pursuant to this Guarantee shall equal the lesser of (i) the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, other than any such contingent liabilities under the Credit Agreement and the other Credit Documents), such excess to be determined on the date of this Guarantee or the date on which, from time to time, such enforcement or realization is effected, whichever is higher and (ii) that amount of Guaranteed Obligations which does not result in a violation of applicable laws relating to fraudulent conveyance, after giving effect to the value of any rights to subrogation, reimbursement, indemnification or contribution (including without limitation rights to contribution from any other Subsidiary Guarantor) whether by agreement or under applicable law. The obligations of each Guarantor hereunder shall be joint and several with the obligations of each other Guarantor hereunder. Subject to the preceding sentences, each Guarantor understands, agrees and confirms that this is a guarantee of payment when due and not of collection and that each Bank may, from time to time, enforce this Guarantee against any Guarantor up to the full amount of the Guaranteed Obligations owed to such Bank without proceeding against any other Credit Party, against any security for the Guaranteed Obligations, against any other guarantor or under any other guarantee covering the Guaranteed Obligations.

          Each Guarantor that makes a payment or distribution under this Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount PRO RATA, based on the net assets of each Subsidiary Guarantor.

          2. WAIVER BY GUARANTOR. Each Guarantor hereby waives absolutely and irrevocably any claim which it may have against any Borrower or any of their respective Affiliates (other than any right to contribution pursuant to Section 1(d) hereof) by reason of any payment to the Agents, Collateral Agent or any Bank, or to any other Person pursuant to or in respect of this Guarantee, including any claims by way of subrogation, contribution, reimbursement, indemnity or otherwise, until the Guaranteed Obligations are paid in full.

          3. CONSENT BY GUARANTOR. Each Guarantor hereby consents and agrees that, without the necessity of any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Agents, the Collateral Agent or any Bank may be rescinded by the Banks (or the Agents or Collateral Agent on behalf of the Banks) and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Banks (or the Agents or the Collateral Agent on behalf of the Banks); and the Credit Agreement or any other Credit Document, or other guarantee or documents in connection therewith, or any of them, may be amended, modified, supplemented or terminated, in whole or in part, as the Banks (or the Agents or Collateral Agent on behalf of the Banks) may deem advisable from time to time (in accordance with the terms thereof); and any Guarantee or right of offset or any collateral may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Banks, the Agents nor the Collateral Agent shall have any obligation to protect, secure, perfect or insure any collateral or property at any time held as security for the Guaranteed Obligations or this Guarantee. When making any demand hereunder against any Guarantor, the Agents, the Collateral Agent or the Banks may, but shall be under no obligation to, make a similar demand on any other Credit Party or any such other guarantor, and any failure by the Agents, the Collateral Agent or the Banks to make any such demand or to collect any payments from such other Credit Party or any such other guarantor or any release of such other Credit Party or any such other guarantor or of each Guarantor's obligations or liabilities hereunder shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agents, the Collateral Agent or the Banks against each Guarantor hereunder. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          4. WAIVERS; SUCCESSORS AND ASSIGNS. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Banks upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between any Guarantor and any other Credit Party, on the one hand, and the Banks, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon any Credit Party or any Guarantor with respect to the Guaranteed Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional Guarantee of payment without regard to the validity, regularity or enforceability of the Credit Agreement, the other Credit Documents, any of the Guaranteed Obligations or any guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Banks and without regard to any defense (other than the defense of payment), set off or counterclaim which may at any time be available to or be asserted by any Credit Party against the Banks, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Guaranteed Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance, and the obligations and liabilities of each Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Banks or any other Person at any time of any right or remedy against any Credit Party or against any other Person which may be or become liable or obligated in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Banks, and their respective successors, indorsees, transferees and assigns permitted under the Credit Agreement (including each holder from time to time of Guaranteed Obligations) until all of the Guaranteed Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full in Cash or Cash Equivalents, notwithstanding that from time to time during the term of the Credit Agreement any Credit Party may be released from all of its Guaranteed Obligations thereunder.

          5. GUARANTEE SECURED. Payment under this Guarantee is secured by pledges, encumbrances and mortgages of Collateral pursuant to applicable Security Documents in accordance with the Credit Agreement. Reference is hereby made to the Credit Agreement and the applicable Security Documents for a description of the Collateral pledged and the right of the respective parties to such property, to secure all the obligations of any Guarantor hereunder which may be party to such documents.

          6. RIGHTS OF SET-OFF. The Banks, and the Agents and Collateral Agent on behalf of the Banks, are each hereby irrevocably authorized upon the occurrence and during the continuance of an Event of Default without notice to any Guarantor (any such notice being expressly waived by each Guarantor to the extent permitted by applicable law) to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by the Banks to or for the credit or the account of any Guarantor, or any part thereof, in such amounts as the Banks, or the Agents or Collateral Agent on behalf of the Banks, may elect, against and on account of the obligations and liabilities of any Guarantor to the Banks, in any currency, whether arising hereunder or otherwise, as the Banks, or the Agents or Collateral Agent on behalf of the Banks, may elect, whether or not the Banks, or the Agents or Collateral Agent on behalf of the Banks, have made any demand for payment but only to the extent that such obligations, liabilities and claims shall have become due and payable (whether as stated, by acceleration or otherwise). The Banks, or the Agents or Collateral Agent on behalf of the Banks, agree to notify any such Guarantor promptly of any such set-off and the application made by the Banks, or the Agents or Collateral Agent on behalf of the Banks; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks, or the Agents or Collateral Agent on behalf of the Banks, under this Section 6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks, or the Agents or Collateral Agent on behalf of the Banks, may otherwise have.

          7. EFFECTIVENESS; REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

          8. PAYMENTS OF GUARANTEED OBLIGATIONS. Each Guarantor hereby guarantees that the Guaranteed Obligations will be paid for the ratable benefit of the Banks without set-off or counterclaim in lawful currency of the United States of America at the office of the Collateral Agent located at 425 Lexington Avenue, New York, New York 10017. Each Guarantor shall make any payments required hereunder upon receipt of written notice thereof from the Agents or Collateral Agent or any Bank; PROVIDED, HOWEVER, that the failure of the Agents or Collateral Agent or any Bank to give such notice shall not affect any Guarantor's obligations hereunder.

          9. DEFAULT. If (x) any Borrower has failed to pay or perform when due its Guaranteed Obligations or (y) there is an event with respect to any Guarantor that would require or permit the acceleration pursuant to
Section 8.04 of the Credit Agreement of any outstanding Loan, or (z) any Guarantor's obligations, if any, under the Credit Agreement are accelerated, then in the case of clause (x) all of the Guaranteed Obligations with respect to the Borrowers and in the case of clause (y) or clause (z) all of the Guaranteed Obligations shall be immediately due and payable by the Guarantors, regardless of whether in the case of clause (x) the payment of the Guaranteed Obligations has been accelerated or in the case of clause (y) or clause (z) the Borrowers are in default with respect to the Guaranteed Obligations.

          10. REPRESENTATIONS AND WARRANTIES. To induce the Banks to enter into the Credit Agreement and to make Loans and to issue Letters of Credit, each Guarantor represents and warrants to each Bank that the following statements are true, correct and complete on and as of the Closing Date:

          A. ORGANIZATION AND POWERS. (a) Such Guarantor is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage. (b) Such Guarantor has duly qualified and is qualified to do business, or as of the Closing Date has taken appropriate steps to qualify, and is in good standing in all jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. (c) Such Guarantor has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own and carry on its businesss as now conducted and as contemplated to be conducted by the Documents, including, without limitation, those in compliance with or required by the Environmental Laws other than such licenses, authorizations, consents and approvals the failure to obtain which has not had and will not have a Material Adverse Effect. (d) Such Guarantor has all authority to enter into each of the Security Documents to which it is or is to be a party and to carry out the transactions contemplated thereby and to execute and deliver this Guarantee.

          B. NO VIOLATIONS. Neither the execution, delivery or performance by such Guarantor of any of the Credit Documents to which it is a party, nor compliance with any of the terms and provisions thereof, nor the consummation of any of the transactions contemplated therein, nor the grant and perfection of the security interests pursuant to the Security Documents (a) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (b) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, or (other than as contemplated by the Security Documents) result in the creation or imposition of (or the obligation to create or impose), any Lien upon any of the property or assets of such Guarantor pursuant to any material contractual obligation or (c) will violate any provision of the organizational documents of such Guarantor.

          C. APPROVALS. The execution, delivery and performance by such Guarantor of the Credit Documents to which it is, or is to be, a party do not and will not require any registration with, consent or waiver or approval of, or notice to, or other action to, with or by, any Governmental Authority or other Person except filings required for the perfection or maintenance of perfection of security interests granted pursuant to the Security Documents or enforcement of the Liens and remedies provided by the Credit Documents. Except for such filings, all consents and approvals from or notices to or filings with any Governmental Authority or other Person required to be obtained by such Guarantor have been obtained and are in full force and effect except where the failure to obtain such consents or approvals will not result in a Material Adverse Effect and except for filings required to perfect or maintain the perfection of Liens granted by the Credit Documents and filings listed on Schedules 5.06 to the Credit Agreement.

          D. BINDING OBLIGATION. This Guarantee constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability whether enforcement is sought by proceedings in equity or at law.

          E. INVESTMENT COMPANY. Such Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of such quoted terms is defined or used in the Investment Company Act of 1940, as amended) or subject to any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Credit Document.

          11. RATABLE SHARING. The Banks by acceptance of this Guarantee agree among themselves that with respect to all amounts received by them which are applicable to the payment of obligations of any Guarantor under this Guarantee, if the Banks, or the Agents or Collateral Agent on behalf of the Banks, exercise their rights hereunder, including, without limitation, acceleration of the obligations of any Guarantor hereunder, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Banks PRO RATA based on the relative outstanding Guaranteed Obligations.

          12. MERGER. If any Guarantor shall merge into or consolidate with another corporation, or liquidate, wind up or dissolve itself in a transaction not prohibited by the Credit Agreement, or if all of the stock of the Guarantor shall be sold or otherwise disposed of in a manner not prohibited by the Credit Agreement, such Guarantor hereby covenants and agrees, that upon any such merger, consolidation, liquidation, or dissolution, the guarantee given in this Guarantee and the due and punctual performance and observance of all of the covenants and conditions of the Credit Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that such Guarantor is not the surviving corporation in the merger) by supplemental agreements satisfactory in form to the Banks, or the Agents or Collateral Agent on behalf of the Banks, by the corporation or corporations formed by such consolidation, or into which such Guarantor shall have been merged, or by the corporation or corporations which shall have acquired such property unless such sale or transfer is permitted under
Section 7.16 or Section 7.17 of the Credit Agreement in which case the Guarantor shall be released from this Guarantee. In addition, such Guarantor shall deliver to the Banks, or the Agents or Collateral Agent on behalf of the Banks, an Officers' Certificate and an opinion of counsel, each stating that such merger, consolidation or transfer and such supplemental agreements comply with this Guarantee and that all conditions precedent herein provided relating to such transaction have been complied with. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation or corporations, by supplemental agreements executed and delivered to the Banks or the Agents or Collateral Agent on behalf of the Banks, and satisfactory in form to the Banks, or the Agents or Collateral Agent on behalf of the Banks, of the guaran-tee given in this Guarantee and the due and punctual performance of all of the covenants and conditions of the Credit Agreement to be performed by such Guarantor, such successor corporation or corporations shall succeed to and be substituted for such Guarantor, with the same effect as if it or they had been named herein as a Guarantor.

          13. NO WAIVER. (a) No failure to exercise and no delay in exercising, on the part of the Banks, or the Agents or Collateral Agent on behalf of the Banks, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. (b) In the event the Banks, the Agents or the Collateral Agent on behalf of the Banks, shall have instituted any proceeding to enforce any right, power or remedy under this Guarantee by sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Banks, the Agents or the Collateral Agent on behalf of the Banks, then and in every such case, each Guarantor, the Banks, the Agents or the Collateral Agent on behalf of the Banks, and each Bank shall be restored to its respective former position and rights hereunder, and all rights, remedies and powers of the Banks, the Agents or the Collateral Agent on behalf of the Banks, shall continue as if no such proceeding had been instituted.

          14. NOTICES. All notices, demands, instructions or other communications required or permitted to be given to or made upon any party hereto shall be given in accordance with the provisions of the Credit Agreement and at the address either set forth therein or as provided on the signature page hereof.

          15. AMENDMENTS, WAIVERS, ETC. No provision of this Guarantee shall be waived, amended, terminated or supplemented except by a written instrument executed by each Guarantor and the Agents or Collateral Agent, on behalf of the Banks.

          16. NOTICE OF EXERCISE. Upon exercise of its rights hereunder, the Banks, or the Agents or Collateral Agent on behalf of the Banks, as the case may be, shall provide written notice on the date of such exercise to the Banks, or the Agents or the Collateral Agent on behalf of the Banks, as the case may be, of such exercise; PROVIDED, HOWEVER, that the failure by the Agents, the Collateral Agent, or any of the Banks to provide such written notice shall not in any way relieve any Guarantor of its obligations under this Guarantee.

          17. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          18. CONSENT TO JURISDICTION AND SERVICE PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR WITH RESPECT TO THIS GUARANTEE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTEE. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH GUARANTOR DESIGNATES AND APPOINTS LEXIS DOCUMENT SERVICES, INC., WITH AN ADDRESS AT 150 EAST 58TH STREET, 25TH FLOOR, NEW YORK, NEW YORK 10155, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY ANY GUARANTOR, AFTER WRITTEN NOTICE TO THE AGENT, IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH GUARANTOR AS PROVIDED IN SECTION 14 HEREOF. IF ANY AGENT APPOINTED BY ANY GUARANTOR REFUSES TO ACCEPT SERVICE, SUCH GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY BANK TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

          19. SEVERABILITY OF PROVISIONS. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          20. HEADINGS. The Section headings used in this Guarantee are for convenience of reference only and shall not affect the construction of this Agreement.

          21. FUTURE ADVANCES. This Guarantee shall guarantee the payment of any amounts advanced from time to time pursuant to the Credit Agreement.

          22. RELEASE OF HERCULES. Upon a determination of the Board of Directors of the Company certified to the Administrative Agent, Hercules shall be deemed released from all obligations under this Guarantee without any further action required on the part of the Agents or any Bank.

          23. COUNTERPARTS. This Guarantee and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer on the day and year first above written.


                                       MORRIS MATERIAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MATERIAL HANDLING, LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       CMH MATERIAL HANDLING, LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       EPH MATERIAL HANDLING, LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       HARNISCHFEGER DISTRIBUTION & SERVICE LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       HPH MATERIAL HANDLING, LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MORRIS MATERIAL HANDLING, LLC

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MORRIS MECHANICAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MPH CRANE, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       NPH MATERIAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       PHME SERVICE, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       SPH CRANE & HOIST, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       HERCULES S.A. DE C.V.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                  Exhibit I-1 to
                                                                Credit Agreement

                            FORM OF NOTICE OF ASSIGNMENT

                                                                          [DATE]

Canadian Imperial Bank of Commerce,
  as Administrative Agent
425 Lexington Avenue
New York, New York  10017

Attention:

          Re: Credit Agreement, dated as of March 30, 1998, among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LTD.,, a company organized under the laws of England and Wales, as the U.K. Borrower, and MONDEL ULC, a company organized under the laws of Nova Scotia, as a Canadian Borrower, and KAVERIT STEEL AND CRANE ULC, a company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks, CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, and BANKBOSTON, N.A., as documentation agent for the Banks.

          1. Reference is made to the above-referenced Credit Agreement; all terms defined in the Credit Agreement shall have the same meanings when used herein.

          2. Pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof, between Assignor and Assignee, [INSERT NAME OF ASSIGNOR BANK] ("Assignor") has sold to
[INSERT NAME OF ASSIGNEE BANK]("Assignee") an assignment representing an assignment of each of the Commitments of Assignor as set forth on Schedule I hereto.

          3. The Assignee hereby elects to become party to, and be bound by each of the provisions of, the Credit Agreement as a "Bank" as defined in the Credit Agreement with a Commitment as set forth in clause 2 above.

          4. Assignee hereby confirms, as to itself, that (i) it has received a copy of the Credit Agreement and such other information that it has deemed appropriate to make its own credit analysis and decision to purchase its assignment, (ii) it will independently and without reliance upon the Agents or any other Bank and based on such documents and other information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement,
(iii) it has purchased its assignment without recourse or warranty to the Agents or any of the other Banks and that all such Persons have made no representations or warranties, and have no responsibility, to the Assignee with respect to any representation or warranty in the Credit Documents, or the legality, enforceability or sufficiency of any thereof, the financial condition of Holdings or any Credit Party or the performance or nonperformance by Holdings or any Credit Party of any of its obligations or duties under the Credit Documents, and (iv) effective on the Assignment Effective Date (as defined in the Assignment and Assumption Agreement) Assignor shall be released from all of its obligations relating to Assignee's Share (as defined in the Assignment and Assumption Agreement) under and pursuant to the terms of the Credit Agreement.

          5. The Assignee's address for purposes of notices under the Credit Agreement is listed on Schedule I hereto.

          6. The recordation fee referred to in Section 11.04 of the Credit Agreement is delivered herewith to the Administrative Agent.


                                       Very truly yours,

                                       [ASSIGNOR BANK]

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       [ASSIGNEE BANK]

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

ACCEPTED AND ACKNOWLEDGED:

CANADIAN IMPERIAL BANK OF COMMERCE

By:
   ----------------------------------
   Name:
   Title:

Date:
     --------------------------------

                                                                      SCHEDULE I

                               NOTICE OF ASSIGNMENT

Re:    Re:     Credit Agreement, dated as of March 30, 1998, among MORRIS
       MATERIAL HANDLING, INC., a Delaware corporation, MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LTD., a company organized under the laws of England and Wales, as the U.K. Borrower, MONDEL ULC, a company organized under the laws of Nova Scotia, as a Canadian Borrower, and KAVERIT STEEL AND CRANE ULC, a company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks, CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, and BANKBOSTON, N.A., as documentation agent for the Banks.

Assignee:
Assignor:
Commitment:

                          ASSIGNEE'S COMMITMENT COMPONENT

                                                           Commitment Component
                                                            as a Percentage of
                                                            relevant portion of
                                         Dollar Amount         Loan Facility*
                                         -------------     --------------------
A Term Loan Commitment................

B Term Loan Commitment................

Acquisition Term Loan Commitment......

U.S. Swingline Loan Commitment........

U.K. Swingline Loan Commitment........

Canadian Swingline Loan Commitment....

------------
*  expressed to five decimals


Payment Instructions
for Assignee:

                         ------------------------------

                         ------------------------------

                         ------------------------------


Notice Instructions
for Assignee:

                         ------------------------------

                         ------------------------------

                         ------------------------------

                                                                  Exhibit I-2 to
                                                                Credit Agreement

                    FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

          ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment Agreement") dated as of [DATE] between [INSERT NAME OF ASSIGNOR BANK] ("Assignor") and [INSERT NAME OF ASSIGNEE BANK] ("Assignee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement (as defined below).

                                W I T N E S S E T H :

          WHEREAS, Assignor is a party to a Credit Agreement, dated as of March 30, 1998 (as amended from time to time in accordance with its terms, the "Credit Agreement"), by and among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, and MATERIAL HANDLING, LLC, a Delaware limited liability company (each, a "U.S. Borrower"), MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING, LTD., a company organized under the laws of England and Wales, as the U.K. Borrower, MONDEL ULC, a company organized under the laws of Nova Scotia, as a Canadian Borrower and KAVERIT STEEL AND CRANE ULC, a company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks, CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, and BANKBOSTON, N.A., as documentation agent for the Banks.

          WHEREAS, Assignor and Assignee wish Assignor to assign to Assignee its rights and obligations under the Credit Agreement with respect to all or a portion of its A Term Loan Commitment, B Term Loan Commitment, Revolving Loan Commitment, Acquisition Term Loan Commitment, Canadian Swingline Loan Commitment, U.K. Swingline Loan Commitment and/or U.S. Swingline Loan Commitment under the Credit Agreement (collectively, "Assignor's Commitment") and of any outstanding A Term Loans, B Term Loans, Revolving Loans, Acquisition Terms Loans, Canadian Swingline Loans, U.K. Swingline Loans and/or U.S. Swingline Loans (collectively, the "Loans");

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          1.   ASSIGNMENT

          Effective on the Assignment Effective Date (defined below),
Assignor hereby assigns to Assignee, without recourse, or representation or warranty (other than as expressly provided herein), that portion described on Annex I hereto as the Assignee's share ("Assignee's Share") of all of Assignor's rights, title and interest arising under the Credit Agreement relating to Assignor's Commitment including, without limitation, all rights with respect to the Loans attributable to Assignee's Share (in each case without giving effect to any assignments or participations thereof by the Assignor). The dollar amount of Assignee's Share is listed on Annex I hereto.

          2.   ASSUMPTION

          Effective on the Assignment Effective Date, Assignee hereby assumes from Assignor all of Assignor's obligations arising under the Credit Agreement relating to Assignee's Share and of any outstanding Loans attributable to Assignee's Share. It is the intent of the parties hereto that effective on the Assignment Effective Date Assignor shall be released from all of its obligations under the Credit Agreement relating to Assignee's Share pursuant to the terms of the Credit Agreement.

          3.   EFFECTIVENESS

          This Assignment Agreement shall become effective five Business Days after the date (the "Assignment Effective Date") on which Assignor and Assignee (whether the same or different copies) shall have signed and delivered to the Administrative Agent a written notice of the assignment in the form of Exhibit I-1 to the Credit Agreement (the "Notice of Assignment") and delivered the recordation fee referred to in Section 11.04 of the Credit Agreement, if required.

          4.   PAYMENT OF INTEREST AND FEES TO ASSIGNEE

          (a) Interest is payable by the Company in respect of the Assignee's Share of the Loans at the rates set forth in Section 1.08 of the Credit Agreement, and Commitment Commission is payable by the Company in respect of the Assignee's Share of the Unutilized Commitment at the rate set forth in Section 2.03 of the Credit Agreement.*

          (b) It is agreed that Assignee shall be entitled to all interest on any Loan attributable to Assignee's Share and all Commitment Commission attributable to Assignee's Share which, in each case, accrues on and after the Assignment Effective Date and such interest and Commitment Commission shall be paid directly to the Assignee in the manner set forth in clause (a) above.

          (c) [If the Credit Agreement shall be amended after the date hereof so as to raise or reduce the rate of interest payable on any Loan during any period or the rate at which the Commitment Commission is payable or if a default by any Borrower shall raise the rate of interest payable on any Loan for any period, then the rate at which interest or Commitment Commission, as the case may be, shall be distributable to Assignee hereunder for such period shall be raised or reduced to the same extent.]**

          (d) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignor receives or collects any payment of interest on any Loan attributable to Assignee's Share or any payment of Commitment Commission attributable to Assignee's Share which, in any such case,

------------
 * In the event that the Assignor and Assignee agrees that the rate of interest or Commitment Commission payable to the Assignee shall be lower than the rate or rates paid by the borrowers, with the Assignor being entitled to any excess, appropriate modifications should be made to Section 4(a). Any such modified Section 4(a) must provide, however, that the Company and the Administrative Agent shall direct the entire amount of such interest or Commitment Commission to the Assignee, and that such fee sharing arrangement shall be effectuated through payments between the Assignee and the Assignor.

** In the event that Assignee and Assignor modify Section 4(a) to show that the rate of interest or Commitment Commission payable to the Assignee shall be lower than the rate or rates paid by the Company, include this provision.

is required to be paid to Assignee pursuant to clauses (a) and (b) above, Assignor shall distribute to Assignee such payment.

          (e) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignee receives or collects any payment or interest on any Loan or any payment of Commitment Commission which in any such case is required to be paid to Assignor pursuant to clauses (a) and (b) above Assignee shall distribute to Assignor such payment.

          (f) To the extent payments of funds payable to Assignee under clause (d) above or to Assignor under clause (e) above, as the case may be, are not made within two Business Days of receipt, each of the Assignee or Assignor, as the case may be, shall be entitled to recover such amount together with interest, thereon at the Federal Funds Rate PER ANNUM accruing from the date of receipt of such funds by the other party.

          (g) The Agent by acceptance of the Notice of Assignment consents to the assignments described above and agrees to make payments in respect of interest and Commitment Commission as described in clause (a) above.

          5.   PAYMENTS ON ASSIGNMENT EFFECTIVE DATE

          (a) In consideration of the assignment by Assignor to Assignee of Assignee's Share and the Loans attributable to Assignee's Share as set forth above, (i) Assignee agrees to pay to Assignor on the Assignment Effective Date an amount in U.S. Dollars which represents the principal amount of the Loans attributable to Assignee's Share made by Assignor pursuant to the Credit Agreement and outstanding on the Assignment Effective Date and (ii) Assignor agrees to pay to Assignee the assignment fee (if any) specified in Annex I hereto on the Assignment Effective Date.

          (b) The Agent shall have received, along with the Notice of Assignment, a recordation fee of $3,500 if required pursuant to Section 11.04 of the Credit Agreement.

          6.   REPRESENTATIONS AND WARRANTIES

          (a) Each of Assignor and Assignee represents and warrants to the other party as follows:

          (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;

          (ii) the making and performance by it of this Assignment Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

          (iii) this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

         (iv) all approvals, authorizations, or other actions by, or filing with, any governmental authority necessary for the validity or enforceability of its obligations under this Assignment Agreement have been obtained.

          (b) Assignor represents and warrants to Assignee that Assignor owns the Commitment and the Loans that are the subject of this Assignment Agreement and that Assignee's Share and the Loans attributable to Assignee's Share are subject to no liens or security interests created by Assignor.

          (c) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and the Credit Parties (as defined below) in connection with the making of the Loans and the assignment of Assignee's Share and of the Loans attributable to Assignee's Share to Assignee hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties.

          7.   EXPENSES

          Assignor and Assignee agree that each party shall bear its own expenses in connection with the preparation and execution of this Assignment Agreement.

          8.   MISCELLANEOUS

          (a) Assignor shall not be responsible to Assignee for the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Credit Agreement or any of the agreements, documents or instruments referred to therein (collectively, the "Documents") or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee or by or on behalf of any Borrower or any other person obligated under the Documents (collectively, the "Credit Parties") to Assignor or Assignee in connection with the Documents and the transactions contemplated thereby. Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any default or event of default under the Documents.

          (b) Assignor shall have no duty or responsibility either initially or on a continuing basis to make any investigation of the financial condition and affairs of the Credit Parties in connection with the making of the Loans and the assignment of Assignee's Share and the Loans attributable to Assignee's Share to Assignee hereunder or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of any Credit Party.

          (c) The Assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

          (d) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          (e) No term or provision of this Assignment Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Assignment Agreement.

          (f) This Assignment Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

          (g) Assignor may at any time or from time to time grant to others assignments or participations in Assignor's Commitment or the Loans but not in the portions thereof assigned to Assignee pursuant to this Assignment Agreement.

          (h) All payments hereunder or in connection herewith shall be made in U.S. Dollars and in immediately available funds, if payable to Assignor, to the account of Assignor at its office as designated in Annex I hereto and, if payable to Assignee, to the account of Assignee, as designated in Annex I hereto. The address of the Assignee for notice purposes under the Credit Agreement shall be as set forth in Annex I hereto.

          (i) This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignee nor Assignor may assign or transfer any of its rights or obligations under this Assignment Agreement without the prior consent of the other party. The preceding sentence shall not limit the right of the Assignee to assign all or part of Assignee's Share and any outstanding Loans attributable to Assignee's Share in the manner contemplated by the Credit Agreement or to any affiliate of the Assignee.

          (j) All representations and warranties made herein and indemnities provided for herein shall survive the consummation of the transactions contemplated hereby.

          (k) It is agreed that except as may be required by law and the Credit Agreement, the parties hereto will not disclose the existence of any term of this Assignment Agreement to any Borrower or any other person or entity; PROVIDED that the disclosure may be made to any regulatory authority having or asserting jurisdiction upon request or to any representative of each party (including, without limitation, attorneys and accountants) who needs to know of such information.

          (l) In case any provision in this Assignment Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

                                       [NAME OF ASSIGNOR]

                                       By:
                                          -----------------------------------
                                          Title:
                                          Date:


                                       [NAME OF ASSIGNEE]

                                       By:
                                          -----------------------------------
                                          Title:

                                        ANNEX I
                                          to
                                 ASSIGNMENT AGREEMENT

1. BORROWERS: Morris Material Handling, Inc., Material Handling, LLC, Morris Material Handling, Ltd., Mondel ULC and Kaverit Steel and Crane ULC

2.  DATE OF CREDIT AGREEMENT:  March 30, 1998

3.  ASSIGNOR:

4.  ASSIGNEE:

5.  DATE OF ASSIGNMENT AGREEMENT:            , 19

6.  ASSIGNEE'S SHARE:

                                                        Assignee's
                                       Total            Assigned      Assigned
                                       Commitments      Percentage    Amount
                                       -----------      -----------   --------
 A Term Loan Commitment                $                        %       $

 B Term Loan Commitment                $                        %       $

 Acquisition Term Loan Commitment      $                        %       $

 Revolving Loan Commitment             $                        %       $

 Canadian Swingline Loan Commitment    $                        %       $

 U.K. Swingline Loan Commitment        $                        %       $

 U.S. Swingline Loan Commitment        $                        %       $

7.  COMMITMENT COMMISSION:

    (i)  Commitment
         Commission

8.  INTEREST RATES:

    (i)  Base Rate Loan                           Base Rate*

   (ii)  Reserve Adjusted Eurodollar Loan         Eurodollar Rate*

   (ii)  Prime Rate Loan                          Prime Rate*

9.  PAYMENT INSTRUCTIONS:

    Assignor:
             ----------------------------

             ----------------------------

             ----------------------------

    Assignee:
             ----------------------------

             ----------------------------

             ----------------------------

10. ASSIGNEE'S NOTICE INSTRUCTIONS

             ----------------------------

             ----------------------------

             ----------------------------











------------
* Plus the applicable Interest Margin described in Section 1.08 of the Credit Agreement.

                                                                    Exhibit J to
                                                                Credit Agreement

                             FORM OF NOTICE OF BORROWING

Canadian Imperial Bank of Commerce,
  as Administrative Agent
425 Lexington Avenue
New York, New York  10017

     Pursuant to that certain Credit Agreement, dated as of March [ ], 1998 (as amended or modified in accordance with its terms, the "Credit Agreement"), among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, and MATERIAL HANDLING, LLC, a Delaware limited liability company (each, a "U.S. Borrower"), MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks, this represents [NAME OF APPLICABLE BORROWER]'s request to borrow on [DATE] from the Banks on a PRO RATA basis the principal amounts and types of Loans and at the interest rate(s) set forth below. The proceeds of such Loans are to be deposited in
the Borrower's account with [                             ] or as otherwise
designated pursuant to the Credit Agreement (as defined). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

      The undersigned officer (in his capacity as an officer and not individually), to the best of his knowledge, after reasonable inquiry, does hereby certify on behalf of the Applicable Borrower that (i) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that the same expressly are made only as of a different date; (ii) no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by this Notice of Borrowing or the application of the proceeds hereof that would constitute (a) a Default or

(b) an Event of Default; (iii) the Borrower has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement and the other Credit Documents and Security Documents, to the extent a party thereto, to be performed or satisfied by it on or before the date hereof; and (iv) all conditions to the making of the requested Loans contained in the Credit Agreement have been, and will be on the date of making of such Loans, satisfied (or will be on the Closing Date if the Loans requested hereby are being requested to be borrowed on such date).

Loans Requested
to be Borrowed:                      Type of Loan:         Interest Period:
A Term Loans:                        $

B Term Loans:                        $

Acquisition Term  Loans:             $

Revolving Loans:                     $

U.S. Swingline Loans:                $

U.K. Swingline Loans:                L

Canadian Swingline Loans:        Cdn.$

Revolving Loans:                     $

                                       [BORROWER]

                                       By:
                                          -----------------------------------
                                          Name:  [        ]
                                          Title: [        ]

                                                                    Exhibit K to
                                                                Credit Agreement

                      FORM OF NOTICE OF CONTINUATION/CONVERSION

To:  Canadian Imperial Bank of
       Commerce, as Administrative Agent
     425 Lexington Avenue
     New York, New York  10017

     Pursuant to that certain Credit Agreement, dated as of March [ ], 1998 (the "Credit Agreement"), among MMH HOLDINGS, INC., a Delaware corporation ("Holdings"), MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the "Company"), as a U.S. Borrower, MATERIAL HANDLING, LLC, a Delaware limited liability company ("Material Handling"), as a U.S. Borrower, MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks, the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks (in such capacities, the "Administrative Agent, this represents the [INSERT NAMES
OF APPLICABLE BORROWER]'s request [A: to convert [$INSERT CURRENCY
AND AMOUNT] in principal amount of presently outstanding [Base Rate/
Reserve Adjusted Eurodollar/U.K. Base Rate], [A Term/B Term/Acquisition Term/Revolving/U.K. Swingline] Loans to [Base Rate/Reserve Adjusted Eurodollar/U.K. Base Rate] Loans on [INSERT DATE].] [B: to continue as Reserve Adjusted Eurodollar Loans, the [A Term/B Term/Acquisition Term/Revolving/Acquisition Term/U.K. Swingline] Loans in the principal amount of [INSERT CURRENCY AND AMOUNT], which are currently outstanding Reserve Adjusted Eurodollar Loans.]

[The Interest Period for such Reserve Adjusted Eurodollar Loans commencing on such Interest Payment Date is requested to be a [ ]-month period.]

     The undersigned officer (in his capacity as an officer and not individually), to the best of his knowledge, after reasonable inquiry, does hereby certify on behalf of the Applicable Borrower that no Default or Event of Default has occurred and is continuing under the Credit Agreement. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                                       [BORROWER]

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                    Exhibit L to
                                                                Credit Agreement

                           MORRIS MATERIAL HANDLING, INC.
                        FORM OF BORROWING BASE CERTIFICATE

 1. Eligible Accounts Receivable
    (from Schedule 1)
                                                           ---------------------

 2. Up to $10,000,000 of Accounts
    that may be included pursuant to
    clause (e) of the definition of
    Eligible Accounts Receivable
                                                           ---------------------

 3. Eligible Inventory
    (from Schedule 1)
                                                           ---------------------

 4. Eighty-five percent (85%) of (1)
                                                           ---------------------

 5. Fifty percent (50%) of (2)
                                                           ---------------------

 6. Fifty percent (50%) of (3)
                                                           ---------------------

 7. Borrowing Base, sum of (4), (5) and (6)
                                                           ---------------------

 8. Actual Borrowing Base (7), but no more than
    the Total Revolving Loan Commitment, $70,000,000
                                                           ---------------------

 9. Aggregate Amount of Outstanding Revolving
    Credit Advances (including Letters of Credit)
                                                           ---------------------

10. Aggregate Dollar Equivalent Amount of
    Outstanding or Requested Swingline Loans
                                                           ---------------------

11. Total Loan Availability, (8) less ((9) plus (10))
                                                           ---------------------

                                 SCHEDULE 1

                         BORROWING BASE CERTIFICATE
                Computation of Availability as of    [date]
                                                  ------------


ACCOUNTS RECEIVABLE

Gross accounts receivable (as of last month-end)
                                                                       --------
     Returns, discounts, claims, rebates, offsets, credits,
     charges and allowances
                                                                       --------
     Other adjustments
                                                                       --------
Sub-total
                                                                       --------
Ineligibles and Deductions:
                                                                       --------
     (a)  Credit Party does not have legal and valid title
                                                                       --------
     (b)  Unenforceable obligations of account debtor
                                                                       --------
     (c)  Intercompany invoices of the type disallowed by the
           Credit Agreement
                                                                       --------
     (d)  Accounts unpaid more than 90 days after the original
           invoice date
                                                                       --------
     (e)  Accounts from same account debtor exceeding greater
           of $10 million or 10% in face value of all accounts
           of the Credit Parties then outstanding, to the extent
           of such excess unless supported by a letter of credit
           except to the extent set forth in the Credit Agreement
                                                                       --------
     (f)  Accounts payable to account debtors, as provided in the
           Credit Agreement
                                                                       --------
     (g)  Accounts from account debtors in bankruptcy
                                                                       --------
     (h)  No first priority lien
                                                                       --------
     (i)  Contingent sales
                                                                       --------

     (j)  Accounts from account debtors for whom more than
           50% of accounts are due or unpaid for more than
           90 days after original invoice date
                                                                       --------
     (k)  Accounts from account debtors for whom 50% or more
           of other Accounts are ineligible, except of ineligible
           because of clauses (a), (e), (h) or (i)
                                                                       --------
     (l)  Accounts subject to Federal Assignment of Claims Act of
           1940 or foreign equivalent except to the extent set
           forth in the Credit Agreement
                                                                       --------
     (m)  Insecure accounts
                                                                       --------
     (n)  Account does not represent a final sale
                                                                       --------
     (o)  Accounts that fail to comply in all material respects with all applicable legal requirements
                                                                       --------
     (p)  Other reserves and deductions
                                                                       --------
Total Ineligibles/Deductions
                                                                       --------
Eligible Accounts Receivable
                                                                       --------
INVENTORY

Inventory (as of last month-end)
                                                                       --------
Ineligibles and Deductions:

     (i)  Not solely owned by a Credit Party
                                                                       --------
    (ii)  Not stored on property owned or leased by (i) a Credit
          Party or (ii) a contracted warehouseman
                                                                       --------
   (iii)  Not subject to first priority Lien in favor of
          Administrative Agent
                                                                       --------
    (iv)  Obsolete or slow moving
                                                                       --------
     (v)  Returns and rejections or goods in transit to
           third parties
                                                                       --------

    (vi)  Other reserves and deductions
                                                                       --------
Total Ineligibles/Deductions
                                                                       --------
Total Inventory
                                                                       --------

                                                                    Exhibit M to
                                                                Credit Agreement


                           FORM OF OFFICERS' CERTIFICATE
                           REGARDING ENVIRONMENTAL REVIEW

     The undersigned do hereby certify as of this 30th day of March, 1998, to the best of their knowledge after reasonable inquiry, as follows:

     1. This Certificate is delivered pursuant to Section 4.01(q) of the Credit Agreement, dated as of March 30, 1998 (the "Credit Agreement"), among MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the "Company"), MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation ("Holdings"), MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks (as amended or modified in accordance with its terms, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     2. After giving effect to the transactions contemplated by the Transactions, Holdings and each Credit Party and its Subsidiaries are in compliance with Environmental Laws to the extent contemplated by Section 5.22 and 6.17 of the Credit Agreement.

     3. All information furnished to the Agents by or on behalf of Holdings or any Credit Party relating to the matters addressed in Sections 5.22 and
5.23 of the Credit Agreement, taken as a whole, is true and accurate in all material respects and not incomplete by omitting to state anything necessary to make such information not misleading, taken as a whole, nor has Holdings or any Credit Party withheld any material information from the Agents.

     The undersigned officers have made or have caused to be made such examination or investigation as is necessary to enable them to express their opinions and make the certifications contained in this Certificate.

     This Certificate is being delivered by the undersigned officers only in their capacity as officers of Holdings or the Company, as the case may be, and not individually.

     IN WITNESS WHEREOF, the undersigned officers have caused this Certificate to be duly executed and delivered as of the date hereof.


                                       MORRIS MATERIAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MMH HOLDINGS, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                    Exhibit N to
                                                                Credit Agreement

                        FORM OF OFFICERS' SOLVENCY CERTIFICATE

                                                                  March 30, 1998

Canadian Imperial Bank of Commerce,
  as Administrative Agent
425 Lexington Avenue
New York, New York 10017
  and
The Banks party to the Credit
  Agreement referenced below

Ladies and Gentlemen:

     Pursuant to Section 4.01(t) of the Credit Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), among MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the "Company"), MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation ("Holdings"), MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks, the undersigned officers do hereby certify on behalf of Holdings and the Credit Parties as follows (capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement):

     1.   For purposes of delivering this certificate, the undersigned have:

          (a) consulted with other officers of Holdings and the Credit Parties responsible for financial and accounting functions concerning contingent liabilities; and

          (b) made such other investigations and inquiries as such officer has deemed appropriate.

     2. Based upon the foregoing, the undersigned have concluded that, as of the date hereof, before and after giving effect to the Transactions, the incurrence of the Loans by the Borrowers in an amount equal to the sum of the total A Term Loan Commitment, B Term Loan Commitment and Total Revolving Loan Commitment, the execution of the Guarantees, the grant of the security interests in the Collateral and the Transaction (the "Full Transactions"):

          (a) the fair value and the present fair saleable value of the respective assets of Holdings, the Company and each of its Subsidiaries exceeds its respective stated liabilities and identified contingent liabilities; and

          (b) the fair value and present fair saleable value of the respective assets of Holdings, the Company and each of its Subsidiaries exceeds its respective probable liability on its debts (including identified contingent liabilities) as such debts become absolute and matured; and

          (c) Holdings, the Company and each of its Subsidiaries will be able to pay its respective debts as they mature; and

          (d) neither Holdings, the Company nor any of its Subsidiaries will have unreasonably small capital for the respective business in which it is engaged and is proposed to be engaged following the consummation of the Full Transactions; and

          (e) neither Holdings, the Company nor any of its Subsidiaries expects that final judgments against it in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered and the cash available to it after taking into account all other anticipated uses of the cash (including the payments on or in respect of debts (including identified contingent liabilities))).

    3. To the best knowledge of the undersigned, neither Holdings, the Company nor any of its Subsidiaries is entering into the arrangements contemplated by the Credit Agreement or the Credit Documents or intends to make any transfer or incur any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

     4. To the best knowledge of the undersigned, neither Holdings, the Company nor any of its Subsidiaries intends to incur, or believes or reasonably should believe that such Person will incur, debts beyond such Person's ability to pay as they become due.

     This Certificate is being delivered by each of the undersigned only in his capacity as an officer of Holdings or the Company, as the case may be, and not individually as of the date hereof.


                                       MMH HOLDINGS, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MORRIS MATERIAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                    Exhibit O to
                                                                Credit Agreement

                            FORM OF OFFICERS' CERTIFICATE
                            REGARDING CONDITIONS PRECEDENT

     Each of the undersigned, each an officer of MMH HOLDINGS, INC., a Delaware corporation ("Holdings"), and MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the "Company"), as set forth on the signature page hereto, does hereby certify on behalf of Holdings and the Company as of this 30th day of March, 1998, to the best of his or her knowledge after reasonable inquiry, as follows:

     1. This Certificate is delivered pursuant to Sections 4.01(a) of the Credit Agreement, dated as of March 30, 1998 (the "Credit Agreement"), among MORRIS MATERIAL HANDLING, INC., a Delaware corporation, MATERIAL HANDLING, LLC, a Delaware limited liability company, MMH HOLDINGS, INC., a Delaware corporation, MORRIS MATERIAL HANDLING LIMITED, a company incorporated under the laws of England and Wales, as a U.K. Borrower, MONDEL ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, KAVERIT STEEL AND CRANE ULC, an unlimited liability company organized under the laws of Nova Scotia, as a Canadian Borrower, the Banks and the New York branch of CREDIT AGRICOLE INDOSUEZ, as syndication agent for the Banks, BANKBOSTON, N.A., as documentation agent for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent and as collateral agent for the Banks. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

     2. All of the conditions set forth in Sections 4.01, 4.02, and, if applicable, 4.03 and 4.04 have been satisfied or waived; PROVIDED, that for purposes of Section 4.02(b), the representations and warranties referenced therein with respect to the Credit Agreement shall be deemed to include Holdings.

     3. We have read the Credit Agreement, all definitions or other provisions of the Credit Agreement relating to such conditions and have made, or have caused to be made, such other examination or investigations as we have deemed reasonably necessary to make the aforementioned certifications.

     This Certificate is being delivered by the undersigned officers in their capacity as officers of Holdings or the Company, as the case may be, and not individually.

     IN WITNESS WHEREOF, each of the undersigned officers has executed this Certificate as of the date set forth above.


                                       MORRIS MATERIAL HANDLING, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       MMH HOLDINGS, INC.

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title: